                                                                Exhibit 99(b)(3)

                                                                  EXECUTION COPY






                                CREDIT AGREEMENT

                           Dated as of April 10, 2001

                                      among

                               MICHAEL FOODS, INC.
                                  as Borrower,

                             M-FOODS HOLDINGS, INC.

                                       and

                        THE SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                                   THE LENDERS
                         FROM TIME TO TIME PARTY HERETO,

                             BANK OF AMERICA, N. A.,
                                    as Agent,

                         BANC OF AMERICA SECURITIES LLC,
              as Sole Lead Arranger and Sole Book Running Manager,

                                       and

                              BEAR, STEARNS & CO.,
                              as Syndication Agent

                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS............................................................................................1
         1.1      DEFINITIONS.....................................................................................1
         1.2      COMPUTATION OF TIME PERIODS....................................................................33
         1.3      ACCOUNTING TERMS...............................................................................33
SECTION 2  CREDIT FACILITIES.....................................................................................34
         2.1      REVOLVING LOANS................................................................................34
         2.2      LETTER OF CREDIT SUBFACILITY...................................................................36
         2.3      SWINGLINE LOAN SUBFACILITY.....................................................................41
         2.4      TRANCHE A TERM LOAN............................................................................44
         2.5      TRANCHE B TERM LOAN............................................................................46
SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................................48
         3.1      DEFAULT RATE...................................................................................48
         3.2      EXTENSION AND CONVERSION.......................................................................48
         3.3      PREPAYMENTS....................................................................................49
         3.4      TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT........................................52
         3.5      FEES...........................................................................................52
         3.6      CAPITAL ADEQUACY...............................................................................54
         3.7      LIMITATION ON EURODOLLAR LOANS.................................................................54
         3.8      ILLEGALITY.....................................................................................55
         3.9      REQUIREMENTS OF LAW............................................................................55
         3.10     TREATMENT OF AFFECTED LOANS....................................................................56
         3.11     TAXES..........................................................................................57
         3.12     COMPENSATION...................................................................................59
         3.13     PRO RATA TREATMENT.............................................................................60
         3.14     SHARING OF PAYMENTS............................................................................61
         3.15     PAYMENTS, COMPUTATIONS, ETC....................................................................61
         3.16     EVIDENCE OF DEBT...............................................................................63
         3.17     REPLACEMENT OF AFFECTED LENDERS................................................................63
SECTION 4  GUARANTY..............................................................................................64
         4.1      THE GUARANTY...................................................................................64
         4.2      OBLIGATIONS UNCONDITIONAL......................................................................65
         4.3      REINSTATEMENT..................................................................................66
         4.4      CERTAIN ADDITIONAL WAIVERS.....................................................................66
         4.5      REMEDIES.......................................................................................66
         4.6      RIGHTS OF CONTRIBUTION.........................................................................67
         4.7      GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.....................................................68
SECTION 5  CONDITIONS............................................................................................68
         5.1      CLOSING CONDITIONS.............................................................................68
         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.........................................................73
SECTION 6  REPRESENTATIONS AND WARRANTIES........................................................................73
         6.1      FINANCIAL CONDITION............................................................................73
         6.2      NO MATERIAL CHANGE.............................................................................74
         6.3      ORGANIZATION AND GOOD STANDING.................................................................75
         6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..................................................75



         6.5      NO CONFLICTS...................................................................................75
         6.6      NO DEFAULT.....................................................................................76
         6.7      OWNERSHIP......................................................................................76
         6.8      INDEBTEDNESS...................................................................................76
         6.9      LITIGATION.....................................................................................76
         6.10     TAXES..........................................................................................76
         6.11     COMPLIANCE WITH LAW............................................................................77
         6.12     ERISA..........................................................................................77
         6.13     CORPORATE STRUCTURE; CAPITAL STOCK, ETC........................................................78
         6.14     GOVERNMENTAL REGULATIONS, ETC..................................................................78
         6.15     PURPOSE OF LOANS AND LETTERS OF CREDIT.........................................................79
         6.16     ENVIRONMENTAL MATTERS..........................................................................79
         6.17     INTELLECTUAL PROPERTY..........................................................................80
         6.18     SOLVENCY.......................................................................................80
         6.19     INVESTMENTS....................................................................................80
         6.20     BUSINESS LOCATIONS.............................................................................81
         6.21     DISCLOSURE.....................................................................................81
         6.22     BROKERS' FEES..................................................................................81
         6.23     LABOR MATTERS..................................................................................81
         6.24     NATURE OF BUSINESS.............................................................................81
SECTION 7  AFFIRMATIVE COVENANTS.................................................................................81
         7.1      INFORMATION COVENANTS..........................................................................82
         7.2      PRESERVATION OF EXISTENCE AND FRANCHISES.......................................................85
         7.3      BOOKS AND RECORDS..............................................................................85
         7.4      COMPLIANCE WITH LAW............................................................................85
         7.5      PAYMENT OF TAXES AND OTHER CLAIMS..............................................................85
         7.6      INSURANCE......................................................................................86
         7.7      MAINTENANCE OF PROPERTY........................................................................86
         7.8      USE OF PROCEEDS................................................................................87
         7.9      AUDITS/INSPECTIONS.............................................................................87
         7.10     FINANCIAL COVENANTS............................................................................87
         7.11     ADDITIONAL GUARANTORS..........................................................................88
         7.12     PLEDGED ASSETS.................................................................................88
         7.13     INTEREST RATE PROTECTION.......................................................................90
         7.14     FURTHERANCE ASSURANCES.........................................................................90
SECTION 8  NEGATIVE COVENANTS....................................................................................90
         8.1      INDEBTEDNESS...................................................................................91
         8.2      LIENS..........................................................................................92
         8.3      NATURE OF BUSINESS.............................................................................95
         8.4      CONSOLIDATION, MERGER, DISSOLUTION, ETC........................................................95
         8.5      ASSET DISPOSITIONS.............................................................................95
         8.6      INVESTMENTS....................................................................................96
         8.7      RESTRICTED PAYMENTS............................................................................99
         8.8      OTHER INDEBTEDNESS............................................................................100
         8.9      TRANSACTIONS WITH AFFILIATES..................................................................100
         8.10     FISCAL YEAR; ORGANIZATIONAL DOCUMENTS; DAIRY RESTRUCTURING DOCUMENTS..........................101


         8.11     LIMITATION ON RESTRICTED ACTIONS..............................................................101
         8.12     OWNERSHIP OF SUBSIDIARIES.....................................................................101
         8.13     SALE LEASEBACKS...............................................................................102
         8.14     NO FURTHER NEGATIVE PLEDGES...................................................................102
SECTION 9  EVENTS OF DEFAULT....................................................................................103
         9.1      EVENTS OF DEFAULT.............................................................................103
         9.2      ACCELERATION; REMEDIES........................................................................105
SECTION 10  AGENCY PROVISIONS...................................................................................106
         10.1     APPOINTMENT, POWERS AND IMMUNITIES............................................................106
         10.2     RELIANCE BY AGENT.............................................................................107
         10.3     DEFAULTS......................................................................................107
         10.4     RIGHTS AS A LENDER............................................................................107
         10.5     INDEMNIFICATION...............................................................................108
         10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.......................................................108
         10.7     SUCCESSOR AGENT...............................................................................109
         10.8     SYNDICATION AGENT.............................................................................109
SECTION 11  MISCELLANEOUS.......................................................................................109
         11.1     NOTICES.......................................................................................109
         11.2     RIGHT OF SET-OFF; ADJUSTMENTS.................................................................111
         11.3     BENEFIT OF AGREEMENT..........................................................................111
         11.4     NO WAIVER; REMEDIES CUMULATIVE................................................................113
         11.5     EXPENSES; INDEMNIFICATION.....................................................................114
         11.6     AMENDMENTS, WAIVERS AND CONSENTS..............................................................115
         11.7     COUNTERPARTS..................................................................................116
         11.8     HEADINGS......................................................................................116
         11.9     SURVIVAL......................................................................................117
         11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE..............................................117
         11.11    SEVERABILITY..................................................................................117
         11.12    ENTIRETY......................................................................................118
         11.13    BINDING EFFECT; TERMINATION...................................................................118
         11.14    CONFIDENTIALITY...............................................................................118
         11.15    SOURCE OF FUNDS...............................................................................119
         11.16    REGULATION D..................................................................................119
         11.17    CONFLICT......................................................................................119


                                    SCHEDULES
                                    ---------

Schedule 1.1A              Scheduled Financial Information
Schedule 1.1B              Existing Letters of Credit
Schedule 2.1(a)            Lenders
Schedule 6.1               Undisclosed Liabilities
Schedule 6.4               Required Consents, Authorizations, Notices and Filings
Schedule 6.9               Litigation
Schedule 6.12              ERISA
Schedule 6.13A             Corporate Structure
Schedule 6.13B             Subsidiaries
Schedule 6.16              Environmental Disclosures
Schedule 6.17              Intellectual Property
Schedule 6.20(a)           Mortgaged Properties
Schedule 6.20(b)           Collateral Locations
Schedule 6.20(c)           Chief Executive Offices/Jurisdiction of Incorporation/Principal Places
                           of Business
Schedule 6.22              Broker's Fees
Schedule 6.23              Labor Matters
Schedule 7.6               Insurance
Schedule 8.1               Indebtedness
Schedule 8.2               Liens
Schedule 8.6               Investments
Schedule 8.9               Affiliate Transactions

                                    EXHIBITS
                                    --------
Exhibit 1.1A               Form of Investor Pledge Agreement
Exhibit 1.1B               Form of Pledge Agreement
Exhibit 1.1C               Form of Security Agreement
Exhibit 2.1(b)(i)          Form of Notice of Borrowing
Exhibit 2.1(e)             Form of Revolving Note
Exhibit 2.3(d)             Form of Swingline Note
Exhibit 2.4(f)             Form of Tranche A Term Note
Exhibit 2.5(f)             Form of Tranche B Term Note
Exhibit 3.2                Form of Notice of Extension/Conversion
Exhibit 7.1(d)             Form of Officer's Compliance Certificate
Exhibit 7.11               Form of Joinder Agreement
Exhibit 11.3(b)            Form of Assignment and Acceptance


                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of April 10, 2001 (as amended, modified, restated or supplemented from time to time, the "CREDIT AGREEMENT"), is by and among MICHAEL FOODS, INC., a Minnesota corporation (the "BORROWER"), M-FOODS HOLDINGS, INC., a Delaware corporation (the "PARENT"), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein), BANK OF AMERICA, N. A., as Agent for the Lenders (in such capacity, the "AGENT") and BEAR, STEARNS & CO., as Syndication Agent for the Lenders (in such capacity, the "SYNDICATION AGENT").

                               W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide credit facilities in an aggregate principal amount of $470,000,000 (the "CREDIT FACILITIES") for the purposes hereinafter set forth; and

         WHEREAS, the Lenders have agreed to make the requested Credit Facilities available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

                  1.1      DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "ACQUIRED COMPANY" means Michael Foods, Inc., a Minnesota corporation and, prior to the Closing Date, a public company listed on NASDAQ National Market.

                  "ACQUIRED NON-CORE ASSET DISPOSITION" means an Asset Disposition (other than an Excluded Asset Disposition) of Property acquired after the Closing Date in a Permitted Acquisition, provided that (i) such Asset Disposition is consummated within 540 days following the date of the related Permitted Acquisition and (ii) the aggregate fair market value of the Property subject to such Asset Disposition (or series of related Asset Dispositions) is less than $5,000,000; PROVIDED, HOWEVER, that the term "Acquired Non-Core Asset Disposition" shall not include any Asset Disposition which is an "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

                  "ACQUISITION", by any Person, means the acquisition by such Person of at least a majority of the Capital Stock or all or substantially all of the Property or a line of business or division of another Person, whether or not such acquisition involves a merger or consolidation by the acquiring Person with or into the acquired Person.

                  "ADJUSTED BASE RATE" means, with respect to Revolving Loans, Swingline Loans which are Base Rate Loans and Tranche A Term Loans, the Base Rate PLUS the Applicable Percentage.

                  "ADJUSTED EURODOLLAR RATE" means, with respect to Revolving Loans and Tranche A Term Loans which are Eurodollar Loans, the Eurodollar Rate PLUS the Applicable Percentage.

                  "AFFILIATE" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENCY MANAGEMENT ADDRESS" means Bank of America, N.A., Agency Management, Mail Code: CA5-701-12-09, 1455 Market Street, San Francisco, CA 94103, Attn: Christine Cordi, or such other address as may be identified by written notice from the Agent to the Borrower.

                  "AGENT" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "AGENT'S FEE LETTER" means that certain fee letter agreement, dated as of February 15, 2001, between Bank of America, Banc of America Securities LLC, Banc of America Bridge LLC and the Sponsor, as amended, modified, restated or supplemented from time to time.

                  "APPLICABLE LENDING OFFICE" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

                  "APPLICABLE PERCENTAGE" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, Swingline Loan or Tranche A Term Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a), the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of Section 3.5(b)(ii), the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:


============================================================================================================
                                                           APPLICABLE PERCENTAGES
                                  -------------------------------------------------------------------------
                                     FOR REVOLVING LOANS,
                                     SWINGLINE LOANS AND
                                     TRANCHE A TERM LOANS
                                  ---------------------------    FOR STANDBY     FOR TRADE
   PRICING         LEVERAGE        EURODOLLAR      BASE RATE      LETTER OF      LETTER OF     FOR UNUSED
    LEVEL           RATIO             LOANS          LOANS        CREDIT FEE     CREDIT FEE       FEE
------------------------------------------------------------------------------------------------------------
                 GREATER THAN
      I          4.25 to 1.00        3.00%          2.00%          3.00%          1.50%         0.50%
------------------------------------------------------------------------------------------------------------
                 LESS THAN OR
                   EQUAL TO
                 4.25 to 1.00
      II             but             2.75%          1.75%          2.75%          1.375%        0.50%
                 GREATER THAN
                 3.75 to 1.00
------------------------------------------------------------------------------------------------------------
                  LESS THAN
                 3.75 to 1.00
     III             but             2.50%          1.50%          2.50%          1.25%         0.50%
                 GREATER THAN
                 3.25 to 1.00
------------------------------------------------------------------------------------------------------------
                 LESS THAN OR
                   EQUAL TO
                 3.25 to 1.00 but
                 GREATER THAN
      IV         2.75 to 1.00        2.25%          1.25%          2.25%          1.125%        0.375%
------------------------------------------------------------------------------------------------------------
                 GREATER THAN
      V          2.75 to 1.0         2.00%          1.00%          2.00%          1.00%         0.375%
============================================================================================================



         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "CALCULATION DATE") five Business Days after the date by which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of Section 7.1(d) for the most recently ended fiscal quarter of the Consolidated Parties or, in the case of the fourth fiscal quarter of any fiscal year, five Business Days after such earlier date as the Credit Parties shall have delivered to the Agent financial statements for such fiscal quarter meeting the requirements of Section 7.1(b) together with a related officer's certificate meeting the requirements of Section 7.1(d), PROVIDED, HOWEVER, that (i) the initial Applicable Percentages shall be based on Pricing Level I and shall remain at Pricing Level I until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on September 30, 2001, on and after which time the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the officer's certificate to the Agency Management Address as required by Section 7.1(d) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

                  "APPLICATION PERIOD" means (i) in respect of the Net Cash Proceeds of any Asset Disposition (other than an Acquired Non-Core Asset Disposition), the period of 365 days (or such earlier date as provided for reinvestment of such proceeds under any Junior

         Financing Documentation) following the consummation of such Asset Disposition and (ii) in respect of the Net Cash Proceeds of any Equity Issuance (other than an Excluded Equity Issuance or a Qualifying IPO), the period of 365 days (or such earlier date as provided for reinvestment of such proceeds under any Junior Financing Documentation) following the consummation of such Equity Issuance.

                  "ASSET DISPOSITION" means any disposition (including pursuant to a Sale and Leaseback Transaction) (a) by a Consolidated Party of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, other than pursuant to any Involuntary Disposition and (b) by Dairy Holdco of all of the Capital Stock of Dairy LLC or Dairy TXCT LLC owned by Dairy Holdco; PROVIDED, HOWEVER, that the term "Asset Disposition" (i) shall not be deemed to include any Equity Issuance and (ii) shall be deemed to include any "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

                  "ASSET DISPOSITION PREPAYMENT EVENT" means, (i) with respect to any Asset Disposition other than an Excluded Asset Disposition or an Acquired Non-Core Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition and (ii) the occurrence of an Acquired Non-Core Asset Disposition.

                  "ASSIGNMENT AND ACCEPTANCE" shall have the meaning to such term in Section 11.3(b).

                  "BANK OF AMERICA" means Bank of America, N. A. and its successors.

                  "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency having jurisdiction over such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "BORROWER" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, EXCEPT THAT, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

                  "BUSINESSES" means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

                  "CALCULATION DATE" shall have the meaning assigned to such term in the definition of "Applicable Percentage" set forth in this
         Section 1.1.

                  "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and
         (iv) in the case of a limited liability company, membership interests.

                  "CASH EQUIVALENTS" means, as at any date, (1) with respect to any Consolidated Party, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED DOMESTIC BANK"), in each case with maturities of not more than twelve (12) months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Domestic Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve (12) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and
         (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited such that 95% of such Investments are of the character described in the foregoing subdivisions (a) through
         (d) and (2) solely with respect to any Foreign Subsidiary, non-Dollar denominated (a) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED FOREIGN BANK") and maturing within twelve (12) months of the date of acquisition and (b) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

                  "CHANGE OF CONTROL" means any of the following events: (a) prior to a Qualifying IPO, (1) the failure of the Parent to own directly all of the Capital Stock of the Borrower, (2) the failure of the Sponsor (A) to own beneficially, directly or indirectly, at least 51% of the outstanding Capital Stock of the Parent initially acquired in the Transaction and (B) to have the right, directly or indirectly, by beneficial ownership, contract or otherwise, to elect at least a majority in number of the members of the Parent's Board of Directors or
         (3) less than a majority in number of the sitting members of the Parent's Board of Directors shall have been elected by the Sponsor, (b) after a Qualifying IPO, (1) if the IPO Issuer is the Parent, the failure of the Parent to own directly all of the Capital Stock of the Borrower, (2) the failure of the Equity Investors to own beneficially, directly or indirectly, at least 30% of the outstanding Voting Stock of the IPO Issuer, (3) a person or any group, and any affiliate of any such person other than the Equity Investors shall beneficially own, directly or indirectly, an amount of the outstanding Voting Stock of the IPO Issuer greater than the amount owned by the Equity Investors or
         (4) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (or, after a Qualifying IPO, the IPO Issuer) (together with any new director whose election by the Parent's (or the IPO Issuer's, as applicable) Board of Directors or whose nomination for election by the Parent's (or the IPO Issuer's, as applicable) shareholders was approved by the Equity Investors or a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the

         Parent (or the IPO Issuer, as applicable) then in office or (c) if any Subordinated Debt or Qualified Preferred Stock shall have been issued, the occurrence of a "Change of Control" (or any comparable term) under, and as defined in, any Junior Financing Documentation. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

                  "CLOSING DATE" means the date hereof.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "COLLATERAL" means a collective reference to all real and personal Property (other than Excluded Property) with respect to which Liens in favor of the Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means a collective reference to the Investor Pledge Agreement, the Pledge Agreement, the Security Agreement and the Mortgage Instruments.

                  "COMMITMENT" means (i) with respect to each Lender, the Revolving Commitment of such Lender, the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment of such Lender, (ii) with respect to the Issuing Lender, the LOC Commitment and (iii) with respect to the Swingline Lender, the Swingline Commitment.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for the applicable period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP; PROVIDED, HOWEVER, that Consolidated Capital Expenditures shall not include any such expenditures which constitute (a) a Permitted Acquisition, (b) capital expenditures relating to the construction or acquisition of any Property which has been transferred to a Person that is not a Consolidated Party pursuant to a Sale and Leaseback Transaction permitted under Section 8.13 or (c) to the extent permitted by this Credit Agreement, an Eligible Reinvestment of the Net Cash Proceeds of any Asset Disposition (other than an Asset Dispositions of the type described in clauses (i), (viii) and (ix) of the definition of "Excluded Asset Disposition"), Involuntary Disposition or Equity Issuance; PROVIDED, FURTHER, that Consolidated Capital Expenditures for each of the fiscal quarters ending on September 30, 2000 and December 31, 2000 shall be equal to the amount indicated for Consolidated Capital Expenditures for such quarter on SCHEDULE 1.1A.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees described in the Agent's Fee Letter, (iii) costs associated with obtaining Hedging Agreements and

         (iv) fees and expenses associated with any Permitted Investment, Equity Issuance or Debt Issuance (whether or not consummated)), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period; PROVIDED, HOWEVER, that Consolidated Cash Interest Expense for each of the fiscal quarters ending on September 30, 2000, December 31, 2000 and March 31, 2001 shall be equal to the amount indicated for Consolidated Cash Interest Expense for such quarter on SCHEDULE 1.1A.

                  "CONSOLIDATED CASH TAXES" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period; PROVIDED, HOWEVER, that Consolidated Cash Taxes for each of the fiscal quarters ending on September 30, 2000, December 31, 2000 and March 31, 2001 shall be equal to the amount indicated for Consolidated Cash Taxes for such quarter on SCHEDULE 1.1A.

                  "CONSOLIDATED EBITDA" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication, (A) total interest expense, (B) income, franchise and similar taxes and any tax distributions permitted to be made pursuant to Section 8.7(c), (C) depreciation and amortization expense, (D) letter of credit fees, (E) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of the Parent, the Borrower or any of their respective Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, (F) all extraordinary charges,
         (G) non-cash amortization of financing costs of the Borrower and its Subsidiaries, (H) one-time cash expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Permitted Investment, Equity Issuance or Debt Issuance (whether or not consummated), (I) any losses (or minus any gains) realized upon the disposition of Property outside of the ordinary course of business, (J) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition (or in any similar agreement related to any other Acquisition consummated prior to the Closing Date), (K) to the extent covered by insurance, expenses with respect to liability or casualty events, business interruption or product recalls, (L) management fees, (M) any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transaction or any Permitted Investment, (N) other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period), (O) non-cash losses from Joint Ventures and non-cash minority interest reductions, (P) fees and expenses in connection with the exchange of the Subordinated Notes for notes with identical terms as permitted by Section 8.8, (Q) non-cash, non-recurring charges, (R) other non-recurring charges in an aggregate amount not to exceed $2,000,000 during any four consecutive fiscal quarter period, (S) expenses representing the implied principal component under Synthetic Leases, and (T) expenses in connection with payments made by any Consolidated Party with respect to industrial revenue bond financings and Guaranty Obligations in respect thereof MINUS (iii) an amount which, in the determination of Consolidated Net Income, has been included for (A) all extraordinary gains and non-cash income during such period and (B) any gains realized upon the disposition of Property outside of the ordinary course of business PLUS/MINUS (iv) unrealized losses/gains in respect of Hedging Agreements, all as determined in accordance with GAAP; PROVIDED, HOWEVER, that, notwithstanding any other provision to the contrary contained in this Credit Agreement, for purposes of any calculation made under the financial covenants set forth in Section 7.10
         (including for purposes of the definition of "Pro Forma Basis" set forth in Section 1.1, but excluding for purposes of the definition of "Applicable Percentage" set forth in Section 1.1), no more than 15% of total Consolidated EBITDA for the applicable period shall be attributable to the Foreign Subsidiaries and/or Investments in Joint Ventures.

                  "CONSOLIDATED NET INCOME" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that either (x) such amounts have not been distributed in cash to the Consolidated Parties during the applicable period, (y) such amounts were not earned by such Joint Venture during the applicable period or (z) there exists in respect of any future period any encumbrance or restriction on the ability of such Joint Venture to pay dividends or make any other distributions in cash on the Capital Stock of such Joint Venture held by the Consolidated Parties), as determined in accordance with GAAP.

                  "CONSOLIDATED PARTIES" means a collective reference to the Parent and its Subsidiaries, and "CONSOLIDATED PARTY" means any one of them.

                  "CONSOLIDATED SCHEDULED FUNDED DEBT PAYMENTS" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness during such period (including the implied principal component of payments due on Capital Leases during such period and Synthetic Leases, less the reduction for all voluntary prepayments or mandatory prepayments required pursuant to
         Section 3.3, in each case as applied pursuant to Section 3.3), as determined in accordance with GAAP; PROVIDED, HOWEVER, that Consolidated Scheduled Funded Debt Payments for each of the fiscal quarters ending on September 30, 2000, December 31, 2000 and March 31, 2001 shall be equal to the amount indicated for Consolidated Scheduled Funded Debt Payments for such quarter on SCHEDULE 1.1A.

                  "CONSOLIDATED TOTAL ASSETS" means, as of any date with respect to the Consolidated Parties on a consolidated basis, total assets, as determined in accordance with GAAP.

                  "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

                  "CREDIT DOCUMENTS" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter and the Collateral Documents (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "CREDIT DOCUMENT" means any one of them.

                  "CREDIT FACILITIES" shall have the meaning assigned to such term in the recitals hereto.

                  "CREDIT PARTIES" means a collective reference to the Borrower and the Guarantors, and "CREDIT PARTY" means any one of them.

                  "CREDIT PARTY OBLIGATIONS" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

                  "DAIRY HOLDCO" means M-Foods Dairy Holdings, LLC, a Delaware limited liability company.

                  "DAIRY LLC" means M-Foods Dairy, LLC, a Delaware limited liability company.

                  "DAIRY RESTRUCTURING" means a collective reference to (i) the transfer by certain of the Consolidated Parties to Dairy LLC and Dairy TXCT LLC on or prior to the Closing Date of substantially all of the assets constituting the dairy division of the Borrower and its subsidiaries pursuant to the terms of the Dairy Restructuring Documents, (ii) the issuance by Dairy LLC and Dairy TXCT LLC to Dairy Holdco on the Closing Date of non-voting common Capital Stock constituting 95% of all of the common Capital Stock of Dairy LLC and Dairy TXCT LLC, as applicable, (iii) the issuance by Dairy LLC on or prior to the Closing Date to certain of the Credit Parties of 100% of all of the voting preferred Capital Stock of Dairy LLC and (iv) the issuance by Dairy TXCT LLC on or prior to the Closing Date to certain of the Credit Parties of 100% of all of the voting preferred Capital Stock of Dairy TXCT LLC.

                  "DAIRY RESTRUCTURING DOCUMENTS" means a collective reference to (a) that certain Dairy Contribution Agreement dated April 10, 2001 among Dairy Holdco, Dairy LLC, and Kohler Mix Specialties, Inc., (b) that certain Bill of Sale dated April 10, 2001 between Dairy LLC and Kohler Mix Specialties, Inc., (c) that certain Instrument of Assumption dated April 10, 2001 between Dairy LLC and Kohler Mix Specialties, Inc., (d) that certain Dairy Contribution Agreement dated April 10, 2001 among Dairy Holdco, Dairy TXCT LLC, Kohler Mix Specialties of Connecticut, Inc., and Midwest Mix, Inc., (e) that certain Bill of Sale dated April 10, 2001 among Dairy TXCT LLC, Kohler Mix Specialties of Connecticut, Inc., and Midwest Mix, Inc., (f) that certain Instrument of Assumption dated April 10, 2001 among Dairy TXCT LLC, Kohler Mix Specialties of

         Connecticut, Inc., and Midwest Mix, Inc., and (g) that certain Letter of Direction dated April 10, 2001 among by Dairy Holdco, Dairy LLC and Dairy TXCT LLC.

                  "DAIRY TXCT LLC" means M-Foods Dairy TXCT, LLC, a Delaware limited liability company.

                  "DEBT ISSUANCE" means the issuance by any Consolidated Party of any Indebtedness for borrowed money.

                  "DEBT ISSUANCE PREPAYMENT EVENT" means the receipt by any Consolidated Party of proceeds from any Debt Issuance other than an Excluded Debt Issuance.

                  "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEFAULTING LENDER" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

                  "DOLLARS" and "$" means dollars in lawful currency of the United States.

                  "DOMESTIC SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower that was formed under the laws of the United States or any state thereof or the District of Columbia.

                  "EGG PRODUCTS INSPECTION ACT" means the Egg Products Inspection Act, as amended, 21 U.S.C. Section 1031, ET SEQ., and its implementing regulations.

                  "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) unless an assignment to such Person would result in any increased cost to the Borrower under Section 3.6, 3.9 or 3.11, an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is an "accredited investor" and is managed or advised by the same investment advisor that manages or advises such Lender or by an Affiliate of such investment advisor; and (iii) any other Person approved by the Agent and, unless an Event of Default under Section 9.1(a), (c)(i) or (f) exists at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval by the Agent or the Borrower not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within two (2) Business Days after confirmation (such confirmation not to be unreasonably withheld or delayed) by an Executive Officer of the Borrower of receipt of notice of such proposed assignment by the assigning Lender); PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee and in no event shall a competitor, customer or supplier of any Consolidated Party or Affiliate thereof be an Eligible Assignee.

                  "ELIGIBLE REINVESTMENT" means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) by a Consolidated Party of assets or any business (or any substantial part thereof) used or useful in the same or a substantially similar line of business as the Consolidated Parties were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (ii) any Permitted Acquisition. If any Subordinated Debt or Qualified Preferred Stock shall have been issued, the term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

                  "ENVIRONMENTAL LAWS" means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "EQUITY INVESTORS" means a collective reference to (i) the Sponsor, (ii) Marathon Fund Limited Partnership IV and (iii) certain executives and beneficial and record shareholders of the Acquired Company described in the Merger Agreement, and "EQUITY INVESTOR" means any one of them.

                  "EQUITY ISSUANCE" means any issuance for cash by any Consolidated Party to any Person of (a) shares of its Capital Stock,
         (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. An "Asset Disposition" shall not be deemed to be an Equity Issuance.

                  "EQUITY ISSUANCE PREPAYMENT EVENT" means, (i) with respect to any Equity Issuance other than an Excluded Equity Issuance or an Equity Issuance constituting a Qualifying IPO, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Equity Issuance to Eligible Reinvestments during the Application Period for such Equity Issuance and (ii) with respect to any Equity Issuance constituting a Qualifying IPO, the receipt by any Consolidated Party of Net Cash Proceeds from such Equity Issuance.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA AFFILIATE" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA EVENT" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "EURODOLLAR LOAN" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

                  "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

                  "EURODOLLAR RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

                  "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 9.1.

                  "EXCESS CASH FLOW" means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (i) Consolidated EBITDA MINUS (ii) without duplication, (A) Consolidated Capital Expenditures, (B) Consolidated Cash Interest Expense, (C) Consolidated Cash Taxes, including cash payments for Federal, state and other income tax liabilities incurred prior to the Closing Date, (D) Consolidated Scheduled Funded Debt Payments, (E) without duplication of any item included under clause (B) above, Restricted Payments made by the Consolidated Parties other than with the proceeds of any Equity Issuance, to the extent that such Restricted Payments are permitted to be made under Section 8.7, (F) voluntary prepayments of any Indebtedness (other than the Credit Party Obligations), PROVIDED that (1) such prepayments are otherwise permitted hereunder and (2) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment, (G) letter of credit fees, (H) proceeds received by the Consolidated Parties from insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses, (I) all extraordinary cash charges, (J) cash payments made in satisfaction of non-current liabilities, (K) one-time cash expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Permitted Investment, Equity Issuance or Debt Issuance (whether or not consummated), (L) fees and expenses in connection with the exchange of the Subordinated Notes for notes with identical terms as permitted by Section 8.8, (M) cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with a Permitted Acquisition (or in any similar agreement related to any other Acquisition consummated prior to the Closing Date), (N) non-cash, non-recurring charges, (O) other non-recurring charges in an aggregate amount not to exceed $2,000,000 during any four consecutive fiscal quarter period, (P) expenses in connection with payments made by any Consolidated Party with respect to industrial revenue bond financings and Guaranty Obligations in respect thereof, (Q) expenses incurred in connection with deferred compensation arrangements in connection with the Transaction, (R) management fees permitted to be made under Section
         8.9 and (S) expenses representing the implied principal component under Synthetic Leases PLUS/MINUS (iii) changes in working capital; PROVIDED, HOWEVER, solely with respect to the calculation of Excess Cash Flow for fiscal year 2001, the applicable period for measuring the components thereof shall commence on the Closing Date and end on December 31,
         2001).

                  "EXCESS PROCEEDS" shall have the meaning assigned to such term in Section 7.6(b).

                  "EXCLUDED ASSET DISPOSITION" means, with respect to any Consolidated Party, any Asset Disposition consisting of (i) the sale, lease, license, transfer or other disposition of inventory or other assets in the ordinary course of such Consolidated Party's business,
         (ii) the sale, lease, license, transfer or other disposition of Property no longer used or useful in the conduct of such Consolidated Party's business, (iii) any Involuntary Disposition by such Consolidated Party, (iv) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Credit Party, PROVIDED that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.12 after giving effect to such transaction, (v) any portion of an Asset Disposition by such Consolidated Party constituting a Permitted Investment, (vi) if such Consolidated Party is not a Credit Party, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Credit Party, (vii) the sale or disposition of Cash Equivalents for fair market value, (viii) any sale of accounts receivable in connection with the compromise thereof, (ix) the assignment of past due accounts for collection or (x) the licensing of Intellectual Property to third Persons on customary terms as determined by the licensor's board of directors in good faith; PROVIDED, HOWEVER, that the term "Excluded Asset Disposition" shall not include any Asset Disposition to the extent of the portion of the proceeds of such Asset Disposition that would be required under any Junior Financing Documentation to be applied to permanently retire Indebtedness of the Consolidated Parties.

                  "EXCLUDED DEBT ISSUANCE" means any Debt Issuance permitted by
         Section 8.1.

                  "EXCLUDED EQUITY ISSUANCE" means (i) any Equity Issuance by any Consolidated Party to any other Consolidated Party, the Sponsor or its Affiliates or designated co-investors or any of the officers, directors or employees of a Consolidated Party, (ii) any Equity Issuance by the Parent to the seller of a business acquired in a Permitted Acquisition, (iii) any Equity Issuance by the Parent the proceeds of which are used to finance a Permitted Acquisition or an Investment in Joint Ventures and Foreign Subsidiaries permitted under
         Section 8.6, (iv) any issuance of directors' qualifying shares or any similar issuance, (v) any Equity Issuance to a lender in connection with a related financing permitted hereunder, (vi) any Equity Issuance pursuant to the exercise of options or warrants or conversion of any debt securities to equity, (vii) any Equity Issuance in connection with a contemporaneous repurchase of Capital Stock or (viii) any Equity Issuance by the Parent, Dairy LLC or Dairy TXCT LLC to Dairy Holdco; PROVIDED, HOWEVER, that the term "Excluded Equity Issuance" shall not include any Equity Issuance to the extent of the portion of the proceeds of such Equity Issuance that would be required under any Junior Financing Documentation to be applied to permanently retire Indebtedness of the Consolidated Parties.

                  "EXCLUDED PROPERTY" means, with respect to any Credit Party, including any Person that becomes a Credit Party after the Closing Date as contemplated by Section 7.11, (i) any owned or leased real or personal Property of such Credit Party which is located outside of the United States (other than that portion of the Capital Stock of Material Foreign Subsidiaries required to be pledged to the Agent pursuant to
         Section 7.12), (ii) any owned real Property of such Credit Party which has a net book value of less than $1,000,000, PROVIDED that the aggregate net book value of all real Property of all of the Credit Parties excluded pursuant to this clause (ii) shall not exceed $10,000,000, (iii) any leased real Property of such Credit Party which
         (a) is designated as an "Excluded Property" on SCHEDULE 6.20(a) or (b) at the written request of the Borrower, the Agent has agreed in writing in its reasonable discretion is not material, (iv) any leased personal Property of such Credit Party, (v) any Property of such Credit Party which, subject to the terms of Section 8.11 and Section 8.14, is subject to a Lien of the type described in Section 8.2(g), Section 8.2(q) or, to the extent constituting a Lien of the type described in
         Section 8.2(g) or Section 8.2(q), Section 8.2(x) pursuant to documents which prohibit such Credit Party from granting any other Liens in such Property, (vi) owned motor vehicles of such Credit Party, PROVIDED that the aggregate net book value of all owned motor vehicles of all of the Credit Parties excluded pursuant to this clause (vi) shall not exceed $7,500,000, (vii) contract rights (and related assets) under contracts pertaining to the provision of goods or services to a Consolidated Party and in respect of which the granting of a Lien is prohibited under customary non-assignment provisions (to the extent that such provisions have not been waived) and (viii) Capital Stock of Joint Ventures and Foreign Subsidiaries which are not Material Foreign Subsidiaries.

                  "EXECUTIVE OFFICER" of any Person means any of the chief executive officer, chief operating officer, president, vice presidents, chief financial officer, treasurer or assistant treasurer of such Person.

                  "EXISTING LETTERS OF CREDIT" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on SCHEDULE 1.1B.

                  "EXISTING NOTES" means the 7.58% Senior Promissory Notes due 2009 of the Acquired Company.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "FEES" means all fees payable pursuant to Section 3.5.

                  "FIXED CHARGE COVERAGE RATIO" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDA MINUS (ii) Consolidated Capital Expenditures MINUS (iii) Consolidated Cash Taxes to (b) the sum of (i) Consolidated Cash Interest Expense PLUS (ii) Consolidated Scheduled Funded Debt Payments.

                  "FOOD, DRUG, AND COSMETIC ACT" means the Food, Drug, and Cosmetic Act, as amended, 21 U.S.C. Section 301, et seq., and its implementing regulations.

                  "FOOD SECURITY ACT" means the Food Security Act of 1985, as amended, and any successor statute thereto, including all rules and regulations thereunder, all as the same may be in effect from time to time.

                  "FOREIGN BORROWING BASE " means, as of any date, an amount equal to (i) 80% of the aggregate face amount of accounts receivable of Foreign Subsidiaries not more than 90 days past due as of the end of the most recent fiscal quarter preceding such date PLUS (ii) 50% of the aggregate book value of the inventory of Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP.

                  "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

                  "FULLY SATISFIED" means, with respect to the Credit Party Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender and (d) the Commitments shall have been expired or terminated in full.

                  "FUNDED INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than accrued expenses and trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person and to the extent constituting contingent obligations, (e) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (g) the implied principal component of all obligations of such Person under Capital Leases, (h) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (i) unless the holder thereof is a Credit Party or, if the issuer thereof is a Consolidated Party which is not a Credit Party, any other Consolidated Party, all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (j) the principal portion of all obligations of such Person under Synthetic Leases and (k) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Funded Indebtedness is recourse to such Person. Notwithstanding any other provision of this Credit Agreement to the contrary, (i) the term "Funded Indebtedness" shall not be deemed to include (x) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (y) any deferred compensation arrangements or (z) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions and (ii) the amount of Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount (or, if less, the fair market value of such identified asset).

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3 (except, in respect of (i) Joint Ventures of the type described in clause (ii) of the definition thereof set forth in this
         Section 1.1, (ii) the designation of Dairy LLC, Dairy TXCT LLC and their respective Subsidiaries as Subsidiaries of the Borrower and (iii) Synthetic Leases, as otherwise treated herein).

                  "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "GUARANTORS" means a collective reference to the Parent and each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "GUARANTOR " means any one of them.

                  "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made (or, if less, the maximum amount of such principal amount for which such Person may be liable under the terms of the instrument(s) evidencing such Guaranty Obligation).

                  "HEDGING AGREEMENTS" means any interest rate protection agreement, commodities purchase agreement or foreign currency exchange agreement.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such

         Person (other than accrued expenses and trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (g) the implied principal component of all obligations of such Person under Capital Leases, (h) all net obligations of such Person (or, if less, the exposure of such Person) under Hedging Agreements, (i) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) unless the holder thereof is a Credit Party or, if the issuer thereof is a Consolidated Party which is not a Credit Party, any other Consolidated Party, all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (k) the principal portion of all obligations of such Person under Synthetic Leases and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. Notwithstanding any other provision of this Credit Agreement to the contrary, (i) the term "Indebtedness" shall not be deemed to include any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person and
         (ii) the amount of Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount (or, if less, the fair market value of such identified asset).

                  "INDEMNIFIED PARTY" shall have the meaning assigned to such term in Section 11.5(b).

                  "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in Section 6.17.

                  "INTERBANK OFFERED RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Page 3750 (or any successor page) of the Dow Jones Market Service as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters
         Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest
         1/100 of 1%). If the rates referenced in the preceding two sentences are not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum determined by the Agent as the rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

                  "INTEREST COVERAGE RATIO" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense.

                  "INTEREST PAYMENT DATE" means (a) as to Base Rate Loans and Swingline Loans, the last Business Day of each March, June, September and December and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "INTEREST PERIOD" means (i) as to Eurodollar Loans, a period of one, two, three or six (or to the extent available, nine or twelve) months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof) and (ii) as to Quoted Rate Swingline Loans, a period commencing on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with Section 2.3(b)(i); PROVIDED, HOWEVER, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "INVESTMENT" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Property (other than in the ordinary course of business and other than in a transaction constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with leases or the purchase of equipment, inventory and other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any portion of an Asset Disposition (other than an Excluded Asset Disposition) to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment less all cash distributions and returns of capital from the date such Investment is made through and including the date of calculation. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

                  "INVESTOR PLEDGE AGREEMENT" means the pledge agreement dated as of the Closing Date in the form of EXHIBIT 1.1A to be executed in favor of the Agent by Dairy Holdco, as amended, modified, restated or supplemented from time to time.

                  "INVOLUNTARY DISPOSITION" means any loss or casualty of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

                  "INVOLUNTARY DISPOSITION PREPAYMENT EVENT" means, with respect to any Involuntary Disposition, the failure of the Credit Parties to apply (or cause to be applied) an amount equal to the Excess Proceeds of such Involuntary Disposition, if any, to either (i) prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B) or (ii) make Eligible Reinvestments (including but not limited to the repair or replacement of the Property affected by such Involuntary Disposition) within the period of 540 days following the date of receipt of such Excess Proceeds (or such shorter period as specified in any Junior Financing Documentation), subject to the terms and conditions of Section 7.6(b).

                  "IPO ISSUER" means, in respect of a Qualifying IPO, the Person (as among the Parent or the Borrower and subject to the definition of the term "Change of Control" set forth in this Section 1.1) that is the issuer of the common Capital Stock offered in such Qualifying IPO.

                  "ISSUING LENDER" means Bank of America.

                  "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of EXHIBIT 7.11 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.11.

                  "JOINT VENTURE" means (i) any Person which would constitute an "equity method investee" of a Consolidated Party and (ii) any other Person designated by the Credit Parties in writing to the Agent (which designation shall be irrevocable) as a "Joint Venture" for purposes of this Credit Agreement and more than 50% but less than 100% of whose Capital Stock is directly owned by any Consolidated Party; PROVIDED, HOWEVER, that no Person which is a Subsidiary of the Parent as of the Closing Date may be designated by the Consolidated Parties as a Joint Venture. As of the Closing Date, R&P Liquid Egg Technology Limited Partnership shall be deemed to be a Joint Venture pursuant to the terms of clause (i) above.

                  "JUNIOR FINANCING DOCUMENTATION" means (i) the Subordinated Debt Indenture, (ii) the Subordinated Notes, (iii) any other documentation governing any Subordinated Debt permitted to be incurred under Section 8.1(f) and (iv) any documentation governing any Qualified Preferred Stock.

                  "LENDER" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "LENDING PARTY" shall have the meaning assigned to such term in Section 11.14.

                  "LETTER OF CREDIT" means (i) any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2 and (ii) any Existing Letter of Credit, in each case including any amendments thereto.

                  "LEVERAGE RATIO" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Funded Indebtedness (net of cash and Cash Equivalents on hand) of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA.

                  "LIEN" means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "LOAN" or "LOANS" means the Revolving Loans, the Tranche A Term Loans, the Tranche B Term Loans (or a portion of any Revolving Loan, any Tranche A Term Loan or Tranche B Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan) and/or the Swingline Loans (or any Swingline Loan bearing interest at the Adjusted Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan), individually or collectively, as appropriate.

                  "LOC COMMITMENT" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                  "LOC COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.2.

                  "LOC DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such

         Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk.

                  "LOC OBLIGATIONS" means, at any time, the sum, without duplication, of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

                  "M-FOODS INVESTORS" means M-Foods Investors, LLC, a Delaware limited liability company.

                  "MANAGEMENT AGREEMENT" means that certain management agreement dated as of the Closing Date among Michael Foods, Inc., M-Foods Holdings, Inc., M-Foods Investors, LLC, the Sponsor and Goldner Hawn Johnson & Morrison Inc., as the same may be amended, modified, restated or supplemented from time to time to the extent not adverse to the Lenders.

                  "MASTER ASSIGNMENT AGREEMENT" means that certain Master Assignment Agreement to be dated on or about April 13, 2001 among Bank of America, as the Assigning Lender, the Persons identified therein as "New Lenders" and the Agent.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (i) the financial condition, operations, business, assets or liabilities of the Consolidated Parties taken as a whole, (ii) the ability of the Credit Parties (taken as a whole) to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Agent and the Lenders under the Credit Documents.

                  "MATERIAL FOREIGN SUBSIDIARY" means, at any time, any Foreign Subsidiary (i) which is directly owned by the Borrower or any Domestic Subsidiary and (ii) with respect to which either (a) the portion of Consolidated EBITDA attributable to such Person and its Subsidiaries on a consolidated basis for the most recently ended twelve-month period is 5% or more of total Consolidated EBITDA for such period or (b) the portion of Consolidated Total Assets owned by such Person and its Subsidiaries on a consolidated basis at such time is 5% or more of total Consolidated Total Assets at such time.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MATURITY DATE" means (i) as to the Revolving Loans, Letters of Credit (and the related LOC Obligations), Swingline Loans and the Tranche A Term Loan, April 10, 2007 and (ii) as to the Tranche B Term Loan, April 10, 2008.

                  "MERGER AGREEMENT" means the Agreement and Plan of Merger by and among M-Foods Holdings, Inc., a Delaware corporation, Mergersub, and Michael Foods, Inc., a Minnesota corporation, dated as of December 21, 2000, as it may be amended on or prior to the Closing Date.

                  "MERGERSUB" means Michael Foods Acquisition Corp. (formerly known as Protein Acquisition Corp.), a Minnesota corporation and a wholly-owned Subsidiary of the Parent.

                  "MOODY'S" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "MORTGAGE INSTRUMENTS" shall have the meaning assigned such term in Section 5.1(e).

                  "MORTGAGED PROPERTIES" shall have the meaning assigned such term in Section 5.1(e).

                  "MULTIEMPLOYER PLAN" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "MULTIPLE EMPLOYER PLAN" means a Plan (other than a Multiemployer Plan) which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

                  "MWPDA" means the Minnesota Wholesale Produce Dealers Act as amended, (Minnesota Statutes, Ch. 27).

                  "NET CASH PROCEEDS" means the aggregate cash or Cash Equivalents proceeds received by any Consolidated Party or Dairy Holdco in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) (b) taxes paid or payable as a result thereof (including the amount of taxes payable by any Person resulting from an Asset Disposition of all of the Capital Stock in or all or substantially all of the assets of Dairy LLC and/or Dairy TXCT LLC, which amount of taxes shall be deemed to be for each such Person the amount of tax calculated by applying the highest federal, New York State and City individual income tax rates applicable to the type of income realized from such Asset Disposition) and (c) in the case of any Asset Disposition, (i) the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Agent) on the related Property,
         (ii) any reserve for adjustment in respect of (A) the sale price of such asset or assets established in accordance with GAAP and (B) any liabilities associated with such asset or assets and retained by the Consolidated Parties after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (iii) reorganization, shut-down and severance costs incurred during the Application Period for such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon (i) the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Asset Disposition, Equity Issuance,
         Debt Issuance or Involuntary Disposition or (ii) the reversal (without the satisfaction of expenses in cash in a corresponding amount) of any reserve described in clause (ii) of the preceding sentence. In addition, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts which constitute "Net Proceeds" (or any comparable term) of such transaction under, and as defined in, any Junior Financing Documentation.

                  "NOTE" or "NOTES" means the Revolving Notes, the Tranche A Term Notes, the Tranche B Term Notes and/or the Swingline Note, individually or collectively, as appropriate.

                  "NOTICE OF BORROWING" means a written notice of borrowing signed by an Executive Officer of the Borrower in substantially the form of EXHIBIT 2.1(b)(i), as required by Section 2.1(b)(i), Section 2.4(b) or Section 2.5(b).

                  "NOTICE OF EXTENSION/CONVERSION" means the written notice of extension or conversion in substantially the form of EXHIBIT 3.2, as required by Section 3.2.

                  "OTHER TAXES" shall have the meaning assigned to such term in
         Section 3.11(b).

                  "PACA" means the Perishable Agricultural Commodities Act as amended, 7 U.S.C. Section 499a, et seq. and its implementing regulations.

                  "PARENT" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "PARTICIPATION INTEREST" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
         Section 2.2, in Swingline Loans as provided in Section 2.3 or in any Loans as provided in Section 3.14.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "PERISHABLE AGRICULTURAL COMMODITIES" shall have the meaning assigned to such term by PACA.

                  "PERMITTED ACQUISITION" means, at any time, an Acquisition by the Borrower or any Subsidiary of the Borrower permitted at such time pursuant to the terms of Section 8.6(h).

                  "PERMITTED ASSET DISPOSITION" means, at any time, (i) any Asset Disposition permitted at such time by Section 8.5 and (ii) any Excluded Asset Disposition.

                  "PERMITTED INVESTMENTS" means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.6.

                  "PERMITTED LIENS" means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.2.

                  "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title IV of ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "PLEDGE AGREEMENT" means the pledge agreement dated as of the Closing Date in the form of EXHIBIT 1.1B to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "PRIME RATE" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "PRINCIPAL AMORTIZATION PAYMENT" means a principal payment on the Tranche A Term Loans as set forth in Section 2.4(d) or on the Tranche B Term Loans as set forth in Section 2.5(d).

                  "PRINCIPAL AMORTIZATION PAYMENT DATE" means the date a Principal Amortization Payment is due.

                  "PRINCIPAL OFFICE" means the principal office of Bank of America, presently located at Charlotte, North Carolina.

                  "PRO FORMA BASIS" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in
         Section 7.10(a) and (b) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "TRANSACTION" shall mean (i) any Asset Disposition as referred to in
         Section 8.5, (ii) any Acquisition as referred to in Section 8.6(h) or
         (iii) any Investment (or series of related Investments) made pursuant to Section 8.6(p) to the extent consisting of the contribution(s) or other transfer(s) of Property (other than cash) to a Joint Venture for consideration less than the fair market value of such Property. In connection with any calculation of the financial covenants set forth in
         Section 7.10(a) and (b) upon giving effect to a transaction on a Pro Forma Basis:

          (A) for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.5 or any Investment (or series of related Investments) as referred to in Section 8.6(p), (1) income statement items (whether positive or negative) attributable to the Property disposed of or contributed or otherwise transferred, as applicable, shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

          (B) for purposes of any such calculation in respect of any Acquisition as referred to in Section 8.6(h), (1) any Indebtedness incurred by any Consolidated Party in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (2) income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period and (3) pro forma adjustments may be included to the extent that such adjustments are consistent with the definition of "Consolidated EBITDA" set forth in this Section 1.1 and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.

                  "PRO FORMA COMPLIANCE CERTIFICATE" means a certificate of an Executive Officer of the Borrower delivered to the Agent in connection with (i) any Asset Disposition as referred to in Section 8.5, (ii) any Acquisition as referred to in Section 8.6(h) or (iii) any Investment (or series of related Investments) made pursuant to Section 8.6(p) to the extent consisting of the contribution(s) or other transfer(s) of Property (other than cash) to a Joint Venture for consideration less than the fair market value of such Property, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the financial covenants set forth in Section 7.10(a) and (b) as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "QUALIFIED PREFERRED STOCK" means any preferred Capital Stock issued by any Consolidated Party as a portion of consideration paid for a Permitted Acquisition which preferred Capital Stock is subordinated to the Credit Party Obligations on terms no less favorable to the Lenders than the Subordinated Debt Indenture.

                  "QUALIFYING IPO" means an Equity Issuance by the Parent (or, subject to the definition of the term "Change of Control" set forth in
         Section 1.1, of the common Capital Stock of the Borrower) consisting of an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of its common Capital Stock (i) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and (ii) resulting in gross proceeds to the Parent (or the Borrower, as applicable) of at least $50,000,000.

                  "QUOTED RATE" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.

                  "QUOTED RATE SWINGLINE LOAN" means a Swingline Loan bearing interest at a Quoted Rate.

                  "REAL PROPERTIES" means, at any time, a collective reference to each of the real properties owned, leased or operated by the Consolidated Parties at such time.

                  "REGISTER" shall have the meaning assigned to such term in
         Section 11.3(c).

                  "REGULATION D, T, U, OR X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "REQUIRED FINANCIAL INFORMATION" means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(d) to be delivered with the financial statements described in clause (i) above.

                  "REQUIRED LENDERS" means, at any time, Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of (i) the unfunded Commitments (and Participation Interests therein) and the outstanding Loans (and Participation Interests therein) or (ii) if all of the Commitments have been terminated, the outstanding Loans, LOC Obligations and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and the Participation Interests of the Swingline Lender in any Swingline Loans).

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "RESTRICTED PAYMENT" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions (including distributions in connection with any restructure, merger, consolidation or disposition) payable (A) in Capital Stock of the applicable Person,
         (B) to any Credit Party (other than the Parent) or (C) except in the case of the Borrower or the Parent, ratably to minority shareholders of the applicable Person), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding,
         (iv) any payment or prepayment of principal of, premium, if any, or interest on, including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt or Qualified Preferred Stock and (v) any dividend or other payment or distribution, direct or indirect, by Dairy LLC or Dairy TXCT LLC to any Person that is not a Credit Party. The cancellation of Indebtedness shall not be deemed to constitute a "Restricted Payment".

                  "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage (if any) of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (iii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of
         Section 2.3(b)(iii).

                  "REVOLVING COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on
         SCHEDULE 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "REVOLVING COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.1(a).

                  "REVOLVING LOANS" shall have the meaning assigned to such term in Section 2.1(a).

                  "REVOLVING NOTE" shall have the meaning assigned to such term in Section 2.1(e).

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

                  "SECURITY AGREEMENT" means the security agreement dated as of the Closing Date in the form of EXHIBIT 1.1C to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability generally to pay its debts and liabilities as they mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person on a going concern basis is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPONSOR" means Vestar Capital Partners IV, L.P. and its Affiliates.

                  "STANDBY LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.5(b)(i).

                  "SUBORDINATED DEBT" means (i) any Indebtedness evidenced and governed by the Subordinated Debt Indenture and the Subordinated Notes, including any guarantees thereof by any Credit Party and (ii) any other Indebtedness which is subordinated to the Credit Party Obligations on terms no less favorable to the Lenders than the Subordinated Debt Indenture.

                  "SUBORDINATED DEBT INDENTURE" means that certain Indenture, dated as of March 27, 2001, by and among Borrower and BNY Midwest Trust Company, as such Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

                  "SUBORDINATED NOTE" means any of the 11 3/4% subordinated promissory notes issued by the Borrower pursuant to the Subordinated Debt Indenture, as such subordinated promissory note may be amended, modified, exchanged, restated or supplemented and in effect from time to time in accordance with the terms hereof.

                  "SUBSIDIARY" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned or controlled by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns or controls at such time more than 50% of the Capital Stock; PROVIDED, HOWEVER, that, notwithstanding any other provision to the contrary contained in this Credit Agreement, (i) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy LLC, Dairy LLC and its Subsidiaries shall be deemed to be a Subsidiaries of the Borrower, (ii) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy TXCT LLC, Dairy TXCT LLC and its Subsidiaries shall be deemed to be Subsidiaries of the Borrower and (iii) a Joint Venture shall not constitute a Subsidiary.

                  "SUBSIDIARY GUARANTOR" means each of the Persons identified as a "Subsidiary Guarantor" on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.11, together with their successors and permitted assigns, and "SUBSIDIARY GUARANTOR" means any one of them. Notwithstanding any other provision to the contrary contained in this Credit Agreement, (i) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy LLC, Dairy LLC shall be deemed to be a Subsidiary Guarantor and (ii) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy TXCT LLC, Dairy TXCT LLC shall be deemed to be a Subsidiary Guarantor.

                  "SWINGLINE COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.3(a).

                  "SWINGLINE LENDER" means Bank of America.

                  "SWINGLINE LOAN" shall have the meaning assigned to such term in Section 2.3(a).

                  "SWINGLINE NOTE" shall have the meaning assigned to such term in Section 2.3(d).

                  "SYNDICATION AGENT" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

                  "TAXES" shall have the meaning assigned to such term in
         Section 3.11(a).

                  "TRADE LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                  "TRANCHE A TERM LOAN" shall have the meaning assigned to such term in Section 2.4(a).

                  "TRANCHE A TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche A Term Loan in a principal amount equal to such Lender's Tranche A Term Loan Percentage (if any) of the Tranche A Term Loan Committed Amount.

                  "TRANCHE A TERM LOAN COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.4(a).

                  "TRANCHE A TERM LOAN PERCENTAGE" means, for any Lender, the percentage identified as its Tranche A Term Loan Percentage on SCHEDULE 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "TRANCHE A TERM NOTE" shall have the meaning assigned to such term in Section 2.4(f).

                  "TRANCHE B TERM LOAN" shall have the meaning assigned to such term in Section 2.5(a).

                  "TRANCHE B TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Tranche B Term Loan Percentage (if any) of the Tranche B Term Loan Committed Amount.

                  "TRANCHE B TERM LOAN COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.5(a).

                  "TRANCHE B TERM LOAN PERCENTAGE" means, for any Lender, the percentage identified as its Tranche B Term Loan Percentage on SCHEDULE 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "TRANCHE B TERM NOTE" shall have the meaning assigned to such term in Section 2.5(f).

                  "TRANSACTION" means a collective reference to (i) the acquisition by Mergersub of all of the outstanding capital stock of the Acquired Company and the merger of Mergersub into the Acquired Company, all pursuant to, and in accordance with the terms of, the Merger Agreement; (ii) the refinancing of substantially all of the funded indebtedness of the Acquired Company and its Subsidiaries existing at the time of the events described in the foregoing clause (i); (iii) the Dairy Restructuring; and (iv) the related financings, equity contributions and other transactions referred to in Section 5.1(h).

                  "UNUSED FEE" shall have the meaning assigned to such term in
         Section 3.5(a).

                  "UNUSED FEE CALCULATION PERIOD" shall have the meaning assigned to such term in Section 3.5(a).

                  "UNUSED REVOLVING COMMITTED AMOUNT" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount (other than any portion of the Revolving Committed Amount attributable to a Lender that was a Defaulting Lender during such period) exceeds
         (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans (but not including any Swingline Loans) PLUS (ii) the outstanding aggregate principal amount of all LOC Obligations.

                  "VOTING STOCK" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary 100% of whose Voting Stock (other than director's qualifying shares or other shares required by law to be held by a third party) is at the time owned by such Person directly or indirectly through other Wholly-Owned Subsidiaries.

                  1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis; PROVIDED, HOWEVER, that calculations of the implied principal component of all obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at December 31, 2000), but, in any event, unless otherwise expressly provided herein, after elimination for minority interests; PROVIDED, HOWEVER, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made; PROVIDED FURTHER, HOWEVER, that nothing contained in this Section 1.3 shall be deemed to restrict the ability of the

Credit Parties to (i) make purchase accounting adjustments with respect to the Transaction during the four-quarter period immediately succeeding the consummation of the Transaction or (ii) make purchase accounting adjustments with respect to any Permitted Acquisition during the four-quarter period immediately succeeding the consummation of such transaction.

         Notwithstanding the above or the terms of any definition in Section 1.1, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.10 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.1), (i) after consummation of any Asset Disposition or any Investment (or series of related Investments) made pursuant to Section 8.6(p) to the extent consisting of the contribution(s) or other transfer(s) of Property (other than cash) to a Joint Venture for consideration less than the fair market value of such Property, (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of or contributed or otherwise transferred, as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period, (ii) after consummation of any Acquisition,
(A) income statement items (whether positive or negative) attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments are consistent with the definition of "Consolidated EBITDA" set forth in Section 1.1 and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable and
(iii) the portion of Funded Indebtedness of the Consolidated Parties as of any date consisting of Revolving Loans shall be deemed to be the monthly average amount of Revolving Loans outstanding for the twelve-month period ended as of such date.


                                    SECTION 2

                                CREDIT FACILITIES

                  2.1      REVOLVING LOANS.

                  (a) REVOLVING COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("REVOLVING LOANS") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; PROVIDED, HOWEVER, that the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "REVOLVING COMMITTED AMOUNT"); PROVIDED, FURTHER, (A) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, and (B) the sum of the aggregate outstanding principal amount of Revolving Loans PLUS LOC Obligations PLUS Swingline Loans shall not exceed the Revolving Committed Amount. The initial advance of the Revolving Loans on the Closing Date shall consist solely of Base Rate Loans. Thereafter, Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than 15 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      REVOLVING LOAN BORROWINGS.

                           (i) NOTICE OF BORROWING. The Borrower shall request a
                  Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 12:30 P.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) MINIMUM AMOUNTS. Except for Revolving Loans made
                  for the purpose of reimbursing the Issuing Lender in respect of a drawing under a Letter of Credit pursuant to Section 2.2(e), each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $2,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                           (iii) ADVANCES. Each Lender will make its Revolving
                  Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent either by disbursing such funds pursuant to written instructions from the Borrower or by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (c) REPAYMENT. The Borrower hereby promises to pay the principal amount of all outstanding Revolving Loans in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

                  (d) INTEREST.  Subject to the provisions of Section 3.1,

                           (i) BASE RATE LOANS. During such periods as Revolving
                  Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (ii) EURODOLLAR LOANS. During such periods as
                  Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         The Borrower hereby promises to pay interest on Revolving Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) REVOLVING NOTES. The Borrower hereby agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Revolving Loans of such Lender, substantially in the form of EXHIBIT 2.1(e), with appropriate insertions as to date and principal amount (a "REVOLVING NOTE").

                  2.2      LETTER OF CREDIT SUBFACILITY.

                  (a) ISSUANCE. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Closing Date until the date five (5) days prior to the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; PROVIDED, HOWEVER, that (i) the LOC Obligations outstanding shall not at any time exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "LOC COMMITTED AMOUNT") and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans PLUS LOC Obligations PLUS Swingline Loans shall not at any time exceed the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) as originally issued or as extended, have an expiry date extending beyond the date five (5) days prior to the Maturity Date. The Issuing Lender shall not be required to issue any Letter of Credit which would violate any Requirement of Law applicable to the Issuing

         Lender. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day. For purposes of this Credit Agreement, the Existing Letters of Credit shall be deemed to have been issued on the Closing Date.

                  (b) NOTICE AND REPORTS. The request for the issuance of a Letter of Credit shall be submitted by an Executive Officer of the Borrower to the Issuing Lender and the Agent at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will provide to the Agent, at least quarterly and more frequently upon request, who will in turn disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

                  (c) PARTICIPATION. Each Lender, upon issuance of a Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Agent for the account of the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Agent of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) REIMBURSEMENT. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Agent. Unless the Borrower shall immediately notify the Agent and the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day on which the Issuing Lender notifies the Borrower of a drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or deemed to have been requested hereunder or otherwise) in same day funds provided such notice is received by the Borrower from the Issuing Lender on or before 2:00 P.M. (Charlotte, North Carolina time) (otherwise such payment shall be made on or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received). The Borrower hereby promises to pay to the Issuing Lender interest on the unreimbursed amount of any drawing under a Letter of Credit at a per annum rate equal to (i) for the first two (2) Business Days following the date of the related drawing, the Adjusted Base Rate and
         (ii) thereafter, the Adjusted Base Rate PLUS 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender (other than that the payment of such drawing by the Issuing Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender), the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Agent, who shall in turn, promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Agent if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Agent for the account of the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Agent for the account of the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Agent for the account of the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

                  (e) REPAYMENT WITH REVOLVING LOANS. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of
         Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) PRO RATA based on the respective Revolving Commitment

         Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Agent for the account of the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence NOTWITHSTANDING (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), PROVIDED that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Agent for the account of the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) DESIGNATION OF CONSOLIDATED PARTIES AS ACCOUNT PARTIES. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) RENEWAL, EXTENSION. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) UNIFORM CUSTOMS AND PRACTICES. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the

         "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (i)      INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

                           (i) In addition to its other obligations under this
                  Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, actual losses, costs, charges and reasonable expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "GOVERNMENT ACTS").

                           (ii) As between the Borrower and the Lenders
                  (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith and without gross negligence, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                           (iv) Nothing in this subsection (i) is intended to
                  limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this Section 2.2(i), no Credit Party shall have any obligation to indemnify or reimburse any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising out of the gross negligence, bad faith or willful misconduct of such Lender, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit unless such payment is prohibited by any law, regulation, court order or decree.

                  (j) RESPONSIBILITY OF ISSUING LENDER. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; PROVIDED, HOWEVER, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence, bad faith or willful misconduct on the part of the Issuing Lender.

                  (k) CONFLICT WITH LOC DOCUMENTS. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

                  2.3      SWINGLINE LOAN SUBFACILITY.

                  (a) SWINGLINE COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; PROVIDED, HOWEVER, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "SWINGLINE COMMITTED AMOUNT"), and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans PLUS LOC Obligations PLUS Swingline Loans shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as

         Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3 and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      SWINGLINE LOAN ADVANCES.

                           (i) NOTICES; DISBURSEMENT. Whenever the Borrower
                  desires a Swingline Loan advance hereunder it shall give written notice from an Executive Officer of the Borrower (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

                           (ii) MINIMUM AMOUNTS. Each Swingline Loan advance
                  shall be in an integral multiples of $100,000 (or the remaining amount of the Swingline Committed Amount, if less).

                           (iii) REPAYMENT OF SWINGLINE LOANS. The Borrower
                  hereby promises to pay the outstanding principal amount of each Swingline Loan on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan or (B) the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; PROVIDED, HOWEVER, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of
                  Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence NOTWITHSTANDING (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase
                  (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to
                  Section 3.4), PROVIDED that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective
                  Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to the Federal Funds Rate.

                  (c)      INTEREST ON SWINGLINE LOANS.

                           (i) RATE OF INTEREST . Subject to the provisions of
                  Section 3.1, each Swingline Loan shall bear interest as follows:

                                    (A) BASE RATE LOANS. If such Swingline Loan
                           is a Base Rate Loan, at a per annum rate equal to the Adjusted Base Rate.

                                    (B) QUOTED RATE SWINGLINE LOANS. If such
                           Swingline Loan is a Quoted Rate Swingline Loan, at a per annum rate equal to the Quoted Rate applicable thereto.

                           (ii) PAYMENT OF INTEREST. The Borrower hereby
                  promises to pay interest on Swingline Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

                  (d) SWINGLINE NOTE. The Borrower hereby agrees that, upon the request to the Agent by the Swingline Lender, the Borrower will execute and deliver to the Swingline Lender a promissory note evidencing the Swingline Loans of the Swingline Lender, substantially in the form of
         EXHIBIT 2.3(d), with appropriate insertions as to date and principal amount (a "SWINGLINE NOTE").

                  2.4      TRANCHE A TERM LOAN.

                  (a) TRANCHE A TERM COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche A Term Loan Percentage of a term loan in Dollars (the "TRANCHE A TERM LOAN") in the aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "TRANCHE A TERM LOAN COMMITTED AMOUNT"). The full principal amount of the Tranche A Term Loan shall be disbursed on the Closing Date as a Base Rate Loan. Thereafter, the Tranche A Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than 15 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Tranche A Term Loan may not be reborrowed.

                  (b) BORROWING PROCEDURES. The Borrower shall submit an appropriate Notice of Borrowing for the Tranche A Term Loan to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Closing Date. Such Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of the Tranche A Term Loan is requested and (ii) that the funding of the Tranche A Term Loan shall be comprised of Base Rate Loans. Each Lender shall make its Tranche A Term Loan Percentage of the Tranche A Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in
         SCHEDULE 2.1(a), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Closing Date in Dollars and in funds immediately available to the Agent.

                  (c) MINIMUM AMOUNTS. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche A Term Loan shall be in an aggregate principal amount that is not less than $2,000,000 and integral multiples of $100,000 (or the then remaining principal balance of the Tranche A Term Loan).

                  (d) REPAYMENT OF TRANCHE A TERM LOAN. The Borrower hereby promises to pay the outstanding principal amount of the Tranche A Term Loan in twenty-four (24) consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 9.2:

     ===============================================================
            PRINCIPAL                         TRANCHE A TERM LOAN
           AMORTIZATION                     PRINCIPAL AMORTIZATION
          PAYMENT DATES                            PAYMENT
     ---------------------------------------------------------------
              June 30, 2001,                   $3,000,000
           September 30, 2001,
           December 31, 2001,
             March 31, 2002,
             June 30, 2002,
          September 30, 2002,
           December 31, 2002 and
              March 31, 2003
     ---------------------------------------------------------------
               June 30, 2003,                  $4,000,000
            September 30, 2003,
             December 31, 2003,
               March 31, 2004,
               June 30, 2004,
            September 30, 2004,
             December 31, 2004
             and March 31, 2005
     ---------------------------------------------------------------
               June 30, 2005,                  $5,000,000
             September 30, 2005,
              December 31, 2005
              and March 31, 2006
     ---------------------------------------------------------------
                June 30, 2006,                 $6,000,000
             September 30, 2006,
           December 31, 2006 and
                March 31, 2007
     ===============================================================



                  (e) INTEREST. Subject to the provisions of Section 3.1, the outstanding Tranche A Term Loan shall bear interest at a per annum rate equal to:

                           (i) BASE RATE LOANS. During such periods as the
                  Tranche A Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                           (ii) EURODOLLAR LOANS. During such periods as the
                  Tranche A Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         The Borrower hereby promises to pay interest on the Tranche A Term Loan in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (f) TRANCHE A TERM NOTES. The Borrower hereby agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Tranche A Term Loans of such Lender, substantially in the form of EXHIBIT 2.4(f), with appropriate insertions as to date and principal amount (a "TRANCHE A TERM NOTE").

                  2.5      TRANCHE B TERM LOAN.

                  (a) TRANCHE B TERM COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche B Term Loan Percentage of a term loan in Dollars (the "TRANCHE B TERM LOAN") in the aggregate principal amount of TWO HUNDRED SEVENTY MILLION DOLLARS ($270,000,000) (the "TRANCHE B TERM LOAN COMMITTED AMOUNT"). The full principal amount of the Tranche B Term Loan shall be disbursed on the Closing Date as a Base Rate Loan, and no portion of the Tranche B Term Loan shall consist of a Eurodollar Loan until the date which is 10 Business Days after the Closing Date (or, if earlier, the date which is three (3) Business Days following the date that the primary syndication of the Tranche B Term Loan has been completed (as determined by the Agent)). Thereafter, the Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than 15 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Tranche B Term Loan may not be reborrowed.

                  (b) BORROWING PROCEDURES. The Borrower shall submit an appropriate Notice of Borrowing for the Tranche B Term Loan to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Closing Date. Such Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of the Tranche B Term Loan is requested and (ii) that the funding of the Tranche B Term Loan shall be comprised of Base Rate Loans. Each Lender shall make its Tranche B Term Loan Percentage of the Tranche B Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in
         SCHEDULE 2.1(a), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Closing Date in Dollars and in funds immediately available to the Agent.

                  (c) MINIMUM AMOUNTS. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche B Term Loan shall be in an aggregate principal amount that is not less than $2,000,000 and integral multiples of $100,000 (or the then remaining principal balance of the Tranche B Term Loan).

                  (d) REPAYMENT OF TRANCHE B TERM LOAN. The Borrower hereby promises to pay the outstanding principal amount of the Tranche B Term Loan in twenty-eight (28) consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 9.2:


     ===============================================================
             PRINCIPAL                       TRANCHE B TERM LOAN
            AMORTIZATION                   PRINCIPAL AMORTIZATION
           PAYMENT DATES                           PAYMENT
     ---------------------------------------------------------------
            June 30, 2001,                     $675,000
         September 30, 2001,
          December 31, 2001,
            March 31, 2002,
            June 30, 2002,
         September 30, 2002,
          December 31, 2002,
           March 31, 2003,
            June 30, 2003,
          September 30, 2003,
           December 31, 2003,
             March 31, 2004,
              June 30, 2004,
           September 30, 2004,
            December 31, 2004,
             March 31, 2005,
              June 30, 2005,
           September 30, 2005,
            December 31, 2005,
              March 31, 2006,
              June 30, 2006,
            September 30, 2006,
          December 31, 2006 and
              March 31, 2007
     ---------------------------------------------------------------
               June 30, 2007,                  $63,450,000
            September 30, 2007,
          December 31, 2007 and
               March 31, 2008
     ===============================================================

                  (e) INTEREST. Subject to the provisions of Section 3.1, the outstanding Tranche B Term Loan shall bear interest at a per annum rate equal to:

                           (i) BASE RATE LOANS. During such periods as the
                  Tranche B Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate PLUS 2.00%.

                           (ii) EURODOLLAR LOANS. During such periods as the
                  Tranche B Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate PLUS 3.00%.

         The Borrower hereby promises to pay interest on the Tranche B Term Loan in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (f) TRANCHE B TERM NOTES. The Borrower hereby agrees that, upon the request to the Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Tranche B Term Loans of such Lender, substantially in the form of EXHIBIT 2.5(f), with appropriate insertions as to date and principal amount (a "TRANCHE B TERM NOTE").


                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

                  3.1      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of a default in the payment of any amount hereunder or under any of the other Credit Documents, such overdue amount shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate PLUS 2%).

                  3.2      EXTENSION AND CONVERSION.

         The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; PROVIDED, HOWEVER, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto unless the Borrower makes payment of any amounts then due and owing pursuant to Section 3.12, (ii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "INTEREST PERIOD" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), with respect to the Tranche A Term Loan, Section 2.4(c), or, with respect to the Tranche B Term Loan, Section 2.5(c), (iii) no more than 15 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in SCHEDULE 2.1(a), or at such other office as the Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section 3.2, or any such conversion or extension is not permitted or required by this Section 3.2, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

                  3.3      PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans in whole or in part from time to time upon providing at least three (3) Business Days' notice to the Agent (which notice may be waived by the Agent) other than in connection with Revolving Loans; PROVIDED, HOWEVER, that (i) each partial prepayment of Loans (other than Swingline Loans) shall be in a minimum principal amount of $2,000,000 (or $500,000 in the case of Revolving Loans) and integral multiples of $100,000 in excess thereof (or the then remaining principal balance of the Revolving Loans, the Tranche A Term Loan or the Tranche B Term Loan, as applicable, if less) and (ii) any prepayment of the Tranche A Term Loan or the Tranche B Term Loan shall be applied ratably to the Tranche A Term Loan and the Tranche B Term Loan, with, in each case, 25% of such prepayment being applied to the remaining Principal Amortization Payments in direct order of maturities thereof and 75% of such prepayment being applied ratably to the remaining Principal Amortization Payments thereof. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; PROVIDED that if the Borrower shall fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Revolving Loans and then ratably to the Tranche A Term Loan and the Tranche B Term Loan, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and, in the case of Eurodollar Loans, shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (b)      MANDATORY PREPAYMENTS.

                           (i) (A) REVOLVING COMMITTED AMOUNT. If at any time, the sum of the aggregate outstanding principal amount of Revolving Loans PLUS LOC Obligations PLUS Swingline Loans shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                                    (B) LOC COMMITTED AMOUNT. If at any time,
                           the sum of the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.

                           (ii) EXCESS CASH FLOW. Within 105 days after the end
                  of each fiscal year (commencing with the fiscal year ending December 31, 2001), the Borrower shall prepay the Loans in an amount equal to (A) 75% (if the Leverage Ratio as of the end of such fiscal year is equal to or greater than 3.50 to 1.00) or 50% (if the Leverage Ratio as of the end of such fiscal year is less than 3.50 to 1.00) of Excess Cash Flow for such prior fiscal year MINUS (B) the amount of any voluntary prepayments made during such fiscal year of the Tranche A Term Loan, the Tranche B Term Loan or (to the extent accompanied by a permanent reduction in the Revolving Committed Amount) the Revolving Loans (such prepayment to be applied as set forth in clause (vi) below).

                           (iii) (A) ASSET DISPOSITIONS. Immediately upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to (1) if the related Asset Disposition is not an Acquired Non-Core Asset Disposition, 100% of the Net Cash Proceeds of such Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments or (2) if the related Asset Disposition is an Acquired Non-Core Asset Disposition, 100% of the Net Cash Proceeds of such Asset Disposition (in each case, such prepayment to be applied as set forth in clause (vi) below).

                                    (B) INVOLUNTARY DISPOSITIONS. Immediately
                           upon the occurrence of an Involuntary Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Excess Proceeds (such prepayment to be applied as set forth in clause (vi) below).

                           (iv) DEBT ISSUANCES. Immediately upon the occurrence
                  of a Debt Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Debt Issuance (such prepayment to be applied as set forth in clause (vi) below).

                           (v) EQUITY ISSUANCES. Immediately upon the occurrence
                  of an Equity Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of
                  (A) 50% of the Net Cash Proceeds of the related Equity Issuance or (B) except in the case of a Qualifying IPO, the Net Cash Proceeds not applied to make Eligible Reinvestments during the Application Period (such prepayment to be applied as set forth in clause (vi) below).

                           (vi) APPLICATION OF MANDATORY PREPAYMENTS. All
                  amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations, (C) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii), FIRST, pro rata to the Tranche A Term Loan and the Tranche B Term Loan (with, in each case, 25% of such prepayment being applied to the remaining Principal Amortization Payments in direct order of maturities thereof and 75% of such prepayment being applied ratably to the remaining Principal Amortization Payments thereof) and SECOND, to the Revolving

                  Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (without any reduction in the Revolving Committed Amount),
                  (D) with respect to all amounts prepaid pursuant to Section 3.3(b)(iii)(A)(1) and 3.3(b)(iii)(B), FIRST, pro rata to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to remaining Principal Amortization Payments) and SECOND, to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts applied pursuant to this clause (D)), (E) with respect to all amounts prepaid pursuant to Section 3.3(b)(iii)(A)(2), FIRST, to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (without any reduction in the Revolving Committed Amount) and SECOND, pro rata to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to remaining Principal Amortization Payments),
                  (F) with respect to all amounts prepaid pursuant to Section 3.3(b)(iv), FIRST, pro rata to the Tranche A Term Loan and the Tranche B Term Loan (in each case to remaining Principal Amortization Payments in inverse order of maturities thereof) and SECOND, to the Revolving Loans (without any reduction in the Revolving Committed Amount) and (G) with respect to all amounts prepaid pursuant to Section 3.3(b)(v), FIRST, pro rata to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to remaining Principal Amortization Payments thereof) and SECOND, to the Revolving Loans (without any reduction in the Revolving Committed Amount). Solely for purposes of determining the pro rata share of the Lenders in connection with any prepayment referred to in this subclause (D) of this clause
                  (vi), the outstanding principal amount of all Revolving Loans and LOC Obligations of any Lender which then holds outstanding Tranche A Term Loans shall be deemed to be additional Tranche A Term Loan principal owing to such Lender. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall, in the case of Eurodollar Loans, be accompanied by interest on the principal amount prepaid through the date of prepayment.

                           (vii) PREPAYMENT ACCOUNT. If the Borrower is required
                  to make a mandatory prepayment of Eurodollar Loans under this
                  Section 3.3(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Agent) by and in the sole dominion and control of the Agent. Any amounts so deposited shall be held by the Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto or, subject to the terms of Section 3.12, as earlier requested in writing by the Borrower. At the request of the Borrower, amounts so deposited shall be invested by the Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the

                  Borrower and the Borrower will deposit with the Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

                           (viii) NOTICE OF MANDATORY PREPAYMENTS. The Borrower
                  agrees to use reasonable efforts to notify the Agent of any mandatory prepayments of the Loans required to be made pursuant to this Section 3.3(b).

                  3.4      TERMINATION AND REDUCTION OF REVOLVING COMMITTED
AMOUNT.

                  (a) VOLUNTARY REDUCTIONS. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $2,500,000 or in integral multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; PROVIDED, HOWEVER, no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans PLUS LOC Obligations PLUS Swingline Loans to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                  (b) TERM LOAN COMMITMENTS. The Tranche A Term Loan Commitment of each Lender, if any, shall automatically terminate at such time as such Lender shall have made available to the Borrower such Lender's share of the Tranche A Term Loan, and the Tranche B Term Loan Commitment of each Lender, if any, shall automatically terminate at such time as such Lender shall have made available to the Borrower such Lender's share of the Tranche B Term Loan.

                  (c) MANDATORY REDUCTIONS. The Revolving Committed Amount and the Swingline Committed Amount automatically shall be permanently reduced from time to time in accordance with the terms of Section 3.3(b)(vi).

                  (d) MATURITY DATE. Unless terminated sooner pursuant to
         Section 3.4(a) or Section 9.2, the Revolving Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

                  (e) GENERAL. The Borrower shall pay to the Agent for the account of the Lenders (except to the extent that any Lender was a Defaulting Lender during the applicable period in which such fee accrued) in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

                  3.5      FEES.

                  (a) UNUSED FEE. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower hereby promises to pay to the Agent for the account of each Lender

         (except to the extent that any Lender was a Defaulting Lender during the applicable period in which such fee accrued) a fee (the "UNUSED FEE") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced pursuant to
         Section 3.4(a) and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "UNUSED FEE CALCULATION PERIOD"), beginning with the first of such dates to occur after the Closing Date.

                  (b)      LETTER OF CREDIT FEES.

                           (i) STANDBY LETTER OF CREDIT ISSUANCE FEE. In
                  consideration of the issuance of standby Letters of Credit hereunder, the Borrower hereby promises to pay to the Agent for the account of each Lender (except to the extent that any Lender was a Defaulting Lender during the applicable period in which such fee accrued) a fee (the "STANDBY LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                           (ii) TRADE LETTER OF CREDIT DRAWING FEE. In
                  consideration of the issuance of trade Letters of Credit hereunder, the Borrower hereby promises to pay to the Agent for the account of each Lender (except to the extent that any Lender was a Defaulting Lender during the applicable period in which such fee accrued) a fee (the "TRADE LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Trade Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                           (iii) ISSUING LENDER FEES. In addition to the Standby
                  Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower hereby promises to pay to the Agent for the account of the Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee of 0.125% on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration (which fronting fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and
                  (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

                  (c) AGENT'S FEES. The Borrower hereby (i) absolutely accepts and assumes all of the duties, obligations and liabilities of the Sponsor in, to and under the Agent's Fee Letter to the same extent as if the Borrower had executed the Agent's Fee Letter and (ii) promises to pay to the Agent, for its own account and for the account of Banc of America Securities LLC, as applicable, the fees referred to in the Agent's Fee Letter.

                  3.6      CAPITAL ADEQUACY.

                  (a) If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon notice from such Lender through the Agent to the Borrower setting forth in reasonable detail the charge and the calculation of such reduced rate of return to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction to the extent that such Lender reasonably determines that such additional amount is allocable to the existence of such Lender's commitments or obligations hereunder. Each determination by any such Lender of amounts owing under this Section shall, absent demonstrable error, be conclusive and binding on the parties hereto.

                  (b) The Borrower shall not be required to compensate a Lender pursuant to this Section 3.6 for any additional amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change of law giving rise to such additional amounts and of such Lender's intention to claim compensation therefor; PROVIDED that, if the change of law giving rise to such additional amounts is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  3.7      LIMITATION ON EURODOLLAR LOANS.

         If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement. The Agent or the Required Lenders, as the case may be, will withdraw such determination pursuant to this Section promptly as circumstances allow.

                  3.8      ILLEGALITY.

         Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable). Each Lender will designate a different Applicable Lending Office if such designation will permit such Lender to continue to make, maintain, or fund Eurodollar Loans hereunder and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it.

                  3.9      REQUIREMENTS OF LAW.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                         (i) shall subject such Lender (or its Applicable
                  Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement in respect of any Eurodollar Loans (other than Taxes defined in Section 3.11(a) and taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                         (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                         (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or the London interbank market any other condition affecting this Credit Agreement or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase, by an amount deemed by such Lender (or its Applicable Lending Office) to be material, the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
         Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (c) The Borrower shall not be required to compensate a Lender pursuant to this Section 3.9 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change of law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED that, if the change of law giving rise to such increased costs or reductions is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  3.10     TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8, on such earlier date as required by law as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

                  3.11     TAXES.

                  (a) Except as otherwise provided herein, any and all payments by any Credit Party to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on it as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced this Credit Agreement or any other Credit Document) (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions of Taxes (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof. Notwithstanding the foregoing, no additional sums shall be payable pursuant to this
         Section 3.11(a) with respect to Taxes (A) that are attributable to such Lender's failure to comply with Section 3.11(d), (B) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Credit Agreement or (C) unless imposed as a result of a change in treaty, law or regulation.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender that is not a United States person under
         Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered form to the Borrower (or any other form adopted by the United States taxing authorities for such purposes).

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

                  (g) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

                  (h) If the Agent or any Lender receives a refund with respect to Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, the Agent or Lender, respectively shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, PROVIDED, HOWEVER, that the Borrower agrees to promptly return such refund to the Agent or the applicable Lender, as the case may be, if it receives notice from the Agent or applicable Lender that such Agent or Lender is required to repay such refund. Each of the Agent and each Lender agrees that it will contest such Taxes or liabilities if the Agent or such Lender determines, in its reasonable judgment, that it would not be materially disadvantaged or prejudiced as a result of such contest.

                  3.12     COMPENSATION.

         Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Loan or Quoted Rate Swingline Loan for any reason (other than in connection with any assignment by any Lender pursuant to Section 11.3(b), but including acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan or Quoted Rate Swingline Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest (other than the Applicable Percentage) which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable

Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Any Lender claiming compensation under this Section 3.12 shall furnish to the Borrower and the Agent a statement setting forth in reasonable detail the calculation of the amounts to be paid to it hereunder. The covenants of the Borrower set forth in this Section
3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder; PROVIDED, HOWEVER, the Borrower shall not be required to compensate a Lender pursuant to this Section 3.12 for any such loss, cost or expense incurred more than 180 days prior to the date that such Lender notifies the Borrower of the incurrence of such loss, cost or expense.

                  3.13     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) LOANS. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

                  (b) ADVANCES. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; PROVIDED, HOWEVER, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                  3.14     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law and in a manner not inconsistent with this Credit Agreement, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Agent or any other Lender an amount payable by such Lender to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

                  3.15     PAYMENTS, COMPUTATIONS, ETC.

                  (a) GENERALLY. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Agent's office specified in SCHEDULE 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Sections 3.3 and 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                  (b) ALLOCATION OF PAYMENTS AFTER ACCELERATION. Notwithstanding any other provision of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2(d), all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or in respect of the Collateral shall be paid over or delivered as follows:

                           FIRST, to the payment of all reasonable out-of-pocket
                  costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                           SECOND, to payment of any fees payable to the Agent
                  then due and owing;

                           THIRD, to the payment of all of the Credit Party
                  Obligations consisting of accrued fees and interest;

                           FOURTH, to the payment of the outstanding principal
                  amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                           FIFTH, to the payment of all reasonable out-of-pocket
                  costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                           SIXTH, to all other Credit Party Obligations and
                  other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                           SEVENTH, to the payment of the surplus, if any, to
                  whomever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

                  3.16     EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

                  3.17     REPLACEMENT OF AFFECTED LENDERS.

         If (i) any Lender having a Revolving Commitment becomes a Defaulting Lender or otherwise defaults in its Revolving Commitment, (ii) any Credit Party is required to make any payments to any Lender under Section 3.6, Section 3.8,
Section 3.9 or Section 3.11 in excess of the proportionate amount (based on the respective Commitments and/or Loans of the Lenders) of corresponding payments required to be made to the other Lenders or (iii) in the event of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination which requires only the consent of the Required Lenders, the Borrower shall have the right to replace such

Lender (the "REPLACED LENDER") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "REPLACEMENT LENDER"), PROVIDED that
(a) except in the case of clause (iii) above, no Event of Default then exists,
(b) at the time of any replacement pursuant to this Section 3.17, the Replaced Lender and Replacement Lender shall enter into an Assignment and Acceptance pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (c) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (b) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the appropriate Assignment and Acceptance, the payment of amounts referred to in clauses (b) and (c) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, (1) the Lender that acts as the Issuing Lender may not be replaced hereunder at any time that it has Letters of Credit outstanding hereunder unless arrangements satisfactory to the Issuing Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account maintained with the Agent in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit and
(2) the Lender that acts as the Agent may not be replaced hereunder except in accordance with the terms of Section 10.7. The Replaced Lender shall be required to deliver for cancellation its applicable Notes, if any, to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.


                                    SECTION 4

                                    GUARANTY

                  4.1      THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due

(whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

                  4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Credit Party Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                  (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

                  4.3      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  4.4      CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

                  4.5      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

                  4.6      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.6, (a) "EXCESS PAYMENT" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) "PRO RATA SHARE" shall mean, for any Guarantor in respect of any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; PROVIDED, HOWEVER, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (C) "CONTRIBUTION SHARE" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; PROVIDED, HOWEVER, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to
Section 8.5.

                  4.7      GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.


                                    SECTION 5

                                   CONDITIONS


                  5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions:

                  (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Collateral Documents and (iii) all other Credit Documents.

                  (b) CORPORATE DOCUMENTS. Receipt by the Agent of the following:

                           (i) CHARTER DOCUMENTS. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (ii) BYLAWS. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (iii) RESOLUTIONS. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                           (iv) GOOD STANDING. Copies of (A) certificates of
                  good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) INCUMBENCY. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) OPINIONS OF COUNSEL. The Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Agent:

                           (i) a legal opinion of Kirkland & Ellis, counsel for the Credit Parties;

                           (ii) a legal opinion of special Minnesota counsel for the Credit Parties; and

                           (iii) a legal opinion of special local counsel for
                  the Credit Parties.

                  (d) PERSONAL PROPERTY COLLATERAL. The Agent shall have received:

                        (i) searches of Uniform Commercial Code filings in the
                  jurisdiction of the chief executive office of each Credit Party and each jurisdiction where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens on the Collateral exist other than Permitted Liens;

                       (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Agent's reasonable discretion, to perfect the Agent's security interest in the Collateral;

                      (iii) searches of ownership of, and Liens on, federally
                  registered intellectual property of each Credit Party in the appropriate governmental offices;

                       (iv) all certificates evidencing any certificated Capital
                  Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                        (v) duly executed notices of grant of security interest
                  in the form required by the Security Agreement as are necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                       (vi) all instruments and chattel paper having a value in
                  excess of $100,000 in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral; and

                      (vii) in the case of any personal property Collateral
                  located at a premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be (A) reasonably required by the

                  Agent and (B) obtainable upon the exercise of commercially reasonable efforts by the Credit Parties.

                  (e) REAL PROPERTY COLLATERAL. Except with respect to the owned Real Properties identified as items 3, 4, 5, 6, 7 and 24 in subpart (1) of SCHEDULE 6.20(a), the Agent shall have received the following, in form and substance reasonably satisfactory to the Agent:

                        (i) fully executed and notarized mortgages, deeds of
                  trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "MORTGAGE INSTRUMENT" and collectively the "MORTGAGE INSTRUMENTS") encumbering the fee interest and/or, to the extent available using commercially reasonable efforts, leasehold interest of any Credit Party in each of the Real Properties designated in SCHEDULE 6.20(a) which are not identified on such Schedule as "Excluded Properties" (each a "MORTGAGED PROPERTY" and collectively the "MORTGAGED PROPERTIES");

                       (ii) in the case of each real property leasehold interest
                  of any Credit Party constituting Mortgaged Property, (a) such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Agent, which estoppel letters shall be in the form and substance reasonably satisfactory to the Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                      (iii) with respect to each of the Real Properties
                  identified as items 2, 16, 17, 19, 21, 22, 23, 24, 26 and 27 on subpart (1) of SCHEDULE 6.20(a), maps or plats of an as-built survey of the sites of the real property covered by the Mortgage Instruments certified to the Agent and the Title Insurance Company (hereinafter defined) in a manner reasonably satisfactory to each of the Agent and the Title Insurance Company, dated a date reasonably satisfactory to each of the Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1999 with all items from Table A thereof completed, except for Nos. 5, 12 and 17;

                       (iv) ALTA mortgagee title insurance policies issued by
                  Chicago Title Insurance Company (the "TITLE INSURANCE COMPANY") in amounts not less than the respective amounts designated in SCHEDULE 6.20(a) with respect to any particular Mortgaged Property, assuring the Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which policies shall otherwise be in form and substance reasonably satisfactory to the Agent and shall include such endorsements as are reasonably requested by the Agent to the extent such endorsements are reasonably available in the jurisdictions in which the Mortgaged Properties are located;

                        (v) evidence as to (A) whether any Mortgaged Property is
                  in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "FLOOD HAZARD PROPERTY") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance satisfactory to the Agent and naming the Agent as sole loss payee on behalf of the Lenders; and

                       (vi) evidence reasonably satisfactory to the Agent (which
                  evidence the Agent agrees may be in the form of a 3.1 zoning endorsement to the mortgagee title insurance policies referred to in clause (iv) above) that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Properties under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks).

                  (f) EVIDENCE OF INSURANCE. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Agreement, including, but not limited to, naming the Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

                  (g) GOVERNMENT CONSENT. Receipt by the Agent of evidence that all material governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the Transaction and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transaction or that could seek or threaten any of the foregoing.

                  (h) CONSUMMATION OF TRANSACTION. The Transaction shall have been consummated in accordance in all material respects with the terms of the Merger Agreement and in compliance in all material respects with applicable law and regulatory approvals; all material conditions precedent to the obligations of the buyer under the Merger Agreement shall have been satisfied; and (i) the Equity Investors shall have contributed (directly or indirectly) at least $150 million to the Parent (of which, at least $125 million shall have been contributed by the Sponsor) and that immediately thereafter the Parent shall have contributed such amount, net of reasonable expenses payable to third parties, in the Borrower in exchange for common Capital Stock of the Borrower, (ii) existing shareholders of the Acquired Company shall have rolled over not less than $48 million of common Capital Stock and option value of the Acquired Company into common Capital Stock of the Parent and deferred compensation arrangements of the Parent on terms and conditions reasonably acceptable to the Agent, (iii) the Borrower shall have received gross proceeds of at least $200 million from the issuance by the Borrower of the Subordinated Notes on terms that are reasonably satisfactory to the Agent and (iv) after giving effect to the Transaction, including the application on the Closing Date of the proceeds of the related financings and equity contributions, the Consolidated Parties shall have no Indebtedness except for Indebtedness permitted under Section 8.1. The Merger Agreement shall not have been altered, amended or otherwise changed or supplemented in any material respect or any material condition therein waived, without the prior written consent of the Agent. The Agent shall have received (i) a copy, certified by an Executive Officer of the Borrower as true and complete, of the Merger Agreement as originally executed and delivered, together with all exhibits and schedules and (ii) a copy, certified by an Executive Officer of the Parent as true and complete, of the Subordinated Debt Indenture as originally executed and delivered, together with all exhibits and schedules thereto.

                  (i) SOLVENCY. Receipt by the Agent of (i) an opinion from an independent auditor or appraiser reasonably acceptable to the Agent as to the Solvency of the Credit Parties on a consolidated basis after giving effect to the Transaction and (ii) a certificate executed by the chief financial officer of the Parent as of the Closing Date, in form and substance satisfactory to the Agent, regarding the Solvency of the Credit Parties on a consolidated basis.

                  (j) OFFICER'S CERTIFICATES. The Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance reasonably satisfactory to the Agent, stating that (A) each Credit Party is in compliance with all existing material financial obligations which are to remain outstanding, (B) all material governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained,
         (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (D) the transactions contemplated by the Merger Agreement have been consummated in accordance in all material respects with the terms thereof and (E) immediately after giving effect to the Transaction, (1) no Default or Event of Default exists and (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

                  (k) FEES AND EXPENSES. Payment by the Credit Parties to the Lenders and the Agent of all fees and expenses relating to the Credit Facilities which are due and payable on the Closing Date, including, without limitation, payment to the Agent of the fees set forth in the Agent's Fee Letter.

                  (l) EXISTING NOTES. The Agent shall be satisfied with the arrangement for the repayment on or before May 10, 2001 of any Existing Notes which shall remain outstanding after consummation of the Transaction on the Closing Date.

                  5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligations of each Lender to make any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

                  (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, any portion of the Tranche A Term Loan or any portion of the Tranche B Term Loan, an appropriate Notice of Borrowing or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

                  (b) (i) the representations and warranties set forth in
         Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date) and (ii) no Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

                  (c) In the case of a request for a Revolving Loan or a Letter of Credit, immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans PLUS LOC Obligations PLUS Swingline Loans shall not exceed the Revolving Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b) and (c) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agent and each Lender that:

                  6.1      FINANCIAL CONDITION.

                  (a) The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000 (including the notes thereto) (i) have been audited by Grant Thornton,

         (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim income statements for, each fiscal month ended in January and February 2001 (copies of which previously have been delivered to the Agent) (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except for the absence of footnotes and subject to year-end audit adjustments) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from December 31, 2000 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. As of the Closing Date, the Borrower and its Subsidiaries have no material liabilities (contingent or otherwise) that are not reflected (but required to be reflected) in the foregoing financial statements or in the notes thereto which could reasonably be expected to have a Material Adverse Effect except as described on SCHEDULE 6.1.

                  (b) The pro forma consolidated balance sheet as of February 28, 2001 and the pro forma income statement of the Consolidated Parties for the twelve month period ending February 28, 2001 giving effect to the Transaction (i) have been reviewed by Grant Thornton, (ii) meet the requirements of Regulation S-X of the Securities Act applicable to a Form S-1 registration statement under the Securities Act, (iii) are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect and (iv) evidence Consolidated EBITDA of not less than $134 million.

                  (c) To the extent delivered, the financial statements delivered pursuant to Section 7.1(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods (except for, in the case of the financial statements described in Section 7.10(b), the absence of footnotes and subject to year-end audit adjustments).

                  6.2      NO MATERIAL CHANGE.

         Since December 31, 2000, there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.

                  6.3      ORGANIZATION AND GOOD STANDING.

         Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

                  6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder, with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party or with the consummation of the Transaction, except for (i) consents, authorizations, notices and filings described in SCHEDULE 6.4, all of which have been obtained or made or have the status described in such SCHEDULE 6.4, (ii) filings to release Liens to the extent that the holders of such Liens have agreed in writing with the Agent to release such Liens, (iii) filings to perfect the Liens created by the Collateral Documents and (iv) consents, authorizations, filings, notices or other acts which have been obtained as and when required or the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing.

                  6.5      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any material Requirement of Law or any other material law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

                  6.6      NO DEFAULT.

         No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect.

                  6.7      OWNERSHIP.

         Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets owned by it necessary for the conduct of its business, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and none of such assets is subject to any Lien other than Permitted Liens.

                  6.8      INDEBTEDNESS.

         Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

                  6.9      LITIGATION.

         Except as disclosed in SCHEDULE 6.9, there does not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the acquisition of the Acquired Company in the manner contemplated by the Merger Agreement or (ii) any pending or, to the knowledge of any Consolidated Party, threatened action, suit or legal, equitable, arbitration or administrative proceeding against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.

                  6.10     TAXES.

         Each Consolidated Party has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid
(a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (iii) the failure of which to pay could reasonably be expected to result in a Material Adverse Effect. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

                  6.11     COMPLIANCE WITH LAW.

                  Each Consolidated Party is in compliance with all Requirements of Law applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the preceding sentence, (i) the Consolidated Parties have produced and distributed and are producing and distributing food products that are in compliance with the Food Security Act, the Food, Drug, and Cosmetic Act (21 U.S.C. 321 et seq.), the Egg Products Inspection Act, the Minnesota Food Law (Minnesota Statutes, Ch. 31), MWPDA and all other applicable federal and state laws governing the production of food, and all applicable regulations and administrative interpretations promulgated under any such laws except for any violations or failures which could not reasonably be expected to have a Material Adverse Effect and (ii) none of the Consolidated Parties has violated or failed to comply with PACA or MWPDA, except for any violation or failure which could not reasonably be expected to have a Material Adverse Effect.

                  6.12     ERISA.

         Except as disclosed and described in SCHEDULE 6.12 attached hereto or except as could not reasonably be expected to result in a Material Adverse
Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan (other than a Permitted Lien).

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan by such amount as could reasonably be expected to have a Material Adverse Effect.

                  (c) Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the knowledge of the Executive Officers of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                  (e) Neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

                  (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds.

                  6.13     CORPORATE STRUCTURE; CAPITAL STOCK, ETC.

         The corporate capital and ownership structure of the Consolidated Parties as of the Closing Date after giving effect to the Transaction is as described in SCHEDULE 6.13A. Set forth on SCHEDULE 6.13B is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date. As of the Closing Date, the outstanding Capital Stock of all such Persons is validly issued, fully paid and (to the extent such concept is applicable) non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on
SCHEDULE 6.13B, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in SCHEDULE 6.13B, as of the Closing Date neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

                  6.14     GOVERNMENTAL REGULATIONS, ETC.

                  (a) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or any of

         Regulations U and X. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of "buying" or "carrying" any "margin stock" within the meaning of Regulations U and X, or for the purpose of purchasing or carrying or trading in any securities.

                  (b) None of the Consolidated Parties is (i) an "investment company", or a company "controlled" by "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or
         (iii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

                  6.15     PURPOSE OF LOANS AND LETTERS OF CREDIT.

         The proceeds of the Loans hereunder shall be used solely by the Borrower to effect the Transaction, to pay fees and expenses related to the Transaction and to provide for working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, Permitted Acquisitions). The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

                  6.16     ENVIRONMENTAL MATTERS.

         Except as disclosed and described in SCHEDULE 6.16 attached hereto or except as could not reasonably be expected to result in a Material Adverse
Effect:

                  (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

                  (b) None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

                  (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

                  6.17     INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all trademarks, service marks, trade names, trade dress, patents, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on SCHEDULE 6.17 as of the Closing Date is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Consolidated Party. Except as provided on
SCHEDULE 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of the Executive Officers of the Credit Parties, the use of the Intellectual Property by any Consolidated Party or the granting of a right or a license in respect of the Intellectual Property from any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  6.18     SOLVENCY.

         The Credit Parties are Solvent on a consolidated basis.

                  6.19     INVESTMENTS.

         All Investments of each Consolidated Party are Permitted Investments.

                  6.20     BUSINESS LOCATIONS.

         Set forth on SCHEDULE 6.20(a) is a list of all Real Properties located in the United States as of the Closing Date. Set forth on SCHEDULE 6.20(b) is a list of all owned or leased locations where any tangible personal property of a Consolidated Party is located as of the Closing Date (other than vehicles and assets temporarily in transit or sent for repair). Set forth on SCHEDULE 6.20(c) is the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Consolidated Party as of the Closing Date.

                  6.21     DISCLOSURE.

         Neither this Credit Agreement nor any financial statements (other than projections, budgets and other estimates) delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby, when taken as a whole, contains as of the applicable delivery date any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not materially misleading in light of the circumstances under which such statements were made.

                  6.22     BROKERS' FEES.

         Except as set forth on SCHEDULE 6.22, no Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the Agent's Fee Letter.

                  6.23     LABOR MATTERS.

         Except as set forth on SCHEDULE 6.23, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date. None of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty during the five years prior to the Closing Date except, with respect to any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

                  6.24     NATURE OF BUSINESS.

         As of the Closing Date, the Consolidated Parties are principally engaged in the business of the production, distribution and sales of food products in the areas of egg products, refrigerated distribution, dairy products and potato products.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that until such time as the Credit Agreement has been terminated in accordance with the terms of Section 11.13:

                  7.1      INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the
Agent:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet of the Consolidated Parties as of the end of such fiscal year, together with related consolidated statements of income and cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by Grant Thornton (or by any "Big Five" accounting firm or any other independent certified public accountants of recognized national standing reasonably acceptable to the Agent) and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions.

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days (90 days in the case of the last fiscal quarter) after the close of each fiscal quarter of each fiscal year of the Consolidated Parties, a consolidated balance sheet of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated statements of income and cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of certain footnotes.

                  (c) OTHER QUARTERLY FINANCIAL REPORTS. At the time of delivery of the financial statements provided for in Section 7.1(b) above, quarterly divisional income statements for the egg products division, the potato products division, the dairy division and the refrigerated distribution division prepared in accordance with past practices.

                  (d) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of EXHIBIT 7.1(d), (i) providing a detailed calculation of Consolidated EBITDA (with a break-out of each of the components of the definition thereof set forth in Section 1.1) for the applicable fiscal period, (ii) demonstrating compliance with the financial covenants contained in Section 7.10 by calculation thereof as of the end of the applicable fiscal period and (iii) stating that no Default or Event of Default exists as of the end of the applicable fiscal period, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                  (e) ANNUAL BUSINESS PLAN AND BUDGETS. Within 45 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2001, an annual business plan and budget of the Consolidated Parties containing, among other things, projected financial statements for the next fiscal year.

                  (f) COMPLIANCE WITH CERTAIN PROVISIONS OF THE CREDIT AGREEMENT. Within 105 days after the end of each fiscal year of the Credit Parties, a certificate (i) providing a detailed calculation of Excess Cash Flow (with a break-out of each of the components of the definition thereof set forth in Section 1.1) and (ii) containing information regarding the amount of all Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

                  (g) ACCOUNTANT'S CERTIFICATE. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement as it relates to accounting matters and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default with respect to such accounting matters and, if any such Default or Event of Default exists, specifying the nature and extent thereof, PROVIDED that such accountants shall not incur any liability to the Lenders by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination.

                  (h) REPORTS. Promptly upon transmission or receipt thereof,
         (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders generally or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the reasonable request of the Agent, all written reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (i) NOTICES. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which is reasonably likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, where such liability or the violation of which could reasonably be expected to have a Material Adverse Effect or (C) the receipt by any Consolidated Party of notice from any regulatory agency or authority having jurisdiction in the matter regarding a material investigation of any of such Person under PACA or MWPDA.

                  (j) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Agent promptly (and in any event within thirty Business
         Days) of any of the following which could reasonably be expected to have a Material Adverse Effect: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan as of the end of the applicable Plan year that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (k) ENVIRONMENTAL. Upon the reasonable written request of the Agent following the occurrence of any event or the discovery of any condition which the Agent or the Required Lenders reasonably believe(s) has caused (or could cause) the representations and warranties set forth in Section 6.16 to be untrue, the Credit Parties will furnish or cause to be furnished to the Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the subject matter of such possible breach. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and their representatives reasonable access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment requested by the Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

                  (l) ADDITIONAL PATENTS AND TRADEMARKS. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by an Executive Officer of the Borrower setting forth
         (i) a list of registration numbers for all federally registered patents, trademarks, service marks, trade names and copyrights awarded to any Credit Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Credit Party to the U.S. Patent and

         Trademark Office or the U.S. Copyright Office since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

                  (m) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

                  7.2      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  7.3      BOOKS AND RECORDS.

         Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

                  7.4      COMPLIANCE WITH LAW.

         Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions (including PACA, MWPDA, the Food Security Act, the Food, Drug, and Cosmetic Act, the Egg Products Inspection Act, the Minnesota Food Law, all other applicable federal and state laws governing the production of food, and all applicable regulations and administrative interpretations promulgated under any such laws) imposed by all Governmental Authorities, applicable to it and its Property to the extent that noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

                  7.5      PAYMENT OF TAXES AND OTHER CLAIMS.

         Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all material lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties (other than a Permitted
Lien); PROVIDED, HOWEVER, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

                  7.6      INSURANCE.

                  (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with customary industry practice. The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty
         (30) days prior written notice before any such policy or policies shall be altered in a manner adverse to the Lenders or canceled. The insurance coverage of the Consolidated Parties as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on SCHEDULE 7.6.

                  (b) In the event that the Consolidated Parties receive Net Cash Proceeds from property damage or casualty insurance in excess of $1,000,000 in aggregate amount during any fiscal year of the Consolidated Parties ("EXCESS PROCEEDS") on account of Involuntary Dispositions, the Credit Parties shall, within the period of 540 days following the date of receipt of such Excess Proceeds, either (i) prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B) or (ii) apply (or cause to be applied) an amount equal to such Excess Proceeds to make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property); PROVIDED, HOWEVER, that such Consolidated Party need not repair or replace the Property of such Consolidated Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Consolidated Party and otherwise in the best interest of such Consolidated Party; and (ii) would not materially impair the rights and benefits of the Agent or the Lenders under the Collateral Documents or any other Credit Document. Notwithstanding the foregoing, no Consolidated Party shall undertake replacement or restoration of any such Property having a net book value in excess of $5,000,000 unless, after giving pro forma effect to any Funded Indebtedness to be incurred in connection with such replacement or restoration, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and Section 7.10(b) as of the most recent fiscal quarter end preceding the date of determination with respect to which the Agent has received the Required Financial Information (assuming, for purposes hereof, that such Funded Indebtedness was incurred as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end). All property damage or casualty insurance proceeds shall be subject to the security interest of the Agent (for the ratable benefit of the Lenders) under the Collateral Documents. Pending final application of any Excess Proceeds, the Credit Parties may apply such Excess Proceeds to temporarily reduce the Revolving Loans or to make Permitted Investments.

                  7.7      MAINTENANCE OF PROPERTY.

         Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and Involuntary Disposition excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may reasonably be needed or proper, to the extent and in the manner customary for companies in similar businesses and to the extent necessary in the reasonable business judgment of such Person.

                  7.8      USE OF PROCEEDS.

         The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

                  7.9      AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records to the extent allowed by applicable law and regulation, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person; PROVIDED, HOWEVER, that, unless an Event of Default shall exist, the Agent shall not exercise its rights under this sentence more often than two times during any calendar year and only one such time shall be at the Credit Parties' expense. Notwithstanding the foregoing, no material protected by an attorney-client privilege shall be required to be disclosed pursuant to this Section 7.9; PROVIDED, HOWEVER, that, in the event that any Credit Party claims that any materials requested for review, investigation or discussion by the Agent or any of its representatives pursuant to this Section 7.9 is protected by an attorney-client privilege, then such Credit Party shall (i) provide the Agent with a reasonably acceptable basis for the assertion of the privilege, (ii) remove or redact only those portions of the related materials deemed to be privileged and (iii) in good faith cooperate with the Agent to determine a method by which the information which the Agent deems necessary to review, investigate or discuss may be obtained by the Agent in an alternative manner which will not jeopardize any attorney-client privilege.

                  7.10     FINANCIAL COVENANTS.

                  (a) LEVERAGE RATIO. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be less than or equal to:

         ------------------------------------------------------------------------------------------------------------
              FISCAL YEAR             MARCH 31              JUNE 30           SEPTEMBER 30          DECEMBER 31
         ------------------------------------------------------------------------------------------------------------
                  2001                   NA              5.00 to 1.00         5.00 to 1.00         4.75 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2002              4.75 to 1.00         4.75 to 1.00         4.75 to 1.00         4.50 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2003              4.50 to 1.00         4.50 to 1.00         4.50 to 1.00         4.00 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2004              4.00 to 1.00         4.00 to 1.00         4.00 to 1.00         3.50 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2005              3.50 to 1.00         3.50 to 1.00         3.50 to 1.00         3.25 to 1.00
         ------------------------------------------------------------------------------------------------------------
               THEREAFTER           3.25 to 1.00         3.25 to 1.00         3.25 to 1.00         3.25 to 1.00
         ------------------------------------------------------------------------------------------------------------

                  (b) INTEREST COVERAGE RATIO. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be greater than or equal to:


         ------------------------------------------------------------------------------------------------------------
              FISCAL YEAR             MARCH 31              JUNE 30           SEPTEMBER 30          DECEMBER 31
         ------------------------------------------------------------------------------------------------------------
                  2001                   NA              2.00 to 1.00         2.00 to 1.00         2.00 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2002              2.00 to 1.00         2.00 to 1.00         2.00 to 1.00         2.00 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2003              2.00 to 1.00         2.00 to 1.00         2.00 to 1.00         2.25 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2004              2.25 to 1.00         2.25 to 1.00         2.25 to 1.00         2.50 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2005              2.50 to 1.00         2.50 to 1.00         2.50 to 1.00         2.75 to 1.00
         ------------------------------------------------------------------------------------------------------------
               THEREAFTER           2.75 to 1.00         2.75 to 1.00         2.75 to 1.00         2.75 to 1.00
         ------------------------------------------------------------------------------------------------------------

                  (c) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be greater than or equal to:

         ------------------------------------------------------------------------------------------------------------
              FISCAL YEAR             MARCH 31              JUNE 30           SEPTEMBER 30          DECEMBER 31
         ------------------------------------------------------------------------------------------------------------
                  2001                   NA              1.00 to 1.00         1.00 to 1.00         1.00 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2002              1.00 to 1.00         1.00 to 1.00         1.00 to 1.00         1.00 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2003              1.00 to 1.00         1.00 to 1.00         1.00 to 1.00         1.05 to 1.00
         ------------------------------------------------------------------------------------------------------------
                  2004              1.05 to 1.00         1.05 to 1.00         1.05 to 1.00         1.10 to 1.00
         ------------------------------------------------------------------------------------------------------------
               THEREAFTER           1.10 to 1.00         1.10 to 1.00         1.10 to 1.00         1.10 to 1.00
         ------------------------------------------------------------------------------------------------------------

                  7.11     ADDITIONAL GUARANTORS.

         As soon as practicable and in any event within 30 days after (a) any Person becomes a direct or indirect Domestic Subsidiary of the Parent or (b) any direct or indirect Subsidiary of the Parent guarantees the Borrower's obligations under any Junior Financing Documentation, the Credit Parties shall
(i) provide the Agent with written notice thereof and shall cause such Person to execute a Joinder Agreement in substantially the same form as EXHIBIT 7.11, (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, customary favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Joinder Agreement) and other items of the types required to be delivered pursuant to
Section 5.1(b), all in form, content and scope reasonably satisfactory to the Agent and (iii) otherwise comply with Section 7.12 in respect of such Person.

                  7.12     PLEDGED ASSETS.

         Each Credit Party will (i) cause all of its owned real and personal Property and shall use commercially reasonable efforts to cause all of its leased real and personal Property, in each case, other than Excluded Property to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, customary favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(d) and (e), all in form, content and scope reasonably satisfactory to the Agent. Without limiting the generality of the above, the Credit Parties will cause

          (A)  100% of the issued and outstanding Capital Stock of the Borrower;

          (B) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary owned by the Credit Parties (other than Dairy LLC, Dairy TXCT LLC and their respective Subsidiaries);

          (C) 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Material Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Material Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg.
               Section 1.956-2(c)(2)) owned by the Credit Parties in each Material Foreign Subsidiary;

          (D) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy LLC and its Subsidiaries in one or more transactions permitted under Section 8.5, 100% of the issued and outstanding Capital Stock of Dairy LLC and its Subsidiaries; and

          (E) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy TXCT LLC and its Subsidiaries in one or more transactions permitted under Section 8.5, 100% of the issued and outstanding Capital Stock of Dairy TXCT LLC and its Subsidiaries,

to be delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Material Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form reasonably acceptable to the Agent.

                  7.13     INTEREST RATE PROTECTION.

         Within 60 days following the Closing Date, the Credit Parties shall cause the Borrower to maintain protection against fluctuations in interest rates until the third anniversary date of the Closing Date pursuant to one or more interest rate protection agreements reasonably satisfactory to the Agent and providing coverage in a notional amount, together with the amount of Funded Indebtedness of the Consolidated Parties on a consolidated basis that is bearing interest at a fixed rate, at least equal to 50% of the aggregate amount of all Funded Indebtedness of the Consolidated Parties on a consolidated basis.

                  7.14     FURTHERANCE ASSURANCES.

                  (a) If any Credit Party owns any of the Real Properties identified as items 3, 4, 5, 6 and 7 on subpart (1) of SCHEDULE 6.20(a) after the date 180 days following the Closing Date, then the Credit Parties shall deliver to the Agent with respect to such Real Properties such documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(e).

                  (b) To the extent not delivered on the Closing Date, the Borrower shall deliver to the Agent within 90 days after the Closing Date such documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(e) with respect to the Real Property identified as item 24 on subpart (1) of SCHEDULE 6.20(a).

                  (c) To the extent not delivered on the Closing Date and otherwise available using commercially reasonable efforts, the Borrower shall deliver to the Agent within 90 days after the Closing Date such documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(e)(iii) with respect to each of the Real Properties identified as items 2, 16, 17, 19, 21, 22, 23, 24, 26 and 27 on subpart (1) of SCHEDULE 6.20(a).

                  (d) To the extent not delivered on the Closing Date and otherwise available using commercially reasonable efforts, the Borrower shall deliver to the Agent within 90 days after the Closing Date such documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(e) with respect to each real property leasehold interest of the Credit Parties constituting a Mortgaged Property.


                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that until such time as the Credit Agreement has been terminated in accordance with the terms of Section 11.13:

                  8.1      INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and its Subsidiaries (i) set forth in SCHEDULE 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness) and (ii) until May 10, 2001, the Existing Notes;

                  (c) purchase money Indebtedness (including obligations in respect of Capital Leases, Synthetic Leases and mortgage, industrial revenue bond, industrial development bond and similar financings) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase, repair or improvement of capital assets and real property or assumed or acquired by any of the Consolidated Parties in connection with a Permitted Investment, PROVIDED that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding; (ii) unless non-recourse to the Consolidated Parties, such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) obligations of any Consolidated Party in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity pricing risks and not for speculative purposes;

                  (e) Guaranty Obligations and intercompany Indebtedness permitted under Section 8.6 and Section 8.7;

                  (f) the Subordinated Debt in an aggregate principal amount (including any accumulated, pay-in-kind or capitalized interest thereon) not to exceed (i) $275,000,000 LESS (ii) the outstanding amount of all Qualified Preferred Stock issued under clause (o) below (including any accretion or accumulated or pay-in-kind dividends thereon);

                  (g) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding the greater of (i) the Foreign Borrowing Base as of the date of such incurrence or (ii) $20,000,000;

                  (h) Indebtedness representing deferred compensation to employees of the Consolidated Parties;

                  (i) Indebtedness consisting of promissory notes issued by any Consolidated Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Parent and/or M-Foods Investors;

                  (j) Indebtedness incurred by any Consolidated Party in connection with Permitted Acquisitions or Permitted Asset Dispositions under agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of such Credit Party pursuant to such agreements;

                  (k) Indebtedness consisting of obligations of any Consolidated Party under incentive, non-compete, consulting, deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions;

                  (l) Indebtedness incurred in connection with the financing of insurance premiums;

                  (m) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

                  (n) to the extent constituting Indebtedness, obligations incurred in respect of Liens permitted under Section 8.2(e);

                  (o) Qualified Preferred Stock in an aggregate liquidation preference (including any accretion or accumulated or pay-in-kind dividends thereon) not to exceed (i) $275,000,000 LESS (ii) the outstanding principal amount of all Subordinated Debt incurred under clause (f) above (including any accumulated, pay-in-kind or capitalized interest thereon); and

                  (p) other Indebtedness in the aggregate principal amount for all Consolidated Parties not to exceed $20,000,000 at any time outstanding.

                  8.2      LIENS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens in favor of the Agent to secure the Credit Party Obligations;

                  (b) Liens existing as of the Closing Date and set forth on
         SCHEDULE 8.2; PROVIDED that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date;

                  (c) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof) or not otherwise required to be paid under Section 7;

                  (d) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, PROVIDED that such Liens (i) secure only amounts not overdue by more than 30 days or (ii) if more than 30 days overdue, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof) or not otherwise required to be paid under Section 7;

                  (e) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance, surety, appeal and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (f) Liens in connection with attachments or judgments (including judgment or appeal bonds) PROVIDED that either (i) the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay or (ii) the judgments secured thereby do not constitute an Event of Default under Section 9.1(h);

                  (g) easements, rights-of-way, covenants, restrictions (including zoning and building code restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                  (h) Liens on Property of any Person securing purchase money Indebtedness (including obligations in respect of Capital Leases, Synthetic Leases and mortgage, industrial revenue bond, industrial development bond and similar financings) of such Person permitted under
         Section 8.1(c), PROVIDED that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition, repair, replacement or improvement (as applicable) thereof;

                  (i) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of any Consolidated Party;

                  (j) any interest of title of a lessor, licensor, sublessor or sublicensor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases or licenses not prohibited by this Credit Agreement;

                  (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

                  (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

                  (o) Liens arising from operation of the statutory trust under PACA or MWPDA, PROVIDED that such Liens do not secure past due account payable balances exceeding $10,000,000 in the aggregate at any one time outstanding, unless, in respect of any such account payables, (i) appropriate legal or administrative action has been commenced and is being diligently pursued or defended by the applicable Consolidated Party and (ii) the ability of the applicable vendor to enforce any such Lien provided under PACA or MWPDA has been stayed or otherwise legally prohibited during the pendency of such action;

                  (p) Liens on "farm products" (as defined in the Food Security
         Act) to the extent, in the case of any such Lien, that such Lien (i) was created by the Person (but not a Consolidated Party) which sold such Property to the applicable Consolidated Party and (ii) follows the Property by reason of the provisions of the Food Security Act notwithstanding the transfer of title to such Property to such Consolidated Party;

                  (q) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

                  (r) Liens on Property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted under
         Section 8.1(g);

                  (s) Liens in favor of sellers of Property attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

                  (t) Liens arising from precautionary UCC financing statements regarding consignments;

                  (u) Liens on insurance policies and the proceeds thereof to the extent securing the financing of the premium payment with respect thereto and to the extent such payment is not delinquent;

                  (v) Liens encumbering customary initial deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

                  (w) Liens in favor of financial institutions securing reimbursement obligations in respect of documentary letters of credit or bankers' acceptances; PROVIDED that such Liens attach only to the goods covered thereby and the proceeds thereof;

                  (x) any interest of title of a purchaser under, and Liens arising from UCC financing statements relating to, any sale of accounts receivable in connection with the compromise thereof;

                  (y) Liens consisting of an agreement to sell, transfer or dispose of Property pursuant to a Permitted Asset Disposition;

                  (z) Liens in favor of Dairy LLC or Dairy TXCT LLC encumbering distributions made in accordance with the terms of their respective operating agreements (or other similar agreements); and

                  (aa) other Liens not described above, PROVIDED that such Liens do not secure obligations in excess of $20,000,000 at any one time outstanding.

                  8.3      NATURE OF BUSINESS.

         The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date, except for reasonable extensions thereof and businesses ancillary or complementary thereto.

                  8.4      CONSOLIDATION, MERGER, DISSOLUTION, ETC.

         Except in connection with a Permitted Asset Disposition, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); PROVIDED that, notwithstanding the foregoing provisions of this Section 8.4 but subject to the terms of Sections 7.11 and 7.12, (a) the Borrower may merge or consolidate with any of its Subsidiaries PROVIDED that the Borrower shall be the continuing or surviving corporation, (b) subject to the preceding clause (a), any Credit Party (other than the Parent or the Borrower) may merge or consolidate with any other Credit Party (other than the Parent or the Borrower), (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent PROVIDED that such Credit Party shall be the continuing or surviving corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under
Section 8.5, (f) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with a Permitted Acquisition PROVIDED that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation and (g) any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

                  8.5      ASSET DISPOSITIONS.

         The Credit Parties will not permit any Consolidated Party or Dairy Holdco to make any Asset Disposition other than an Excluded Asset Disposition unless (a) at least 75% of the consideration paid in connection therewith (excluding the assumption by the purchaser of liabilities associated with such disposed Property) is cash or Cash Equivalents and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.13, (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5, (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions after the Closing Date (other than (i) any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy LLC, Dairy TXCT LLC and/or any of their respective Subsidiaries and (ii) any other Asset Disposition to the extent that 100% of the consideration paid in connection therewith (excluding the assumption by the purchaser of liabilities associated with such disposed Property) is cash or Cash Equivalents) shall not exceed $50,000,000, (e) if the net book value of the Property subject to such Asset Disposition exceeds $5,000,000, the Borrower shall have delivered to the Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and (b) and (ii) a certificate of an Executive Officer of the Borrower specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and a reasonable estimate of the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, (f) the Credit Parties shall apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to
(i) make Eligible Reinvestments or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(A) and (g) such Asset Disposition is not prohibited by any Junior Financing Documentation. Pending final application of the Net Cash Proceeds of any Asset Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

         Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, such Collateral automatically shall be released from the Liens created by the Credit Documents and the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and, provided that such Consolidated Party is released from all of its obligations, if any, under any Junior Financing Documentation, the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

                  8.6      INVESTMENTS.

         The Credit Parties will not permit any Consolidated Party to make any Investments, except for:

                  (a) Investments consisting of cash and Cash Equivalents;

                  (b) Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party (i) in settlement of accounts receivable (created in the ordinary course of business) from bankrupt or insolvent obligors or disputes with customers and (ii) as partial consideration for a Permitted Asset Disposition;

                  (d) Investments existing as of the Closing Date and set forth in SCHEDULE 8.6;

                  (e) Investments consisting of advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $3,500,000 in the aggregate at any one time outstanding;

                  (f) Investments in any Credit Party (other than the Parent) and Investments by Consolidated Parties which are not Credit Parties in other Consolidated Parties;

                  (g) to the extent not required at such time to prepay the Loans pursuant to Section 3.3(b), any Eligible Reinvestment of the Net Cash Proceeds of (i) any Involuntary Disposition as contemplated by
         Section 7.6(b), (ii) any Asset Disposition as contemplated by Section 8.5(g) or (iii) any Equity Issuance;

                  (h) Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower, PROVIDED that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (and any reasonable extensions or expansions thereof or businesses ancillary or complementary thereto), (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.11 and/or Section 7.12, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and (b) and (B) a certificate of an Executive Officer of the Borrower
         (1) demonstrating that, upon giving effect to such Acquisition, at least 90% of Consolidated EBITDA for the most recently ended fiscal year period for each of the Consolidated Parties and the acquired Person or Property preceding the date of such Acquisition with respect to which the Agent shall have received the Required Financial Information has been audited in accordance with GAAP, in the case of the Consolidated Parties, as required by Section 7.1(a) and, in the case of the acquired Person or Property, by independent certified public accountants of recognized national standing reasonably acceptable to the Agent (whose opinion shall not be limited as to the scope or qualified as to going concern status or any other material qualifications or exceptions) and (2) to the extent that audited financial information for the acquired Person or Property is required under the terms of the foregoing clause (1), certifying that the quarterly financial statements with respect to the Person or Property acquired for each fiscal quarter period ending after the date of the last audit and immediately prior to the date of such Acquisition have been prepared in accordance with GAAP (subject to audit adjustments and the absence of footnotes) and reviewed by independent certified public accountants of recognized national standing reasonably acceptable to the Agent, (v) the representations and warranties made by the

         Credit Parties in Section 6 shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) if such transaction involves the purchase of an interest in a partnership between the Borrower as a general partner and entities unaffiliated with the Borrower as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, (vii) after giving effect to such Acquisition, there shall be at least $25,000,000 of availability existing under the Revolving Committed Amount and (viii) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of (A) any Capital Stock of the Parent issued to the seller of the Capital Stock or Property acquired in such Acquisition, (B) consideration consisting of the Net Cash Proceeds of the issuance of Subordinated Debt and (C) to the extent not required at such time to prepay the Loans pursuant to Section 3.3(b), consideration consisting of the Net Cash Proceeds of any Equity Issuance by the Parent consummated subsequent to the Closing Date and the Net Cash Proceeds of any Asset Disposition (other than an Asset Dispositions of the type described in clauses (i), (viii) and
         (ix) of the definition of "Excluded Asset Disposition") or Involuntary Disposition consummated subsequent to the Closing Date) paid by the Consolidated Parties for all such Acquisitions occurring after the Closing Date shall not exceed $100,000,000;

                  (i) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

                  (j) to the extent constituting Investments, (i) Guaranty Obligations permitted by Section 8.1(o), (ii) Permitted Liens and
         (iii) transactions permitted by Section 8.4;

                  (k) Investments consisting of customary trade arrangements with customers in the ordinary course of business and consistent with past practices;

                  (l) Investments consisting of obligations of directors and/or employee's of any Consolidated Party in connection with such Person's purchase of Capital Stock in the Parent or M-Foods Investors;

                  (m) Investments made with the portion of Excess Cash Flow not required to prepay the Loans in accordance with Section 3.3(b)(ii);

                  (n) to the extent constituting Investments, the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with Persons other than Consolidated Parties;

                  (o) Investments consisting of advances or loans to the Parent in lieu of, and not exceeding the aggregate amount of, Restricted Payments to the Parent permitted under Section 8.7; or

                  (p) other Investments not listed above (including, without limitation, Investments in Foreign Subsidiaries and Joint Ventures) in an aggregate net amount not to exceed $65,000,000 at any one time; PROVIDED, HOWEVER, that, to the extent that any such Investment (or series of related Investments) made pursuant to this clause (p) consists of the contribution(s) or other transfer(s) of Property (other than cash) having an aggregate net book value in excess of $5,000,000 to a Joint Venture for consideration less than the fair market value of such Property, then the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such Investment(s), the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and (b).

                  8.7      RESTRICTED PAYMENTS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) Restricted Payments by any Consolidated Party which is not a Credit Party to any other Consolidated Party, (b) to the extent constituting Restricted Payments, transactions permitted by Section 8.4, Section
8.8 or Section 8.9, (c) Restricted Payments by any Consolidated Parties to the Parent for its proportionate share of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated basis), (d) Restricted Payments made on the Closing Date to consummate the Transaction pursuant to the Merger Agreement, (e) scheduled payments of Subordinated Debt or Qualified Preferred Stock not in violation of the subordination provisions contained in the applicable Junior Financing Documentation, (f) Restricted Payments by any Consolidated Party to the Parent not to exceed an amount necessary to permit the Parent to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting or other obligations under this Credit Agreement and the Credit Documents, (g) Restricted Payments by any Consolidated Party to the Parent not to exceed an amount necessary to permit the Parent to pay its interim expenses incurred in connection with any public offering of equity securities the net proceeds of which are specifically intended to be received by or contributed or loaned to the Borrower, which, unless such offering shall have been terminated by the board of directors of the Parent, shall be repaid to the Borrower promptly out of the proceeds of such offering, (h) Restricted Payments by any Consolidated Party to the Parent and/or M-Foods Investors to pay for corporate, administrative and operating expenses (including indemnity payments) in the ordinary course of business, (i) Restricted Payments by each of Dairy LLC and Dairy TXCT LLC to Dairy Holdco to permit the holders of the Capital Stock of Dairy Holdco to pay for income taxes attributable to their respective Investments in Dairy Holdco in accordance with the terms of the operating agreements (or other similar agreements) of Dairy Holdco, Dairy LLC, and Dairy TXCT LLC, (j) Restricted Payments by each of Dairy LLC and Dairy TXCT LLC to Dairy Holdco not to exceed an amount necessary to permit Dairy Holdco to pay for corporate and administrative expenses in the ordinary course of business, (k) Restricted Payments by each of Dairy LLC and Dairy TXCT LLC for the account of Dairy Holdco to the extent that the proceeds of such Restricted Payments are made directly to Credit Parties for the account of Dairy Holdco, (l) repurchases by the Parent of its Capital Stock (and Restricted Payments by the Borrower, Dairy LLC, Dairy TXCT LLC and/or the Parent) to the extent necessary to enable the Parent, Dairy Holdings and/or M-Foods Investors to repurchase Capital Stock from a former or current employee (and/or such employee's estate, spouse and/or former spouse) of the Parent or the Borrower or any of its Subsidiaries in connection with the termination of such employee's employment; PROVIDED that such Restricted Payments shall not exceed $2,000,000 in cash during any fiscal year PLUS (1) the unused amount available pursuant to this clause (l) for such Restricted Payments from any previous year and (2) the proceeds of any key-man life insurance maintained by the Parent, the Borrower or any of its Subsidiaries, (m) repurchases of Capital Stock of the Parent deemed to occur upon the non-cash exercise of stock options and warrants and (n) other Restricted Payments made with the Net Cash Proceeds of Equity Issuances which are not required to be applied to the prepayment of the Loans pursuant to
Section 3.3(b)(v).

                  8.8      OTHER INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, amend or modify any of the terms of any Indebtedness of such Consolidated Party if such amendment or modification would add or change any terms in a manner adverse to such Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Consolidated Party, other than in connection with the refinancing, repayment or retirement of any such Indebtedness with Capital Stock or the Net Cash Proceeds from an Equity Issuance which are not required to prepay the Loans pursuant to Section 3.3(b)(v), (b) after the issuance thereof, amend or modify any of the terms of any Junior Financing Documentation if such amendment or modification would add or change any terms in a manner adverse to the Consolidated Parties, or shorten the final maturity or average life to maturity thereof or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (c) make interest payments in respect of any Subordinated Debt or Qualified Preferred Stock in violation of the subordination provisions of the applicable Junior Financing Documentation or (d) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Debt except, (i) subject to the terms of clause (a) above, for the exchange of the Subordinated Notes for notes with identical terms registered pursuant to the registration rights agreement set forth in the Subordinated Debt Indenture and (ii) provided that no Default or Event of Default exists, the refinancing, repayment or retirement of any Subordinated Debt with Capital Stock or the Net Cash Proceeds from Equity Issuances which are not required to prepay the Loans pursuant to Section 3.3(b)(v).

                  8.9      TRANSACTIONS WITH AFFILIATES.

         The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent, (c) transactions expressly permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6 or Section 8.7,
(d) normal compensation, indemnification and reimbursement of expenses of officers, employees and directors, (e) the payment of fees and expenses in connection with the Transaction as contemplated by the Merger Agreement, the Credit Documents and the Subordinated Debt Indenture, (f) the payment of fees and reimbursement of expenses to the Equity Investors and any indemnities in connection with the Transaction, (g) the transactions set forth on SCHEDULE 8.9,
(h) Equity Issuances to Affiliates, (i) the payment of fees and expenses of the Equity Investors contemplated by the Management Agreement and (j) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

                  8.10 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS; DAIRY RESTRUCTURING DOCUMENTS.

         The Credit Parties will not permit any Consolidated Party to (a) amend, modify or change its articles of incorporation (or other similar organizational document) or bylaws (or other similar documents) in a manner adverse to the rights of the Lenders or (b) change its fiscal year. The Credit Parties will not permit any of Dairy Holdco, Dairy LLC or Dairy TXCT LLC to amend, modify or change its articles of formation, operating agreement or any of the Dairy Restructuring Documents in a manner adverse to the Lenders.

                  8.11     LIMITATION ON RESTRICTED ACTIONS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property (other than Capital Stock in Joint Ventures) to any Credit Party, or (e) act as a Credit Party and pledge its Property (other than Capital Stock in Joint Ventures) pursuant to and in accordance with the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Subordinated Debt Indenture, as in effect as of the Closing Date, (iii) applicable law or regulation, (iv) any document or instrument governing Indebtedness permitted under Section 8.1, PROVIDED that the encumbrances and restrictions relating to any Consolidated Party in such document or instrument are no more restrictive than the corresponding encumbrances and restrictions contained in the Credit Documents, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, PROVIDED that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (vii) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale,
(viii) customary non-assignment provisions in contracts, (ix) the documentation governing or evidencing the Existing Notes or (x) agreements entered into by Foreign Subsidiaries.

                  8.12     OWNERSHIP OF SUBSIDIARIES.

         Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not (i) except in the case of Dairy LLC or Dairy TXCT LLC, permit the Credit Parties (other than the Parent) to own directly less than 90% of the Voting Stock of any of the Domestic

Subsidiaries except as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 8.4 or
Section 8.5, (ii) permit the Credit Parties to own directly or indirectly less than 90% of the Voting Stock of any of the Foreign Subsidiaries except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section
8.4 or Section 8.5, (iii) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy LLC, permit any Person other than the Credit Parties or Dairy Holdco to own any Capital Stock of Dairy LLC, (iv) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy TXCT LLC, permit any Person other than the Credit Parties or Dairy Holdco to own any Capital Stock of Dairy TXCT LLC, (v) except as permitted by Section 8.6, permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock other than Qualified Preferred Stock or (vi) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower required to pledged to the Agent pursuant to the terms of Section 7.12, except for Permitted Liens.

                  8.13     SALE LEASEBACKS.

         The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction; PROVIDED, HOWEVER, the Borrower and its Subsidiaries may enter into Sale and Leaseback Transactions so long as the fair market value of all Properties subject to such transactions occurring on or after the Closing Date does not exceed $25,000,000.

                  8.14     NO FURTHER NEGATIVE PLEDGES.

         The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Agent (for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) in connection with any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), PROVIDED that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, PROVIDED that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (c) pursuant to customary restrictions and conditions contained in any agreement relating to any Permitted Asset Disposition, pending the consummation of such sale, (d) customary non-assignment provisions in contracts, (e) the documentation governing or evidencing the Existing Notes, (f) agreements entered into by to Foreign Subsidiaries or (g) Property consisting of Capital Stock in Joint Ventures.

                                    SECTION 9

                                EVENTS OF DEFAULT


                  9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an "EVENT OF DEFAULT"):

                  (a)      PAYMENT.  Any Credit Party shall

                           (i) default in the payment when due of any principal
                   of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                           (ii) default, and such default shall continue for
                  five (5) or more Business Days, in the payment when due of any interest on the Loans or of any interest on reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c)      COVENANTS.  Any Credit Party shall

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2 (with respect to corporate existence), 7.8, 7.10, 7.11 or 7.12 or Section 8; or

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after notice thereof by the Agent; or

                  (d) OTHER CREDIT DOCUMENTS. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect (other than in accordance with its terms) or to give the Agent and/or the Lenders the Liens, material rights, powers and privileges purported to be created thereby, or any Credit Party (or, in the case of the Investor Pledge Agreement, Dairy Holdco) shall so state in writing; or

                  (e) GUARANTIES. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by
         Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section 7.11) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Closing Date in accordance with Section 7.11) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default (beyond any applicable grace period) in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                  (f) BANKRUPTCY, ETC. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

                  (g) DEFAULTS UNDER OTHER INDEBTEDNESS. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement and the Existing Notes) in excess of $10,000,000 in the aggregate principal amount for the Consolidated Parties taken as a whole, (A) either (1) default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness (other than as a result of subordination provisions invoked by the Lenders), or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (h) JUDGMENTS. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $10,000,000 or more in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has not disclaimed coverage and has the ability to perform) and any such judgments or decrees shall not have been paid, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to result in liability that would have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section
         4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (j) SUBORDINATED FINANCINGS. (i) There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, any Junior Financing Documentation, (ii) any of the Credit Party Obligations for any reason shall cease to be "Designated Senior Debt" (or any comparable term) under, and as defined in, any Junior Financing Documentation, (iii) any Indebtedness other the Credit Party Obligations shall constitute "Designated Senior Debt" (or any comparable term) under, and as defined in, any Junior Financing Documentation or (iv) the subordination provisions set forth in Article 10 and Section 11.02 of the Subordinated Debt Indenture (or comparable provisions in any other Junior Financing Documentation) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt or Qualified Preferred Stock (other than in accordance with their respective terms); or

                  (k) OWNERSHIP. (i) There shall occur a Change of Control or
         (ii) prior to any Asset Disposition of all of the Capital Stock or all or substantially all of the Property of Dairy LLC and Dairy TXCT LLC in one or more transactions permitted under Section 8.5, the Capital Stock of Dairy Holdco shall fail to be owned, directly or indirectly, substantially by the same Persons that own, directly and indirectly, the Capital Stock of the Parent.

                  9.2      ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuance of an Event of Default, the Agent, upon the request and direction of the Required Lenders, shall, by written notice to the Credit Parties take any of the following actions:

                  (a) TERMINATION OF COMMITMENTS. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) ACCELERATION. Declare the Credit Party Obligations to be due and payable, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) CASH COLLATERAL. Direct the Borrower to pay (and the Borrower hereby promises to pay, upon receipt of such notice) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Agent or the Lenders, (i) the Commitments automatically shall terminate, (ii) all of the outstanding Credit Party Obligations automatically shall immediately become due and payable and
(iii) the Borrower automatically shall be obligated (and hereby promises) to pay to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.


                                   SECTION 10

                                AGENCY PROVISIONS

                  10.1     APPOINTMENT, POWERS AND IMMUNITIES.

                  (a) Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (i) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (ii) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (iii) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; and (iv) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence, bad faith or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; PROVIDED, HOWEVER, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this
         Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

                  10.2     RELIANCE BY AGENT.

         The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

                  10.3     DEFAULTS.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (or such other Lenders as required by Section 11.6), PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

                  10.4     RIGHTS AS A LENDER.

         With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

                  10.5     INDEMNIFICATION.

         The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably (in accordance with their respective (i) Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests in Letters of Credit (including the Participation Interests of the Issuing Lender in Letters of Credit)), (ii) outstanding Tranche A Term Loans (and Participation Interests therein) and (iii) outstanding Tranche B Term Loans (and Participation Interests therein)) for, and hold the Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence, bad faith or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

                  10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

                  10.7     SUCCESSOR AGENT.

         The Agent may resign at any time by giving 30 days prior notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right with, if no Event of Default under Section 9.1(a),
(c)(i) or (f) exists, the consent of the Borrower (not to be unreasonably withheld) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. If no successor administrative agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

                  10.8     SYNDICATION AGENT.

         The Syndication Agent, in its capacity as such, shall have no rights, powers, duties, liabilities, fiduciary relationships or obligations under this Credit Agreement or any of the other Credit Documents.

                                   SECTION 11

                                  MISCELLANEOUS

                  11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on SCHEDULE 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

         if to any Credit Party:

                  Michael Foods, Inc.
                  5353 Wayzata Blvd., Suite 324
                  Minneapolis, MN  55416

                  Attn:  Gregg Ostrander, President
                  Telephone: (952) 546-1500
                  Telecopy:  (952) 546-3711

         with copies to:

                  Vestar Capital Partners
                  1225 Seventeenth Street
                  Suite 1660
                  Denver, CO  80202
                  Attn: Chris Henderson, Managing Director
                  Telephone: (303) 294-1822
                  Telecopy:  (303) 292-6639

                  and

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Attn:  Steve Ritchie
                  Telephone: (312) 861-2210
                  Telecopy:  (312) 861-2200

         if to the Agent in respect of Notices of Borrowing, payments and prepayments:

                  Bank of America, N. A.
                  Independence Center, 15th Floor
                  NC1-001-15-04
                  101 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attn:  Agency Services
                  Telephone: (704) 386-9046
                  Telecopy:  (704) 409-0026

         if to the Agent in respect of all other communications:

                  Bank of America, N. A.
                  CA5-701-12-09
                  1455 Market Street
                  San Francisco, California  94103
                  Attn: Agency Management, Christine Cordi
                  Telephone: (415) 436-2790
                  Telecopy:  (415) 436-5004

         in each case with a copy to:

                  Bank of America, N. A.
                  100 North Tryon Street

                  NC1-007-13-06
                  Charlotte, NC  28255
                  Attn:  John O'Neill
                  Telephone: (704) 388-5045
                  Telecopy:  (704) 386-9607

                  11.2     RIGHT OF SET-OFF; ADJUSTMENTS.

         Upon the occurrence and during the continuance of any Event of Default under Section 9.1(a), each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, other than payroll or trust accounts) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person then due and owing under this Credit Agreement or under any other Credit Document, irrespective of whether such Lender shall have made any demand hereunder or thereunder. Each Lender agrees promptly to notify in writing any affected Credit Party after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

                  11.3     BENEFIT OF AGREEMENT.

                  (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; PROVIDED FURTHER that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans and its Commitment); PROVIDED, HOWEVER, that

                           (i) each such assignment shall be to an Eligible Assignee;

                           (ii) except in the case of an assignment to another
                  Lender, an Affiliate of an existing Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $2,500,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

                           (iii) each such assignment by a Lender of any portion
                  of its Revolving Commitment and its Revolving Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Tranche A Term Loans, and each such assignment by a Lender of any portion of its Tranche A Term Loans shall be accompanied by an assignment of a constant, and not varying, percentage of all of such Lender's Revolving Commitment and its Revolving Loans; and

                           (iv) the parties to such assignment shall execute and
                  deliver to the Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT 11.3(b) (an "ASSIGNMENT AND ACCEPTANCE"), together with a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Agent and the Credit Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11.

                  (c) The Agent shall maintain at its address referred to in
         Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other Credit Party Obligations shall be effective only upon an entry with respect thereto being made in the Register.

                  (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment or its Loans); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.6 through 3.12, inclusive (but only to the extent that the selling Lender is so entitled), and the right of set-off contained in Section 11.2
         (provided that, in the case of Section 3.11, such participant shall have complied with the provisions of said Section (except that any forms required to be delivered pursuant to Section 3.11 will be delivered to the Lender from whom the participation was purchased) and, provided, further, that no participant shall be entitled to receive any greater amount pursuant to Sections 3.9, 3.11 or 3.12 than the Lender from whom the participation was purchased would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred), and (iv) the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Credit Party Obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers directly affecting such participant (A) decreasing the amount of principal of or the rate at which interest is payable on such Loans, (B) extending the Maturity Date or any scheduled Principal Amortization Payment Date or date fixed for the payment of interest on such Loans or (C) extending its Commitment.

                  (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time collaterally assign and pledge all or any portion of its Loans and its Notes, if any, (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, (ii) in the case of any Lender which has made Tranche B Term Loans hereunder and is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee for the benefit of the applicable trust beneficiaries or (iii) to appropriate entities within the Farm Credit System as collateral security. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Any Lender may furnish any information concerning the Consolidated Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.

                  (h) Notwithstanding anything to the contrary contained in any Credit Document, the Master Assignment Agreement shall be deemed to be an Assignment and Acceptance executed in compliance with this Section 11.3.

                  11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

                  11.5     EXPENSES; INDEMNIFICATION.

                  (a) The Credit Parties jointly and severally agree to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all reasonable costs and expenses of the Agent and one counsel to all of the Lenders, if any, in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder, except to the extent such claim, damage, loss, liability, cost, or expense results from the gross negligence, bad faith, willful misconduct of the Person seeking reimbursement or a breach by such Person of its obligations hereunder.

                  (b) The Credit Parties jointly and severally agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees and agents (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, actual losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees of the Agent and one counsel to all of the Lenders and excluding taxes) that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense results from the gross negligence, bad faith or willful misconduct of such Indemnified Party (or any of its Affiliates or any their respective officers, directors, employees or agents) or from a breach by such Indemnified Party (or any of its Affiliates or any their respective officers, directors, employees or agents) of its obligations hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Credit Parties, their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. No party hereto shall assert any claim against any other party hereto, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (c) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other Credit Party Obligations and the termination of the Commitments hereunder.

                  11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Lenders, PROVIDED, HOWEVER, that:

                  (a) without the consent of each Lender affected thereby, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to

                        (i) extend any Commitment or the final maturity of any
                  Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

                       (ii) reduce the rate or extend the time of payment of
                  interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit (other than as a result of waiving the applicability of any post-default increase in interest rates) or of any Fees,

                       (iii) reduce or waive the principal amount of any Loan
                  or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                       (iv) increase the Commitment of a Lender over the amount
                  thereof in effect (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                       (v) except as the result of or in connection with an
                  Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral,

                       (vi) except as the result of or in connection with a
                  dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                       (vii) amend, modify or waive any provision of this
                  Section 11.6 or Section 3.13(a),

                       (viii) reduce any percentage specified in the definition
                  of Required Lenders, or

                       (ix) consent to the assignment or transfer by the
                  Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted hereby or thereby;

                  (b) without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche A Term Loans (and Participation Interests therein) and Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche B Term Loans (and Participation Interests therein), Section 3.3(b)(vi) may not be amended, changed, waived, discharged or terminated so as to extend the time for or change the amount or the manner of application of proceeds of any mandatory prepayment required by Section 3.3(b)(ii), (iii), (iv) or (v) hereof;

                 (c) without the consent of the Agent, no provision of
         Section 10 may be amended, changed, waived, discharged or terminated;

                 (d) without the consent of the Issuing Lender, no provision of
         Section 2.2 may be amended, changed, waived, discharged or terminated and

                 (e) without the consent of the Swingline Lender, no provision of Section 2.3 may be amended.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and
         (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

                  11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

                  11.8     HEADINGS.

         The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

                  11.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of Section 11.13(b).

                  11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  11.11    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

                  11.12    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

                  11.13    BINDING EFFECT; TERMINATION.

                  (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Agent and each Lender and their respective successors and assigns.

                  (b) The term of this Credit Agreement shall be until the Credit Party Obligations are Fully Satisfied.

                  11.14    CONFIDENTIALITY.

         The Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by or on behalf of the Credit Parties pursuant to this Credit Agreement; PROVIDED that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, provided in each case that such Person is informed of the confidential nature of such information, (b) to any other Person if reasonably incidental to the administration of the Credit Facilities, provided in each case that such Person is informed of the confidential nature of such information, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lending Party, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party or other Person bound by this Section 11.14 prohibited by this Credit Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, PROVIDED, such Lending Party will, to the extent practical, use reasonable efforts to notify the Borrower prior to such disclosure, (h) to the extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrower and
(ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this Section 11.14) and

(k) subject to provisions substantially similar to those contained in this
Section 11.14, to any actual or proposed participant or assignee.

                  11.15    SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  11.16    REGULATION D.

         Each of the Lenders hereby represents and warrants to the Borrower that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires or loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business.

                  11.17    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.




                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           MICHAEL FOODS, INC.

                                            By: /s/ John D. Reedy
                                               ---------------------------------
                                            Name:   John D. Reedy
                                                 -------------------------------
                                            Title:  Executive Vice-President
                                                  ------------------------------


PARENT:                             M-FOODS HOLDINGS, INC.
------

                                            By:  /s/ J. Christopher Henderson
                                               ---------------------------------
                                            Name:    J. Christopher Henderson
                                                 -------------------------------
                                            Title:   Vice-President
                                                  ------------------------------


SUBSIDIARY
GUARANTORS:                         CRYSTAL FARMS REFRIGERATED
----------                          DISTRIBUTION COMPANY

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    NORTHERN STAR CO.

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    KOHLER MIX SPECIALTIES, INC.

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    KOHLER MIX SPECIALTIES OF CONNECTICUT, INC.

                                            By:    /s/ John D. Reedy
                                               ---------------------------------
                                            Name:      John D. Reedy
                                                 -------------------------------
                                            Title:     Vice-President
                                                  ------------------------------


                             [Signatures Continued]

                                    M.G. WALDBAUM COMPANY

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    PAPETTI'S HYGRADE EGG PRODUCTS, INC.

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Chief Financial Officer
                                                  ------------------------------

                                    CASA TRUCKING, INC.

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    WISCO FARM COOPERATIVE

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    WFC, INC.

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    FARM FRESH FOODS, INC.

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    MICHAEL FOODS OF DELAWARE, INC.


                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Executive Vice-President
                                                  ------------------------------



                             [Signatures Continued]

                                    MIDWEST MIX, INC.

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    MINNESOTA PRODUCTS, INC.

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    PAPETTI ELECTROHEATING CORPORATION

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Chief Financial Officer
                                                  ------------------------------

                                    M-FOODS DAIRY, LLC

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------

                                    M-FOODS DAIRY TXCT, LLC

                                            By:   /s/ John D. Reedy
                                               ---------------------------------
                                            Name:     John D. Reedy
                                                 -------------------------------
                                            Title:    Vice-President
                                                  ------------------------------














                             [Signatures Continued]

AGENT:                              BANK OF AMERICA, N. A.,
-----                               in its capacity as Agent

                                            By: /s/ W. Thomas Barnett
                                               ---------------------------------
                                            Name:   W. Thomas Barnett
                                                 -------------------------------
                                            Title:  Managing Director
                                                  ------------------------------


SYNDICATION AGENT:                  BEAR, STEARNS & CO.,
-----------------                   in its capacity as Syndication Agent

                                            By: /s/ Donald R. Mullen, Jr.
                                               ---------------------------------
                                            Name:   Donald R. Mullen, Jr.
                                                 -------------------------------
                                            Title:  Senior Managing Director
                                                  ------------------------------


LENDERS:                            BANK OF AMERICA, N. A.,
-------

                                            By:   /s/ W. Thomas Barnett
                                               ---------------------------------
                                            Name:     W. Thomas Barnett
                                                 -------------------------------
                                            Title:    Managing Director
                                                  ------------------------------

                              DISCLOSURE SCHEDULES

     Attached are the Schedules referred to in the Credit Agreement dated April 10, 2001, by and among Michael Foods, Inc., as Borrower, M-Foods Holdings, Inc., the subsidiaries of Michael Foods, Inc. and the lenders from time to time, Bank of America, N.A. as Agent. For purposes of the Schedules, capitalized terms not otherwise defined shall have the same meanings given to them in the Credit Agreement. Any item disclosed in any section of the Schedules in response to a specific section of the Credit Agreement shall also have been deemed to have been disclosed for purposes of all other sections of the Schedules so long as the relevance of the matter to such other sections of the Schedules is reasonably apparent from the disclosure of the matter that appears in the Schedules where it is disclosed. The inclusion of an item in a section of the Schedules as an exception to a representation or a warranty shall not be deemed an admission bythe Borrower that such item represents a material exception or fact, event or circumstance that would result in a Material Adverse Effect.

                                 SCHEDULE 1.1(b)

                           EXISTING LETTERS OF CREDIT

None.

                                  SCHEDULE 6.1

                              UNDISCLOSED LIABILITY

None.

                                  SCHEDULE 6.4

              REQUIRED CONSENTS, AUTHORIZATIONS, NOTICE AND FILINGS

CONSENTS

1. Agreement dated June 3, 1999, between Walt Disney Worldwide Services, Inc. and Papetti's Hygrade Egg Products, Inc. Consent obtained.

2. Supplier Agreement between Alliant Foodservice, Inc. and the Company effective June 1, 1999. Consent will not be obtained prior to closing; waiver granted.

3. Supply Agreement between Sodexho Marriott Operations, Inc. and Papetti's Hygrade Egg Products, Inc. and M.G. Waldbaum Company dated September 1, 1999; Indemnity Agreements signed by Papetti's Hygrade Egg Products, Inc. and M.G. Waldbaum Company. Consent obtained.

4. Supply Agreements between Restaurant Services International, Inc. and Kohler Mix Specialties and Michael Foods, Inc. Consent received for Merger.

5. First Union Commercial Vehicle Lease, between First Union and Casa Trucking, Inc. with Michael Foods, Inc. as guarantor. Consent obtained.

6. Equipment Lease, between Kohler Mix Specialties of Connecticut, Inc. and Genpak, LLC (f/k/a Purity Packaging, Inc.). Consent obtained.

7. Copacking Agreement, between Kohler Mix Specialties of Connecticut, Inc. and H. P. Hood Company. Consent obtained.

8. Amended and Restated Agreement, between Midwest Mix, Inc. and Dairy Farmers of America, Inc. Consent obtained.

NOTICE

1. Consolidated, Restated and Amended License Agreement dated June 9, 2000 (effective January 1, 1999) between North Carolina State University, as Licensor, and the Company, as Licensee, amends and restates License Agreements dated as of April 22, 1988 (relating to U.S. Patent No. 4,808,425), November 28, 1989 (relating to U.S. Patent Application S.N. 312,066), September 1, 1991 (relating to U.S. Patent Application S.N. 468,606 and U.S. Patent 5,019,407), and all amendments thereto. Notice Provided.

2. License Agreement dated April 1, 1993 between The Curators of the University of Missouri, as Licensor, and the Company, as Licensee, relating to inventions described in UM Disclosure No. 92UMC053 dated June 26, 1992, entitled "Method of Eliminating

     Salmonella Enteritidis from Shell Eggs and the Need for Storage Under Refrigeration at 45 Degrees F." Notice Provided.

3. Vehicle Lease and Service Agreements (multiple leases) between Michael Foods, Inc. (d/b/a Crystal Farms) and River Valley Truck Rental and Leasing Co. Michael Foods agrees to notify River Valley in writing prior to any substantial change in ownership. Notice Provided.

4. Truck Lease and Service Agreement, between Crystal Farms Refrigerated Distribution Co. and Ryder Truck Rental, Inc. Crystal Farms agrees to notify Ryder prior to all substantial changes in ownership. Notice Provided.

5. Vehicle Lease and Service Agreements (multiple leases) between Michael Foods, Inc. and Lakeside International Trucks, Inc. Michael Foods agrees to notify Lakeside in writing prior to any substantial change in ownership. Notice Provided.

6. Notification to holders of Michael Foods 7.58% Senior Notes of early prepayment of Notes.

7. Notification of prepayment of Revolving Credit Agreements, waived by Bank of America.

8. Notification to USDA district offices with regard to consummation of merger. To be delivered subsequent to the closing.

9. Notice of required under Kohler Mix Specialties 401(k) plan, relating to Dairy Restructurings. To be delivered within thirty days of closing.

10. Notification to Federal and State Environmental Agencies, with regard to the following permits, licenses or matters relating to the Dairy Restructuring (all to be provided within thirty days of the consummation of the Dairy Restructuring):

     A. 100 Milk Lane, Newington, CT, Facility
          o Waste Water. Waste water discharged permit issued by the Connecticut Department of Environmental Protection ("CTDEP"), Pretreatment Permit No. SP0002278 (expires 5/8/08).
          o Storm Water. NPDES storm water discharge permit, which is in the process of being updated.
          o Storage Tanks. Registration for 10,000 gallon heating oil UST with CTDEP.

     B. 4041 Hwy. 61, White Bear Lake, MN, Facility
          o Hazardous Waste. Small Quantity Generator (SQG) of hazardous waste license issued by Ramsey County, MN.
          o    Waste Water. NPDES Non-contact Cooling Water General Permit (No.

               MNG250088), issued by MPCA, and a sanitary sewer discharge permit, issued by MCES.
          o    Storm Water. NPDES General Storm water permit, issued by MPCA.
          o Water Wells. Drinking water well permit issued by the Minnesota Department of Health.
          o Air Emissions. The facility is installing a large boiler, which will require an air emissions registration permit from MDNR.

11. Notice to Collateral Securities Intermediary and Trustee required to be granted in anticipation of delivery of 11-3/4% Senior Notes pursuant to offering of Senior Notes. Delivered.

12. Officer's certificate delivered to Collateral Securities Intermediary, pursuant to offering of Senior Notes. Delivered.


FILINGS/AUTHORIZATIONS

1. Hart-Scott Rodino Act Filings to United States Department of Justice and Federal Trade Commission, completed, early termination notification received.

2. Filing of proxy statement with United States Securities Exchange Commission, completed.

3. Filing of Schedule 13E3 with United States Securities Exchange Commission, to be finalized April 10, 2001.

4. Consent of Shareholders to Agreement and Plan of Merger, to be received at Meeting of Shareholders on April 9, 2001.

5. Filing of Articles of Merger, to be filed with Minnesota Secretary of State, April 9, 2001. To be delivered at the Closing.

6. Authorization of Agreement and Plan of Merger, all amendments thereto, and the execution of related documents by Board of Directors of Michael Food, Inc. To be delivered at the Closing.

7. Authorization of Agreement and Plan of Merger, all amendments thereto, and the execution of related documents by Board of Directors of Michael Foods Acquisition Corp. To be delivered at the Closing.

8. Authorization of Agreement and Plan of Merger, all amendments thereto, and the execution of related documents by Board of Directors of M-Foods Holdings, Inc. To be delivered at the Closing.

9. Filing of Form 15 with Securities Exchange Commission to deregister Michael Foods, Inc. securities from the NASDAQ exchange.

10. Secretary's Certificate of Michael Foods, Inc. certifying as to Board of Directors resolutions, stockholder vote and incumbency. To be delivered at the Closing.

11. Secretary's Certificate of Michael Foods Acquisition Corp. certifying as to Board of Directors resolutions and incumbency. To be delivered at the Closing.

12. Secretary's Certificate of M-Foods Holdings, Inc. certifying as to Board of Directors resolutions and incumbency. To be delivered at the Closing.

13.  Filing of Form 13D with Securities Exchange Commission, completed.

14. Officer's Certificate of Michael Foods, Inc. certifying as to lack of adverse effect. To be delivered at the Closing.

15. Officer's Certificate of Michael Foods Acquisition Corp. certifying as to lack of adverse effect. To be delivered at the Closing.

16. Officer's Certificate of M-Foods Holdings, Inc. certifying as to lack of adverse effect. To be delivered at the Closing.

17.  Letter to CUSIP regarding cancellation of CUSIP number.

18.  Letter to NASDAQ national market requesing stop trade order.

19. Request to transfer agent, Wells Fargo Bank, to close books of Michael Foods common stock.

20. Filing with Minnesota Securities Commission, with regard to issuance of securities with relation to the merger.

21. Section 83(b) elections of members of Management who act as shareholders. To be filed within thirty days of the consummation of the merger.

22.  UCC-3 Termination statements with regard to the following matters

     A.   Firstar Bank, Des Moines, filing against Monark Acquisition Corp.

     B.   Magic Glove, filing against M.G. Waldbaum Company.

     C.   Century Bank, filing against Minnesota Products, Inc.

23. Stockholders' authorizations of Kohler Mix Specialties of Connecticut, Kohler Mix

     Specialties, Inc. and Midwest Mix, Inc. approving Dairy Restructurings.

24. Board of Directors' consents of Kohler Mix Specialties of Connecticut, Kohler Mix Specialties, Inc., M-Foods Dairy Holdings, LLC, M-Foods Dairy, LLC, M-Foods Dairy TXCT, LLC and Midwest Mix, Inc. approving Dairy Restructurings.

25.  Board of Directors' consents of all Credit Parties approving Credit
     Agreement.

26. Secretary's Certificates of all Credit Parties certifying as to incumbency and Board of Directors' resolutions with regard to Credit Agreement.

27. Board of Directors resolutions of M-Foods Investors, LLC, M-Foods Holdings, Inc, Michael Foods, Inc., M-Foods Dairy Holdings, LLC, authorizing related financings, equity contributions and other transactions referred to in
     Section 5.1(h) of the Credit Agreement.

28. Consents of stockholders of M-Foods Holdings, Inc. and Michael Foods, Inc. relating to related financings, equity contributions and other transactions referred to in Section 5.1(h) of the Credit Agreement.

                                  SCHEDULE 6.9

                                   LITIGATION

I.       RESTRAINTS TO MERGER

None

II.      PENDING OR THREATENED LITIGATION

1. MACCARTNEY POULTRY FARMS V. MICHAEL FOODS, INC. AND TRILOGY EGG PRODUCTS, INC. Plaintiff seeks CDN$20,700,000 for intentional interference with economic relations, breach of fiduciary duty and for monies invested on behalf of Defendants. This matter will be heard in Ontario.

2. Sunny Fresh Foods, Inc., a division of Cargill, filed a Complaint for Declaratory Judgment on September 13, 2000, in the United States District Court for the State of Minnesota. The Complaint asks that Sunny Fresh Foods, Inc. be declared to not have infringed certain patents licensed by Michael Foods, Inc. and asks for such patents to be declared invalid and unenforceable.

                                  SCHEDULE 6.12

                                   E.R.I.S.A.

POST RETIREMENT BENEFIT OBLIGATIONS:
-----------------------------------

1. Pursuant to Employment Agreements by and between Michael Foods, Inc. and Gregg A. Ostrander, Jeffrey M. Shapiro and John D. Reedy, Michael Foods, Inc. is obligated to continue to provide medical, dental and life insurance benefits to these individuals and their spouses and children, for a period of two to three years following termination following change of control.

                                 SCHEDULE 6.13A

                               CORPORATE STRUCTURE

Please see Chart attached.


                   [Image of Corporate Structure Chart Removed]

                                 SCHEDULE 6.13B

                                  SUBSIDIARIES

Michael Foods of Delaware, Inc., a Delaware corporation
         1,000 shares of Common Stock issued to the Borrower (100%)

Northern Star Co., a Minnesota corporation
         200,000 shares of Common Stock issued to Michael Foods of Delaware, Inc. (100%)

Minnesota Products, Inc., a Minnesota corporation
         10,000 shares of Common Stock issued to Northern Star Co. (100%)

Crystal Farms Refrigerated Distribution Company, a Minnesota corporation
         1,000 shares of Common Stock issued to Michael Foods of Delaware, Inc. (100%)

M. G. Waldbaum Company, a Nebraska corporation
         12,000 shares of Common Stock issued to Michael Foods of Delaware, Inc. (100%)
         1,469,742 shares of Preferred Stock issued to Michael Foods of Delaware, Inc. (100%)

Papetti's Hygrade Egg Products, Inc., a Minnesota corporation
         1,000 shares of Common Stock issued to M. G. Waldbaum Company (100%)

Papetti Electroheating Corporation, a New Jersey corporation
         400 shares of Common Stock issued to Papetti's Hygrade Egg Products, Inc. (100%)

Casa Trucking, Inc., a Minnesota corporation
         1,000 shares of Common Stock issued to M. G. Waldbaum Company (100%)

Kohler Mix Specialities, Inc., a Minnesota corporation
         1,000 shares of Common Stock issued to Michael Foods of Delaware, Inc. (100%)

Kohler Mix Specialties of Connecticut, Inc., a Connecticut corporation
         100 shares of Common Stock issued to Kohler Mix Specialties, Inc. (100%)

Midwest Mix, Inc., a Minnesota corporation
         1,000 shares of Common Stock issued to Kohler Mix Specialties, Inc. (100%)

WFC, Inc., a Wisconsin corporation
         10,000 shares of Common Stock issued to Michael Foods of Delaware, Inc. (100%)

Wisco Farm Cooperative, a Wisconsin corporation
         200 shares of Common Stock issued to WFC, Inc. (100%)

                                       12



Farm Fresh Foods, Inc., a Nevada corporation
         1,000 shares of Common Stock issued to Michael Foods of Delaware, Inc. (100%)

MFI Food Canada, Inc., an Ontario, Canada corporation
         100 shares of common stock issued to Michael Foods, Inc.

M-Foods Dairy, LLC, a Delaware limited liability company
         22,171.08 Preferred Units and 50 Class A Units issued to Kohler Mix Specialties, Inc.

M-Foods Dairy TXCT, LLC, a Delaware limited liability company
         7,151.96 Preferred Units and 25 Class A Units issued to each of Midwest Mix, Inc. and
         Kohler Mix Specialties of Connecticut, Inc.

                                  SCHEDULE 6.16
                              ENVIRONMENTAL MATTERS

A. THE FOLLOWING MATTERS INVOLVE POSSIBLE CAPITAL EXPENDITURES FOR COMPLIANCE WITH ENVIRONMENTAL LAWS:

M.G. Waldbaum
120 Tower Street South,
Gaylord, MN

1. A new draft wastewater discharge permit has been issued to the facility. No limit has been set for phosphorus discharges in this permit, however, MPCA has informed M.G. Waldbaum that the current phosphorus effluent levels must be reduced in the future. The facility has embarked on a program to replace currently used chemicals with non-phosphorus containing surrogates. If this work is not successful in meeting MPCA's target phosphorus discharge standards, structural improvements to the existing industrial wastewater treatment plant may be necessary. The facility has obtained a preliminary estimate of $830,000 to upgrade the facility's wastewater treatment plant, should additional phosphorus reduction be required. If necessary, such costs would likely be incurred over the next three to five years.

Kohler Mix
White Bear Lake, MN

2. The facility has had pH problems with the process wastewater effluent to the sanitary sewer. The facility is working with MCES to resolve this discharge issue and a pH treatment system has been installed for the main wastewater streams. Michael Foods has budgeted $180,000 for additional wastewater treatment upgrades in 2001. Kohler and Liesch are currently working on assessing additional streams, which may need to be processed through the treatment system.

Bloom N' Egg
Bloomfield, NE

3. The Property is currently undergoing design of a new wastewater treatment system. The expected costs of this facility are $200,000 in 2001 and possibly an additional $375,000 in 2002, for a total of $575,000.

North Avenue Site
Elizabeth, New Jersey

4. The Elizabeth, New Jersey North Avenue site has regularly exceeded wastewater permit effluent limits for oil and grease. The local treatment works, Joint Meeting of Essex and Union County (Joint Meeting), has communicated its intent to raise the facility's oil and grease permit limit. However, if the permit levels are not increased, the facility has earmarked $130,000 to install a dissolved air flotation or bubble air flotation treatment system.

B. THE FOLLOWING MATTER INVOLVES CONTAMINATION AND REMEDIATION AT THE NORTHERN STAR SITE, LOCATED IN MINNEAPOLIS, MN:

1. In 1991, Michael Foods discovered soil contamination at its Northern Star property located in Minneapolis, Minnesota and determined that the contamination resulted from onsite disposal by two prior owners, Archer Daniels Midland ("ADM") and Burlington Northern Railroad ("BNRR"). Following litigation, the parties entered into settlement agreements in 1993 and 1994 in which ADM and BNRR, took responsibility for completing soil cleanup to the satisfaction of the State of Minnesota. Completion of the cleanup will be evidenced by the issuance of a "No Further Action" letter. In 1999, Michael Foods entered into a contract to sell most of the property to CSM, a developer. Michael Foods expects the sale to close in 2001. CSM will take over the Michael Foods' rights and obligations under the settlement agreements with ADM and BNRR, and will to take over performance of the final soil cleanup, including cleanup of the parcel that will remain owned by Michael Foods. CSM will receive a $60,000 credit on the purchase price for environmental cleanup. Also, ADM will provide CSM an additional $800,000 for the cleanup. BNRR has not yet agreed to its part in these arrangements, but is expected to do so.

C. THE FOLLOWING MATTERS WERE IDENTIFIED IN THE REPORT TITLED "ENVIRONMENTAL REVIEW OF CERTAIN FACILITIES OF MICHAEL FOODS," PREPARED BY ENVIRON CORPORATION, DATED FEBRUARY 2001, A COPY OF WHICH WAS PROVIDED TO THE
     AGENT:

Elizabeth, New Jersey
North Avenue Site

1. Oil and Grease Exceedances. The Elizabeth, New Jersey North Avenue site has regularly exceeded wastewater permit effluent limits for oil and grease. The local treatment works, Joint Meeting of Essex and Union County (Joint Meeting), has communicated its intent to raise the facility's oil and grease permit limit. However, if the permit levels are not increased, the facility has earmarked $130,000 to install a dissolved air flotation or bubble air flotation treatment system.

Elizabeth, New Jersey
Papetti Plaza and North Avenue Sites

2. Wastewater Surcharge Fees. The One Papetti Plaza and North Avenue facilities in Elizabeth, New Jersey currently pay approximately $100,000 per year in wastewater surcharge fees, due to effluent Biochemical Oxygen Demand (BOD) and Total Suspended Solids (TSS) levels. While this cost is part of the operating budget and increases in these fees are not expected, the Company may wish to conduct an engineering study to evaluate potential wastewater pretreatment technologies that could reduce effluent BOD and TSS levels, lower surcharge fees, and result in a long-term cost savings to the Company.

3. LUSTs Awaiting Assignment. The Papetti Plaza and North Avenue sites are listed as LUST sites in the environmental data bases maintained by the state of New Jersey, as the result of LUST removals conducted in 1998. Both sites are listed as "Awaiting Assignment" in the LUST data base. According to conversations with state regulators, this listing means that the state has not reviewed documentation pertaining to the contamination identified on-site or the remediation activities conducted. Michael Foods should consider forwarding copies of all tank closure documentation and data to the state so that the closure status of the tanks can be confirmed. Based on the data reviewed by ENVIRON, it is possible that the state will require further ground water monitoring (and potentially additional soil removal at the North Avenue site).

Elizabeth, New Jersey
Papetti Plaza, North Avenue, and Trumbull Street Sites

4. Facilities Listed as SQGs That Could Be Listed as CESQGs. The Papetti Plaza, North Avenue, and Trumbull Street sites are all registered as small quantity generators (SQGs) of hazardous waste. Based on ENVIRON's review of the current hazardous waste generation rates at each site, the facilities appear to qualify as Conditionally Exempt Small Quantity Generators (CESQGs). Michael Foods should consider contacting the state for removal from the SQG registry. CESQGs are subject to less stringent regulatory requirements.

Elizabeth, New Jersey
North Avenue Site

5. Monitoring Well Closure. Ground water monitoring wells were installed at the North Avenue site after the abandonment of a LUST in the early 1990s. After a period of ground water monitoring, which concluded in 1996, the state provided a no further action letter to the Company and required that the monitoring wells be sealed by 1999. The wells have not yet been sealed.

6. Building 5 Wastewater Discharge. Process water from building 5, consisting of floor rinse water and other liquids that drain into the floor trench running through the center of the facility, discharges through two oil traps into the combined sewer system. The Company's wastewater discharge permits do not include building 5. The Company should contact Joint Meeting and confirm that a discharge permit is not required for building 5.

Elizabeth, New Jersey
Papetti Plaza and North Avenue Sites

7. DPCC Plans Required. Sites in the state of New Jersey which store more than 20,000 gallons of hazardous substances (excluding petroleum products) must prepare Discharge, Prevention, Containment, and Countermeasure (DPCC) plans. Based on the on-site storage of sulfuric acid, phosphoric acid, sodium hydroxide, refrigerants, nitric acid, sodium hypochlorite, and hydrogen peroxide (all listed as hazardous substances in the DPCC regulations), it appears likely that the North Avenue and Papetti Plaza sites are subject to the DPCC requirements. Neither site has prepared a DPCC plan. The sites should prepare DPCC plans and comply with the other associated regulatory requirements.

8. Chemical Release Inventory Reporting (EPCRA Section 313). Based on the volume of reportable chemicals (primarily phosphoric acid) used on-site, the North Avenue and Papetti Plaza facilities may be required to submit Form R reports annually. The Company should verify the volume of reportable chemicals used at each of these facilities and determine whether the sites exceed the Section 313 reporting thresholds.

Hegins, Pennsylvania
Drying Plant

9. Lack of Air Emissions Operating Permit. The Hegins drying plant has submitted an air emissions source construction permit application to the Pennsylvania Department of Environmental Protection (PADEP) for the on-site drying oven and boiler. The facility indicated that it has resubmitted the application several times in response to PADEP's requests for additional information. PADEP requires that an air emissions source not be operated until both a construction and an operating permit have been obtained. The facility, however, is operating the air emissions sources while it is still working to obtain the construction permit. Facility personnel indicated that PADEP is aware that it is operating the air emissions sources during the application process and that, because of the facility's efforts to obtain a permit, an enforcement action by PADEP is unlikely. While ENVIRON does not disagree with the facility's assessment of this matter, the possibility of an enforcement action cannot be ruled out, given the operation of the sources without a permit. ENVIRON suggests that the facility continue to work to promptly obtain both a construction and an operating permit.

10. Storm Water Permit Required. ENVIRON observed outdoor storage tanks exposed to storm water at the Hegins drying plant. Based on the site's SIC code and according to conversations with Pennsylvania regulators, a storm water permit is required for the site.

Hegins, Pennsylvania
Former Grading Plant and
Sulphur Springs, Texas Site

11. Storm Water No Exposure Certificate. Based on ENVIRON's review, the former grading plant in Hegins, Pennsylvania and the Sulphur Springs, Texas site do not maintain industrial materials exposed to storm water. The sites are, therefore, qualified for the "No Exposure" exemption from storm water permitting requirements. The facilities should submit No Exposure Certificates to claim the exemption.

Newington, Connecticut Site

12. Planned ACM Removal. During an asbestos survey in January 2000, several ACM were identified at the Newington, Connecticut site. ACM in the facility's ceiling has already been removed. The Company is currently planning to remove the remaining ACM in 2001. Facility personnel estimate removal costs to be approximately $50,000.

13. Registration of Boilers. Two boilers, which utilize both natural gas and #2 heating oil, are used at the Newington, Connecticut site. Facility personnel did not know if the boilers have been registered with the state, as required for units of their size (8.4 and 14.7 MMBTU that burn both liquid and gaseous fuels). The boilers are inspected annually by the Company's insurance agency. The Company should determine if the boilers have been registered.

Sulphur Springs, Texas

14. Community Right-to-Know Reporting (EPCRA Section 311-312) and Chemical Release Inventory Reporting (EPCRA Section 313). Chemical storage and use inventories for the

     Sulphur Springs site were not available for review by ENVIRON. Based on the volume of reportable chemicals (particularly nitric acid, phosphoric acid, and sodium hydroxide) observed at the facility during the site visit, the Company may be required to submit community right-to-know (Tier I or Tier
     II) and chemical release inventory reports (Form R) annually. The Company should verify the volume of reportable chemicals stored and used on-site and determine whether the site exceeds the reporting thresholds.

K. THE FOLLOWING MATTERS WERE IDENTIFIED IN THE 24 REPORTS TITLED "PHASE ONE ENVIRONMENTAL SITE ASSESSMENT," PREPARED BY LIESCH ASSOCIATES, INC., DATED FEBRUARY 2001, COPIES OF WHICH WERE PROVIDED TO AGENT:

Papetti's Hygrade Egg Products
100 Papetti Parkway
Lenox, IA 50851

1. The facility was fined $169,000 in October 1998 by Iowa Department of Natural Resources for wastewater violations. In order to address wastewater issues, Papetti's and the City entered into an agreement in order to construct a new wastewater treatment system. The city agreed to construct a new treatment system and Papetti's agreed to pay for the debt service, operation and maintenance costs for the system. The new treatment system is now operational. The debt service is $702,600 per year for a period of 15 years. The current operation and maintenance costs are about $442,000 per year. The new system appears to have corrected the wastewater compliance issues.

2. A minor amount of floor staining was apparent around fixed oil using process equipment.

3. The addition of additional ammonia use and storage (up to 80,000 pounds at the Property at any one time), requires completion of a Risk Management Plan (RMP) to comply with federal and state requirements. Potential to emit calculations and air permitting requirements for ammonia and natural gas boilers should also be completed.

M.G. Waldbaum Processing Plant
120 Tower Street
PO Box 1078
Hwy S. 19
Gaylord, MN 55334-1078

4.   A LUST site, which was granted closure by the MPCA, exists on the Property.

5. Fuel oil, soy oil, waste oil, CIP chemical and liquid egg product aboveground storage tanks are located on the Property. These tanks are required to be registered with the state. The SPCC plan for this facility requires updating to include other oil tanks and containers inside the plant.

6. Based on current operations and their SIC code, a storm water NPDES discharge permit may be necessary for the facility. SEH issued an opinion that a NPDES General Stormwater Permit for industrial activities is not necessary. However, Liesch disagrees and believes a Permit may be required

7. A new draft wastewater discharge permit has been issued to the facility. Additional work is on going to control phosphorous discharges to the wastewater plant. The facility has obtained a preliminary estimate of $830,000 to upgrade the facility's wastewater treatment plant, should additional phosphorus reduction be required. If necessary, such costs would likely be incurred over the next three to five years.

8.   Suspect ACMs were observed on the Property.

Golden Egg Site
340 Tower St.
RR2, PO Box 131
Gaylord, MN 55334

9. A dry well containing liquids with the appearance of an oily sheen was observed in the truck shop. The dry well should be removed/ abandoned and replaced with an oil/water separator tank with connection to the sanitary sewer. Soil and/or groundwater sampling should be conducted in the area to determine if subsurface conditions have been impacted by the dry well.

10. An old dump reportedly consisting of buried concrete, metal and wood is located in the southeast corner of the Property.

11. Dirt, metal and wood debris was observed stockpiled on concrete pads on the southern portion of the Property.

12. Significant staining was observed in the truck shop in the area of the waste oil AST and the motor oil AST.

13. Liesch understands that a storm water discharge permit is in the process of being applied for along with the development of a Storm Water Pollution Prevention Plan. However, based on the SIC code for the current operations, a storm water discharge permit does not appear to be necessary for the facility.

14. ACM was identified in some of the on-site structures at the Property as a result of an asbestos survey conducted by Liesch in August of 2000.

15. Currently, several ASTs exist at the Property. Based on Liesch's review, none of the ASTs appeared to be registered with MPCA. AST registration must be completed for the observed ASTs.

16. No SARA Title III, Section 311 and 312 reporting for chemical storage has been completed for the Property. Based on Liesch's preliminary review of the Property's chemical storage and use, reporting under SARA Title III for diesel fuel should be completed. In addition, Liesch recommends that MSDS sheets for specific chemicals be reviewed to make a final determination of SARA Title III reporting requirements at the facility.

17. Based on the number of animal units at the Property (1,000 or more), the facility is required to register and obtain coverage under an individual NPDES/SDS permit by June 1, 2001.

18. Based on Liesch's review, wetlands may exist on the Property or adjacent to the Property. In order to verify whether the wetlands exist on the Property, a property boundary survey should be reviewed

19. A SPCC plan has been prepared for the facility. Recommendations outlined in the SPCC plan have not been fully completed. The facility should install secondary containment around the two existing 1,000-gallon diesel tanks near the truck shop, complete the removal/ investigation/ remediation/ repair of the truck shop dry well and complete spill response training for employees.

R.J. Pullets Site
45163 State Hwy. 19
Gaylord, MN

20. A demolition dump was reported to exist on the Property. According to R.J. Pullets, portions of former structures located on the Property have been buried on-site in an area west of the current office/breakroom building. The buried debris is reported to consist of wood, concrete and metal. The activity reportedly took place in 1988.

21. Seven diesel aboveground storage tanks are located on the Property. Based on Liesch's review, none of the ASTs appeared to be registered with MPCA. These tanks are required to be registered with the MPCA. The AST registration form reviewed by Liesch should be updated and submitted to the MPCA

22. No SARA Title III, Section 311 and 312 reporting for chemical storage has been completed for the Property. Based on Liesch's preliminary review of the Property's chemical storage and use, reporting under SARA Title III for diesel fuel should be completed.

23. Stained concrete was observed underneath the generator located in Barn 6 and underneath the generator located north of the equipment shed. The stains are due to oil leakage from the generators, however, no evidence of leakage to the subsurface was noted.

24. Minor staining was observed beneath a 55-gallon drum of motor oil and 55-gallon drum of food grade oil located in the equipment shed.

25. Based on the number of animal units at the Property (1,000 or more), the facility is required to register and obtain coverage under an individual NPDES/SDS permit by June 1, 2001.

26. Liesch understands that a storm water discharge permit is in the process of being applied for along with the development of a Storm Water Pollution Prevention Plan. However, based on the SIC code for the current operations, a storm water discharge permit does not appear to be necessary for the facility.

27. Based on Liesch's review, wetlands may exist on the southern portion of the Property or adjacent to the south of the Property. In order to verify whether the wetlands exist on the Property, a property boundary survey should be completed.

28. A SPCC plan has been prepared for the facility. Recommendations outlined in the SPCC plans have not been fully completed. The facility should obtain a spill kit and drain tile inlet plugs and complete spill response training.


Lake Prairie
PO Box 106B
LeSueur, MN 56058

Crystal Farms
PO Box 106D
LeSueur, MN 56058

29. Open LUST site on Property. The facility is in the process of addressing this release.

30. A spill of approximately 20 gallons of diesel fuel resulting from a trailer puncturing an AST occurred at the Crystal Farms facility on June 11, 1999.

31. Liesch observed a debris pile consisting of wood and cardboard southeast of the Crystal Farms Truck Shop. According to Crystal Farms, a permit is obtained from Nicollet County prior to burning, which is conducted approximately twice per year.

32. A holding pit for truck wash water exists inside of the Crystal Farms Truck Shop. Crystal Farms indicated that plans are currently underway to install a new holding tank and leach field for the truck wash water. The project is shelled for June 2001, with an anticipated cost of $11,000.

33. Aboveground storage tanks are located on the Property. Based on Liesch's review, all of the ASTs on site do not appear to be registered with the MPCA. The registration forms for the ASTs at both Crystal Farms and Lake Prairie facilities should be updated and submitted to the MPCA.

34. One 12,000 gallon UST exists at the Crystal Farms Truck Shop. Based on Liesch's review, the UST does not appear to be registered with the MPCA. The registration form for the UST should be updated and submitted to the MPCA.

35. An asbestos survey was previously conducted at the Property. ACM was identified in transite boards in Barns 1-4 and the maintenance area.

36. Based on the SIC code and current operations of the Crystal Farms facility, a storm water discharge permit is required. A storm water pollution prevention plan (SWPPP) is also required to be developed in conjunction with filing for a storm water permit.

37. SARA Title III, Section 311 and 312 reporting for chemical storage has been completed for the Property in the past, but is not current. Based on Liesch's preliminary review of the Property's chemical storage and use, reporting under SARA Title III for diesel fuel should be completed for both facilities. In addition, Liesch recommends that MSDS sheets for specific chemicals be reviewed to make a final determination of SARA Title III reporting requirements at the Lake Prairie Egg facility.

38. Based on the number of animal units at the Property (1,000 or more), the facility is required to register and obtain coverage under an individual NPDES/SDS permit by June 1, 2001.

39. SPCC plans have been prepared for both facilities. Recommendations outlined in the SPCC plans have not been fully implemented at either facility. The Crystal Farms facility should obtain a spill clean up kit and complete spill response training for necessary personnel. The Lake Prairie Egg facility should install secondary containment around the following tanks: liquid fat tank located in feed mill, chorine tank and two 1,000-gallon diesel tanks near truck shop. The secondary containment volume for the methane tank should be increased. Spill response training should also be completed for Lake Prairie employees.

Main Street Plant/ Crystal Farms
105 North Main Street
Wakefield, NE 68784

40. Open LUST site on Property. The facility is in the process of addressing this release.

41.  Suspect ACMs were observed on the Property.

42.  An unused water well reportedly exists in the engine room.

43. Terra Chemicals used the southern portion of Property for storage prior to 1950.

44. Existing water supply well has not yet been tested in accordance with the Safe Drinking Water Act.

Logan View Plant
101A North Oak Street
Wakefield, NE 68784

45. There is an open petroleum underground storage tank leak site located upgradient (south) of the Property (Northeast Coop). Liesch requested the NDEQ file on the Northeast Coop Site to determine whether it has impacted the Property. A review of the NDEQ file showed that no investigative or remedial work has been completed for the site. In a letter dated, February 1, 2001, the NDEQ informed Mr. Bob Puls of Northeast Coop that the site was being reactivated. The NDEQ specified that a completed Pre-Investigation Assessment Work Plan Form" must be submitted on or before March 16, 2001.

46.  Open LUST site at Main Street Plant across Hwy. 35.

47.  Staining near air compressors in boiler room.

48.  Small debris pile and empty drums outside the maintenance area.

49. Radon gas measurements collected for the Property. Measurements not provided to Liesch.

Big Red Farm
NW 1/4,sec. 27,T27N, R5E, Dixon County
Wakefield, NE 68784

50. The facility reportedly has buried debris from structures previously located on-site that were lost to fire.

51. ACM was identified in some of the on-site structures at the Property as a result of an asbestos survey conducted by Liesch in October of 2000.

52. The facility is currently registered as a small quantity generator of hazardous waste. Based on conversations with facility personnel, it is understood that less than 100 kg/month of regulated waste in the form of waste parts washer, used oil filters and waste oil is generated by the facility. The generation rate qualifies the facility for conditionally exempt small quantity generator status. Therefore, it is recommended that the facility change its status.

53. The facility currently operates its egg shell drying process under a construction air permit. However, should the facility increase its treatment rate by more than 22 tons per hour of feed or if formaldehyde is applied at a rate greater than 3 pounds per ton of egg shells, the system should be reevaluated for the need of an operating air permit.

54. All non-petroleum tanks of 1,000 gallons or more and the chemicals they contain should be reviewed to determine if these tanks are required to be registered with the State Fire Marshal. Tanks of lesser capacity that were installed in 1992 or later should be assessed to determine if the proper installation fee was submitted and an inspection was performed by the State Fire Marshal.

55. Chemical quantities and their specific MSDS should be reviewed to determine if the facility is required to comply with filing requirements under SARA Title III. Fuel oil is possibly required to be filed for under SARA Title III requirements applicable to the facility.

Husker Pride Farm
S 1/2, SW 1/4 and W 1/2, SE 1/4 Sec. 17, T27N,R5E, Dixon
Wakefield, NE  68784

56. Demolition debris, mainly wood from former structures lost to fire that were formerly located at the Property, was at one time buried on-site.

57. Based on Liesch's review of the construction permit and preliminary review of the Nebraska Air Quality regulations, it does not appear that an operating permit for the manure dryer is required at this time. However, due to the time between Liesch's last assessment and the present, a more detailed review may be warranted.

58.  NDEQ request for facility inspection under Livestock Waste Management Act.

59. Chemical quantities and their specific MSDS should be reviewed to determine if the facility is required to comply with filing requirements under SARA Title III. Based on Liesch's preliminary review of chemicals stored on site, fuel oil is possibly required to be filed for under SARA Title III requirements

60. All non-petroleum tanks of 1,000 gallons or more and the chemicals they contain should be reviewed to determine if these tanks are required to be registered with the State Fire Marshal. Tanks of lesser capacity that were installed in 1992 or later should be assessed to determine if the proper installation fee was submitted and an inspection was performed by the State Fire Marshal.

61. Given the overall size of the Property, an accurate site boundary and location map should be reviewed to determine where the identified wetlands are located relative to the Property.

Gardners Growers I
Wakefield, NE 68784

62.  Old farm dump containing wood and metal on Property
 .
63.  NDEQ request for facility inspection under Livestock Waste Management Act.

64. Asbestos-containing ceiling tiles identified in a previous asbestos survey. Asbestos-containing transite panels were identified in the Generator House during a previous asbestos survey.

Gardners Growers II
Wakefield, NE  68784

65.  Old farm dump containing wood and metal on Property.

66.  NDEQ request for facility inspection under Livestock Waste Management Act.

Gardners Growers III
Wakefield, NE  68784

67.  Old farm dump containing wood and metal on Property.

68.  NDEQ request for facility inspection under Livestock Waste Management Act.

M.G. Waldbaum
PO Box 180
Hwy 84 West
Bloomfield, NE 68718-0180

69. Catch basins were observed in the truck buildings. Trenches run along the approximate center of the slab floor in the truck buildings to catch snowmelt and egg product that results from washing the trucks. Each building has a catch basin that the floor trenches drain into. Catch basins are pumped out by truck and disposed of via land application. The application of wastewater from the catch basin does not currently require a permit from NDEQ. Liesch recommends that the facility discontinue land application of the wastewater collected in the maintenance shops and instead run all collected wastewater through the Property's wastewater treatment system.

70. The Property is currently undergoing design of a new wastewater treatment system. The expected costs of this facility are $200,000 in 2001 and possibly and additional $375,000 in 2002, for a total of $575,000.

71. A SPCC plan has been prepared for the Property. Recommendations outlined in the SPCC plan have not been fully implemented. The Property should install a secondary containment system for the 1,000-gallon AST and install warning signs directing fuel delivery to check all hoses and valves prior to departure.

72. SARA Title III, Section 311 and 312 reporting for chemical storage has not been completed for the facility. Based on quantities of chemicals observed during the walkover survey, Liesch recommends reviewing chemical inventories to determine if SARA Tier II should be submitted for the Property. The Property does store ammonia and petroleum products above the threshold limits. At minimum these products should be evaluated for SARA Tier II filing. It appears that reporting will be required for the facility.

Michael Foods- Wayne Grain
410 Fairgrounds Avenue
Wayne, NE 68787

73. Open LUST site on Property. The responsible party is listed as "Not Viable" since the previous owner, Feeder's Elevator, has dissolved. NDEQ is responsible for investigating this release and issuing closure to this LUST site.

74. Three pole-mounted electrical transformers are located along Windom Street near the Office Area. These three transformers were not identified regarding PCB status. No staining was observed on this group of transformers. Wayne Electric owns the transformers and is responsible for related maintenance and repairs, and will normally remove units that test positive for PCBs.

75. The air compressor uses oil for operating. Staining and leaking was noted on the air compressor in the grain elevator.

76. Asbestos has been identified in transite panels on the main mill control room.

77. The Property has a buried concrete molasses tank below the grain elevator. The tank is no longer utilized and currently appears to be empty.

78. The Facility reportedly does not have a comprehensive health and safety plan.

Michael Foods- Wayne Grain
110 South Main
Wayne, NE  68787

79. Review of the Sanborn Maps for the Property or for surrounding sites indicates that a filling station existed northwest of the Property between1930 and at least until 1955.

80. Pole-mounted electrical transformers are located at the Property. These three transformers were not identified regarding PCB status. No staining was observed on these transformers.

81. Asbestos has been identified in: black flashing tar on storage bin #3; black flashing tar on the west tank; and window caulking outside the weigh station.

82. Two buried underground storage tanks were observed beneath the grain elevator. The two tanks are reportedly railcars that were utilized for the storage of molasses.

83. West of the Property is a bulk petroleum storage facility. Several above ground storage tanks

     (AST) are present at this site.

84.  The Facility does not have a comprehensive health and safety plan.

Michael Foods- Wayne Grain
210 North Logan Street
Wayne, NE  68787

85. Motor oils are stored in 55-gallon drums in the maintenance shop that is connected to the steel-framed grain elevator. Staining was noted on the concrete floor where the 55-gallon drums are stored.

86. Pole-mounted electrical transformers are located at the Property. These three transformers were not identified regarding PCB status. No staining was observed on these transformers.

87. Asbestos has been identified in: flooring and associated mastics in the office area; boiler gasket and boiler door insulation in the boiler room; and transite siding on aeration building D.

88. North of the Property is "The Pit Stop Lube Center". Although no tanks were observed outside the site, it is likely that UST's are present for the storage of used oils.

89.  The Facility does not have a comprehensive health and safety plan.

Michael Foods- Wayne Grain
South Sherman and Grainland Road
Wayne, NE  68787

90.  Open LUST site on Property.

91. Three pole-mounted electrical transformers are located in the approximate center of the Property. These three transformers were not identified regarding PCB status and no staining was observed on this group of transformers. Wayne Electric owns the transformers and is responsible for related maintenance and repairs, and will normally remove units that test positive for PCBs.

92. An abandoned septic tank was observed on the Property. Concrete rubble is visible south of the scale house. Liesch recommends properly abandoning the septic system according to all local, state and federal regulation if the system has not already been properly abandoned.

93. Asbestos has been identified in: black flashing on the base of storage bin #T8; base flashing on south Quonset; base flashing on west Quonset; and floor tiles in weigh station office.

94. The Facility reportedly does not have a comprehensive health and safety plan.

M.G. Waldbaum
Plainview Pullets
Plainview, NE

95. Each of the four pullet houses has floor trenches that direct wash water into central collection tanks. There are two sets of three collection tanks each with a capacity of 1,000 gallons. Waste collected in these tanks is disposed of by land application. At this time, NDEQ does not require permits to land apply this waste water.

96. Three petroleum above ground storage tanks (AST) were observed on the Property. No leaking or staining was observed around these tanks. A SPCC plan is required at facilities storing 1,320-gallons of product or more. Liesch requested Plainview to compile storage quantities of all tanks and miscellaneous storage containers on site. Based on information submitted, the facility does store quantities of product above the 1,320-gallon threshold. It appears a SPCC plan is necessary for the Property.

WISCO/ Crystal Farms
450 North CP Avenue
Lake Mills, WI 53551-0753

97. Wetlands may exist on the Property. Any future development plans may require wetland delineation and a mitigation plan.

98. Minor oil staining of the dock area concrete outside of WISCO Farm where the trucks park while being loaded was noted. Liesch recommends that the tank be inspected for damage or leaks and that a containment be installed to capture spills.

99. Based on current operations and SIC code, a storm water discharge permit does not appear to be necessary for WISCO Farm. However, Liesch recommends submitting a Tier III WPDES Self Determination and Certification form to comply with WDNR guidelines.

100. One 300-gallon motor oil AST and one 300-gallon antifreeze AST are located inside the maintenance garage of WISCO Farm Cooperative. These tanks currently are not registered. Liesch recommends that these tanks be registered with the Wisconsin Department of Commerce, Bureau of Storage Tank Regulation.

101. Closed LUST site on Property. (Historic Recognized Environmental Condition)

Kohler Mix
4041 Hwy 61
White Bear Lake, MN 55110

102. The facility has had pH problems with the process wastewater effluent to the sanitary sewer. The facility is working with MCES to resolve this discharge issue and a pH treatment system has been installed for the main wastewater streams. Michael Foods has budgeted $180,000 for additional wastewater treatment upgrades in 2001. Kohler and Liesch are currently working on assessing additional streams, which may need to be processed through the treatment system.

103. An oil/water separator is located in the Garage. In Liesch's experience this type of structure has the potential to impact surrounding soils due to exfiltration of its contents.

104. A 6000 gallon fuel oil UST (UST #4) was removed from the north side of the Main Plant in 1987. No closure documentation is available regarding the UST removal. The area of the UST is currently located underneath a building expansion.

105. The facility should segregate acid and bases in the storage area. A new containment area is currently under construction.

106. Suspect ACMs were observed on the Property.

Northern Star
3171 Fifth Street SE

Minneapolis, MN 55414-3374

107. The Property is listed several times as a MN VIC site. The site has been impacted by former operations.

108. Being located in an industrial area, groundwater contamination from off-site sources is possible

109. Aboveground storage tanks exist on the Property. The MPCA AST registration needs to be updated to reflect current operations/status. The secondary containment needs to be repaired for the diesel AST.

110. Asbestos was identified in the 9"x9" cream with black streaks floor tile and associated mastic located in the upper electrical room. Asbestos was also identified in the 12"x12" beige with black specks floor tile located in the office copy room. In 1993 REM-CON reportedly abated the following asbestos containing materials: wet end steam line, packaging area and shortening tanks and shop oil pipe.

Crystal Farms
6339 Weld County Road 47
Hudson, CO 80642

110. Diesel and used oil aboveground storage tanks are located on the Property. Amend registration/ SPCC plan to reflect change in ownership and new personnel.

111. No SARA Title III, Section 311 and 312 reporting for chemical storage has been completed for the facility. It appears these forms should be completed for the facility for the quantity of diesel fuel stored at the facility.

112. Suspect ACMs were observed in the buildings on the Property.

                                  SCHEDULE 6.17

                              INTELLECTUAL PROPERTY


U.S. TRADEMARKS

                  MICHAEL FOODS, INC.

----------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./                  STATUS
                                        REG. DATE         FILED
----------------------------------------------------------------------------------------------------
EASY EGGS                               1616900         74/019499               Expires 10/09/10
                                        10/09/90        01/16/90
----------------------------------------------------------------------------------------------------
EASY EGGS                                                                       CANCELLED 05/05/97
----------------------------------------------------------------------------------------------------
EASY RICE                                                                       ABANDONED 01/07/00
----------------------------------------------------------------------------------------------------
FRESHER THINKER                                         75/909033               Pending
                                                        01/24/00
----------------------------------------------------------------------------------------------------
FRESHER THINKING                                                                ABANDONED 03/01/00

----------------------------------------------------------------------------------------------------
OMEGA EGGS                                                                      CANCELLED 07/01/96
----------------------------------------------------------------------------------------------------
PET PROTEIN PRODUCTS                                                            ABANDONED 09/30/99
----------------------------------------------------------------------------------------------------
SIMPLY OMELETS                          2341765         75/404890               Expires 04/11/10
                                        04/11/00        12/12/97
----------------------------------------------------------------------------------------------------
SIMPLY RICE                                                                     ABANDONED 01/07/00
----------------------------------------------------------------------------------------------------

                  MICHAEL FOODS OF DELAWARE, INC.

---------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./                 STATUS
                                        REG. DATE         FILED
---------------------------------------------------------------------------------------------------
"IT PAYS TO DO BUSINESS WITH GOOD EGGS" 937191          72/370164               Expires 07/04/02
                                        07/04/72        09/08/70
---------------------------------------------------------------------------------------------------
ANGEL-WHIP                              1652525         74/085687               Expires 07/30/01
                                        07/30/91        08/07/90
---------------------------------------------------------------------------------------------------
ANNAPOLIS BRAND                         2046536         74/688662               Expires 03/18/07
                                        03/18/97        06/14/95
---------------------------------------------------------------------------------------------------
BAKER'S PRIDE                           1675986         74/084605               Expires 02/18/02
                                        02/18/92        08/03/90
---------------------------------------------------------------------------------------------------
BREAKFAST DELIGHT                       1897632         74/380983               Expires 06/06/05
                                        06/06/95        04/14/93
---------------------------------------------------------------------------------------------------
BROKE N' READY                          1662608         74/084617               Expires 10/29/01
                                        10/29/91        08/03/90
---------------------------------------------------------------------------------------------------
CENTSABLE                               1900038         74/802179               Expires 06/13/05
                                        06/13/95        02/27/92
---------------------------------------------------------------------------------------------------
CENTSABLE                               1973828         74/250964               Expires 05/14/06
                                        05/14/96        02/27/92
---------------------------------------------------------------------------------------------------
CENTSABLE                                                                       CANCELLED 01/29/91
---------------------------------------------------------------------------------------------------
COLUMBUS                                                                        ABANDONED 11/10/98
---------------------------------------------------------------------------------------------------
DESIGN ONLY                             1900032         74/246928               Expires 06/13/05
                                        06/13/95        02/18/92
---------------------------------------------------------------------------------------------------
DESIGN ONLY                             1719555         74/171395               Expires 09/22/02
                                        09/22/92        05/29/91
---------------------------------------------------------------------------------------------------
DESIGN ONLY                             1656372         74/084571               Expires 09/10/01
                                        09/10/91        08/03/90
---------------------------------------------------------------------------------------------------
EASY WAY                                1664242         74/084611               Expires 11/12/01
                                        11/12/91        11/12/91
------------------------------------------------------------------------------------------------
EGG-VANTAGE                             794880          72/197333               Expires 08/24/05
                                        08/24/65        07/07/64
---------------------------------------------------------------------------------------------------
EGGSTENDABLE                            1888001         74/802162               Expires 04/04/05
                                        04/04/95        02/27/92
---------------------------------------------------------------------------------------------------
EGGSTENDABLE                                                                    CANCELLED 01/31/91
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./                 STATUS
                                        REG. DATE         FILED
---------------------------------------------------------------------------------------------------
EGGSTRA                                                                         ABANDONED 07/06/97
---------------------------------------------------------------------------------------------------
EGGVANTAGE                              1856348         74/151415               Expires 09/27/94
                                        09/27/94        03/26/91
---------------------------------------------------------------------------------------------------
EXPRESS EGGS                            2062006         74/674189               Expires 05/13/07
                                        05/13/97        05/15/95
---------------------------------------------------------------------------------------------------
EXPRESS EGGS                            2000585         74/538651               Expires 09/17/06
                                        09/17/96        06/16/94
---------------------------------------------------------------------------------------------------
FRESH `N READY                          1802202         74/193956               Expires 11/02/03
                                        11/02/93        08/12/91
---------------------------------------------------------------------------------------------------
GOURMET CHEF'S BLEND                    1653814         74/084606               Expires 08/13/01
                                        08/13/91        08/03/90
---------------------------------------------------------------------------------------------------
HEALTH LINE                             1828423         74/369716               Expires 03/29/04
                                        03/29/94        03/17/93
---------------------------------------------------------------------------------------------------
HEALTHY START                                                                   ABANDONED 03/02/97
---------------------------------------------------------------------------------------------------
HEALTHY MORN                            1622718         74/008579               Expires 11/13/10
                                        11/13/90        12/07/89
---------------------------------------------------------------------------------------------------
HOLTON FOODS                                                                    CANCELLED 06/21/99
---------------------------------------------------------------------------------------------------
HUMPTY DUMPTY                           1895645         74/802166               Expires 05/23/05
                                        05/23/95        03/26/91
---------------------------------------------------------------------------------------------------
HUMPTY DUMPTY                                                                   CANCELLED 08/05/91
---------------------------------------------------------------------------------------------------
HY-TEX                                  1662607         74/084612               Expires 10/29/01
                                        10/29/91        08/03/90
---------------------------------------------------------------------------------------------------
I SIMPLY EGGS                                                                   ABANDONED 06/22/94
---------------------------------------------------------------------------------------------------
INNOVA                                                                          ABANDONED 08/05/97
---------------------------------------------------------------------------------------------------
JERSEY PRIDE                            1672698         74/092761               Expires 01/21/02
                                        01/21/92        08/30/90
---------------------------------------------------------------------------------------------------
JET-WHIP EGG WHITES                     936181          72/390576               Expires 06/20/02
                                        06/20/72        04/28/71
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./                 STATUS
                                        REG. DATE         FILED
---------------------------------------------------------------------------------------------------
JUST SHELLS                             2175337         75/039386               Expires 07/21/08
                                        07/21/98        01/02/96
---------------------------------------------------------------------------------------------------
LENOX PRIDE                             1723015         74/134486               Expires 10/06/02
                                        10/06/92        01/29/91
---------------------------------------------------------------------------------------------------
LITE MORN                               1901280         74/251470               Expires 06/20/05
                                        06/20/95        03/02/92
---------------------------------------------------------------------------------------------------
LITE -N-HARDY                           1575312         73/799657               Expired 01/02/10
                                        01/02/90        05/12/89
---------------------------------------------------------------------------------------------------
MICHAEL FOODS                                                                   ABANDONED 06/12/91
---------------------------------------------------------------------------------------------------
MONARK BRAND                            1922245         74/384898               Expires 09/26/05
                                        09/26/95        04/23/93
---------------------------------------------------------------------------------------------------
MORNING GLORY EGGS                                                              ABANDONED 12/12/92
---------------------------------------------------------------------------------------------------
NUTRI LIFE                              1647535         73/826717               Expires 06/11/01
                                        06/11/91        09/21/89
---------------------------------------------------------------------------------------------------
NUTRI-LIFE                              1279553         73/290130               Expires 05/29/04
                                        05/29/84        12/15/80
---------------------------------------------------------------------------------------------------
PAPETTI'S P                             1862085         74/365860               Expires 11/08/04
                                        11/08/94        03/05/93
---------------------------------------------------------------------------------------------------
PAPETTI'S                               1843071         74/361359               Expires 07/05/04
                                        07/05/94        02/19/93
---------------------------------------------------------------------------------------------------
PAPETTI'S                               1609936         73/799513               Expires 08/14/10
                                        08/14/90        05/12/89
---------------------------------------------------------------------------------------------------
PAPETTI'S (Stylized)                    1582800         73/799508               Expires 02/13/10
                                        02/13/90        05/12/89
---------------------------------------------------------------------------------------------------
PRIME-TEX                               1662609         74/084618               Expires 10/29/01
                                        10/29/91        08/03/90
---------------------------------------------------------------------------------------------------
PURE PRO                                2021358         74/638978               Expires 12/03/06
                                        12/03/96        02/27/95
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./                 STATUS
                                        REG. DATE         FILED
---------------------------------------------------------------------------------------------------
QUAKER STATE FARMS INC. KLINGERSTOWN-PA 1718433         74/235988               Expires 09/22/02
                                        09/22/92        01/08/92
---------------------------------------------------------------------------------------------------
SCRAMBLE PACK                           1140033         73/211031               Expires 09/30/10
                                        09/30/80        04/10/79
---------------------------------------------------------------------------------------------------
SIMPLY EGGS                             1766860         74/245007               Expires 04/20/03
                                        04/20/93        02/10/92
---------------------------------------------------------------------------------------------------
SIMPLY PASTA                                                                    ABANDONED 07/05/94
---------------------------------------------------------------------------------------------------
SPEED-EGG                               815048          72/197334               Expires 09/13/06
                                        09/13/66        07/07/64
---------------------------------------------------------------------------------------------------
SUNNY MORN                              1662606         74/084565               Expires 10/29/01
                                        10/29/91        08/03/90
---------------------------------------------------------------------------------------------------
TABLE READY                             1637708         74/052611               Expires 03/12/01
                                        03/12/91        04/23/90
---------------------------------------------------------------------------------------------------


                 CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY

---------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./                 STATUS
                                        REG. DATE         FILED
---------------------------------------------------------------------------------------------------
AMIGO'S CHOICE                                                                  ABANDONED 08/23/89
---------------------------------------------------------------------------------------------------
BUTTERSWEET                             1738492         74133360                Expires 12/08/02
                                        12/08/92        1/25/91
---------------------------------------------------------------------------------------------------
CACKLEBERRIES                           1719553         74144378                Expires 09/22/02
                                        09/22/92        3/4/91
---------------------------------------------------------------------------------------------------
CHEESE WAVES                            2363170         75535269                Expires 06/27/10
                                        06/27/00        8/12/98
---------------------------------------------------------------------------------------------------
CHEEZOIDS                               2411032         75419652                Expires 12/05/10
                                        12/05/00        1/19/98
---------------------------------------------------------------------------------------------------
CRYSTADOS                               1838027         74421479                Expires 05/31/04
                                        05/31/94        8/4/93
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./                 STATUS
                                        REG. DATE         FILED
-----------------------------------------------------------------------------------------------------------
CRYSTADOS                               1761576         74263673                Expires 03/30/03
                                        03/30/93        4/8/92
-----------------------------------------------------------------------------------------------------------
CRYSTAL FARMS                           1515593         73676159                Registered
                                        12/06/88        8/3/87
-----------------------------------------------------------------------------------------------------------
CRYSTAL FARMS                                                                   CANCELLED 10/28/96
-----------------------------------------------------------------------------------------------------------
CRYSTAL FARMS SINCE 1926                2091007         75134310                Expires 08/26/07
                                        08/26/97        7/15/96
-----------------------------------------------------------------------------------------------------------
DAVID'S DELI                            1740644         74189712                Expires 12/15/02
                                        12/15/92        7/29/91
-----------------------------------------------------------------------------------------------------------
Design Only                             2386475         75628146                Expires 09/12/10
                                        09/12/00        1/27/99
-----------------------------------------------------------------------------------------------------------
Design Only                             2388638         75628145                Expires 09/12/00
                                        09/19/00        1/27/99
-----------------------------------------------------------------------------------------------------------
Design Only                             2358319         75459443                Expires 06/13/10
                                        06/13/00        3/30/98
-----------------------------------------------------------------------------------------------------------
Design Only                                             75459444                Pending
                                                        3/30/98
-----------------------------------------------------------------------------------------------------------
EASY'N CHEESY                                                                   ABANDONED 03/31/93
-----------------------------------------------------------------------------------------------------------
GIMME MY CHEESE                         2253359         75459383                Expires 06/15/09
                                        06/15/99        03/30/98
-----------------------------------------------------------------------------------------------------------
IT'S SO CHEESY                                                                  ABANDONED 12/23/93 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
LIGHT FANTASTIC                                                                 ABANDONED 11/22/93 -
                                                                                after inter-partes decision
-----------------------------------------------------------------------------------------------------------
MAINSTREET MARKET                                                               ABANDONED 02/19/93 -
                                                                                no Statement of Use filed
-----------------------------------------------------------------------------------------------------------
MANHATTAN BAGEL EXCHANGE                                                        ABANDONED 04/14/92 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./                 STATUS
                                        REG. DATE         FILED
-----------------------------------------------------------------------------------------------------------
MANHATTAN EXCHANGE                      2084315         74576170                Expires 07/29/07
                                        07/29/97        09/20/94
-----------------------------------------------------------------------------------------------------------
MANHATTAN EXCHANGE SOFT BAGELS          2198527         75389869                Expires 10/20/08
                                        10/20/98        11/13/97
-----------------------------------------------------------------------------------------------------------
NATURALLY FARM FRESH                                    74053629                Pending
                                                        04/27/90
-----------------------------------------------------------------------------------------------------------
NATURALLY FARM FRESH                    1907495         74116217                Expires 07/25/05
                                        07/25/95        11/19/90
-----------------------------------------------------------------------------------------------------------
P PASTEURIZED                           2089230         75154211                Expires 08/19/07
                                        08/19/97        08/22/96
-----------------------------------------------------------------------------------------------------------
PERFECT                                                                         ABANDONED 11/29/89
-----------------------------------------------------------------------------------------------------------
QUALITY & VALUE GUARANTEED              1743384         74249736                Expires 12/23/02
                                        12/29/92        02/26/92
-----------------------------------------------------------------------------------------------------------
SIMPLY FANTASTIC                                                                ABANDONED 05/31/94 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
SIMPLY SOUPS                            1773776         74189702                Expires 05/25/03
                                        05/25/93        07/29/91
-----------------------------------------------------------------------------------------------------------
SUN COUNTRY                             0797562         72214754                Expires 10/12/05
                                        10/12/65        03/23/65                New Jersey Corp.
-----------------------------------------------------------------------------------------------------------
SWEET SQUEEZ SELECT                                                             ABANDONED 07/26/93 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
SWEET TREE SELECT                                                               CANCELLED 12/14/94
-----------------------------------------------------------------------------------------------------------
WESTFIELD FARMS                         1620182         74021025                Expired
                                        10/30/90        01/22/90
-----------------------------------------------------------------------------------------------------------
WESTFIELD FARMS                                                                 CANCELLED 06/10/96
-----------------------------------------------------------------------------------------------------------

                  M. G. WALDBAUM CO.

-----------------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./            STATUS
                                        REG. DATE         FILED
-----------------------------------------------------------------------------------------------------------
BISCUIT BUNDLES                         2082131                            Registered; Expires 07/22/07
                                        07/22/97
-----------------------------------------------------------------------------------------------------------
CLUCK                                   1063046                            Registered; Expires 04/12/07
                                        04/12/77
-----------------------------------------------------------------------------------------------------------
DANTEX                                  1481746                            Registered; Expires 03/22/08
                                        03/22/88
-----------------------------------------------------------------------------------------------------------
DEEP CHILL                              2069125                            Registered; Expires 06/10/07
                                        06/10/97
-----------------------------------------------------------------------------------------------------------
EGGBERT                                                 75737008           Pending
                                                        06/25/99
-----------------------------------------------------------------------------------------------------------
EGGS D'LITE                             1916667                            Registered; Expires 09/05/05
                                        09/05/95
-----------------------------------------------------------------------------------------------------------
LOGAN VALLEY BRAND (stylized)                                              CANCELLED 05/06/97
-----------------------------------------------------------------------------------------------------------
MICROEXPRESS                                                               ABANDONED 04/08/98 - no
                                                                           Statement of Use filed
-----------------------------------------------------------------------------------------------------------
SUNNY SIDE UP                           0514121                            Registered; Expires 08/23/09
(stylized)                              08/23/49
-----------------------------------------------------------------------------------------------------------


                  NORTHERN STAR CO.

-----------------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./            STATUS
                                        REG. DATE         FILED
-----------------------------------------------------------------------------------------------------------
CENTURY                                                                         CANCELLED 09/27/99
-----------------------------------------------------------------------------------------------------------
COUNTRY SUN AND DESIGN                  1718431         74228063                Expires 09/22/02
                                        09/22/92        12/5/91
-----------------------------------------------------------------------------------------------------------
DEHYDRO-COOLED                                                                  CANCELLED 12/26/95
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./            STATUS
                                        REG. DATE         FILED
-----------------------------------------------------------------------------------------------------------
DINER'S CHOICE                                          76053445                Pending
                                                        05/19/00
-----------------------------------------------------------------------------------------------------------
FARM FRESH                                                                      ABANDONED 01/22/94 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
GOLDEN STAR                                                                     ABANDONED 11/08/99 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
N                                                                               ABANDONED 04/26/99 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
NORTHERN STAR                                                                   CANCELLED 07/31/95
-----------------------------------------------------------------------------------------------------------
SIMPLY PASTA                                                                    ABANDONED 10/02/89 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
SIMPLY POTATOES                         1596986         73768391                Expires 05/15/00
                                        05/15/90        12/09/88
                                                                                SECURITY INTEREST from
                                                                                Quadrant Healthcom Inc. to
                                                                                United Jersey Bank (rec:
                                                                                06/26/96) - filed
                                                                                corrective document with
                                                                                USPTO on 02/20/01.
-----------------------------------------------------------------------------------------------------------
SIMPLY POTATOES                         2374745         75664888                Expires 08/08/10
                                        08/08/00        03/19/99

-----------------------------------------------------------------------------------------------------------
SIMPLY SAUCES                                                                   ABANDONED 11/14/89 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
ULTIMATE GOLD                                                                   ABANDONED 04/08/98 -
                                                                                no Statement of Use filed
-----------------------------------------------------------------------------------------------------------

                  PAPETTI'S HYGRADE EGG PRODUCTS, INC.

-----------------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./            STATUS
                                        REG. DATE         FILED
-----------------------------------------------------------------------------------------------------------
BAKERS SUPREME                                                                  ABANDONED 09/12/91 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
BETTER EGG                              1859818         74144337                Expires 10/25/04
                                        10/25/94        03/04/91
-----------------------------------------------------------------------------------------------------------
BETTER'N EGGS                           2070096         74161478                Expires 06/10/07
                                        06/10/97        05/29/91
-----------------------------------------------------------------------------------------------------------
BREAKFAST BLEND                                                                 ABANDONED 05/26/98 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
BREAKFAST BUFFET                                                                ABANDONED 08/25/98 -
                                                                                no Statement of Use filed
-----------------------------------------------------------------------------------------------------------
BREAKFAST FRANKS                        2090878         75108496                Expires 08/26/07
                                        08/26/97        05/23/96
-----------------------------------------------------------------------------------------------------------
EGG-LINK                                                                        ABANDONED 12/18/97 -
                                                                                no Statement of Use filed
-----------------------------------------------------------------------------------------------------------
EGGSTENDABLE                                                                    ABANDONED 10/14/95 -
                                                                                no Statement of Use filed
-----------------------------------------------------------------------------------------------------------
FRANKLY EGGS                                                                    ABANDONED 01/02/98 -
                                                                                no Statement of Use filed
-----------------------------------------------------------------------------------------------------------
HEALTHY SELECT                                                                  ABANDONED 11/10/94 - after
                                                                                inter-partes decision
-----------------------------------------------------------------------------------------------------------
HEALTHY START                                                                   ABANDONED 07/21/98 -
                                                                                no Statement of Use filed
-----------------------------------------------------------------------------------------------------------
HUMPTY DUMPTY                                                                   ABANDONED 05/13/95 -
                                                                                no Statement of Use filed
-----------------------------------------------------------------------------------------------------------
ORTHODOX CHOICE                                                                 ABANDONED 11/19/98 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                  MARK                  REG. NO./       APPLN. NO./            STATUS
                                        REG. DATE         FILED
-----------------------------------------------------------------------------------------------------------
SCRAMBLE MEALS                                                                  ABANDONED 02/24/98 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
SUPER EGGS                                                                      ABANDONED 02/25/98 -
                                                                                failure to respond
-----------------------------------------------------------------------------------------------------------
THRIFTY MORN                                                                    ABANDONED 05/06/97 - no
                                                                                Statement  of Use filed
-----------------------------------------------------------------------------------------------------------


                  U.S. PATENTS

------------------------------------------------------------------------------------------------------------------------
           TITLE                           PATENT          APPLN.             OWNER              EXPIRATION DATE
                                          NO./ISSUED      NO./FILED
------------------------------------------------------------------------------------------------------------------------
Simulated egg yolk and method of making                   08/521239      Michael Foods, Inc.
same                                                       08/30/95
------------------------------------------------------------------------------------------------------------------------
Method for the pasteurization of egg                      08/323770      Michael Foods, Inc.
products using radio waves                                 10/17/94
------------------------------------------------------------------------------------------------------------------------
Formulated low moisture egg product                       09/248805      Michael Foods, Inc.
                                                           02/12/99
------------------------------------------------------------------------------------------------------------------------
Aqueous extraction process to                             09/342759      Michael Foods, Inc.
selectively remove phospholipids from                      06/29/99
egg yolks
------------------------------------------------------------------------------------------------------------------------
Process for formulation of precooked                      09/644103      Papetti's Hygrade
egg products                                               08/23/00      Egg Products, Inc.
------------------------------------------------------------------------------------------------------------------------
Aqueous extraction process to                             60/091322      Michael Foods, Inc.
selectively remove phospholipids from                      06/30/98
egg yolks
------------------------------------------------------------------------------------------------------------------------
Formulated low moisture egg product                       60/107448      Michael Foods, Inc.
                                                           11/06/98
------------------------------------------------------------------------------------------------------------------------
Treatment of food products                                60/116030      Michael Foods, Inc.
                                                           01/15/00
------------------------------------------------------------------------------------------------------------------------
Treatment of food products using                          60/116117      Michael Foods, Inc
humidity controlled air                                    01/15/99
------------------------------------------------------------------------------------------------------------------------
Process for formulation of precooked                      60/150427      Papetti's Hygrade
egg products                                               08/24/99      Egg Products, Inc.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
           TITLE                           PATENT          APPLN.             OWNER              EXPIRATION DATE
                                          NO./ISSUED      NO./FILED
------------------------------------------------------------------------------------------------------------------------
Formulated cholesterol free enhanced                      60/185316      Michael Foods, Inc.
egg product                                                02/28/00
------------------------------------------------------------------------------------------------------------------------
*Apparatus and method for electrical        4739140        85733750      Michael Foods of       Expires 05/14/05
heating of food products                   04/19/88        05/14/85      Delaware, Inc.
------------------------------------------------------------------------------------------------------------------------
Method of treating liquid egg and egg       4853238        88222658      Papetti's Hygrade      Expires 07/21/08
white with microwave energy to increase    08/01/89        07/21/88      Egg Products, Inc.
refrigerated shelf life by destroying
microorganisms
------------------------------------------------------------------------------------------------------------------------
Cholesterol-free egg prods. With long       4971827        90495000      Papetti's Hygrade      Expires 06/22/08
refrigerated shelf life - obtd. by         11/20/90        04/19/90      Egg Products, Inc.
heating egg white prod. rapidly
chilling and aseptically packaging
------------------------------------------------------------------------------------------------------------------------
Simulated uncooked egg with shaped          5073399        90551160      Michael Foods of       Expires 07/11/10
egg-yolk and method of making              12/17/91        07/11/90      Delaware, Inc.
------------------------------------------------------------------------------------------------------------------------
Method of producing extended                5167976        91705087      Michael Foods of       Expires 05/24/11
refrigerated shelf life bakeable liquid    12/01/92        05/24/91      Delaware, Inc.
egg; pasteurization followed by brief
heat treatment at slightly higher
temperature
------------------------------------------------------------------------------------------------------------------------
Simulated raw egg composition; egg          5227189        92930105      Michael Foods of       Expires 08/14/12
white and shaped separate phase of         07/13/93        08/14/92      Delaware, Inc.
simulated nonflowable egg yolk
comprising edible liquid, colorant and
positive thermoreversible gel former as
viscosity modifier
------------------------------------------------------------------------------------------------------------------------
Simulated egg yolk and method of making     5401525         9375106      Michael Foods of       Expires 06/11/13
same                                       03/28/95        06/11/93      Delaware, Inc.
------------------------------------------------------------------------------------------------------------------------
Apparatus of producing extended             5465655        95377162      Michael Foods of       Expires 11/14/12
refrigerated shelf life bakeable liquid    11/14/95        01/24/95      Delaware, Inc.
egg
------------------------------------------------------------------------------------------------------------------------
Apparatus for electroheating food           5562024        95470020      Michael Foods of       Expires 10/08/13
employing concentric electrodes            10/08/96        06/06/95      Delaware, Inc.
------------------------------------------------------------------------------------------------------------------------
Methods for electroheating food             5571550         9371572      Michael Foods of       Expires 11/05/13
employing concentric electrodes            11/05/96        06/03/93      Delaware, Inc.
------------------------------------------------------------------------------------------------------------------------

* This patent may have been incorrectly assigned to Michael Foods and is related to an ongoing dispute between Michael Foods, Inc. and David Keznick. The ownership of the patent may be in dispute, and Michael Foods, Inc. makes none of the representations in Section 6.17 as to this patent.

------------------------------------------------------------------------------------------------------------------------
           TITLE                           PATENT          APPLN.             OWNER              EXPIRATION DATE
                                          NO./ISSUED      NO./FILED
------------------------------------------------------------------------------------------------------------------------
Method for the pasteurization of egg        5612076        93139185      Michael Foods Inc.;    Expires 03/18/14
products using radio waves                 03/18/97        10/19/93      North Carolina
                                                                         State University
                                                                         at Raleigh
------------------------------------------------------------------------------------------------------------------------
Apparatus for electroheating food           5630360        96617224      Michael Foods of       Expires 01/22/13
employing concentric electrodes            05/20/97        03/18/96      Delaware, Inc.
------------------------------------------------------------------------------------------------------------------------
Method for maintaining interior quality     5700504        95515228      Michael Foods, Inc.    Expires 08/15/15
of irradiated shell eggs; controlled       12/23/97        08/15/95
heating before exposure to ionizing
radiation reduces amounts of salmonella
bacteria and thinning of albumin
------------------------------------------------------------------------------------------------------------------------
Shelf-stable liquid egg; storage stable     5741539        96617140      Michael Foods of       Expires 06/02/15
eggs which have been treated with          04/21/98        03/18/96      Delaware, Inc.
cycles of controlled electroheating and
then cooling
------------------------------------------------------------------------------------------------------------------------
Simulated egg yolk and method of making     5753293        95521239      Papetti's Hygrade
same; thermoreversible gel                 05/19/98        08/30/95      Egg Products, Inc.
------------------------------------------------------------------------------------------------------------------------
Methods and apparatus for                   5758015        96617223      Michael Foods of       Expires 01/22/13
electroheating food employing              05/16/98        03/18/96      Delaware, Inc.
concentric electrodes
------------------------------------------------------------------------------------------------------------------------
Electrically stable methods and             5771336        96617110      Michael Foods of       Expires 01/22/13
apparatus for continuously                 06/23/98        03/18/96      Delaware, Inc.
electroheating food
------------------------------------------------------------------------------------------------------------------------
Method for rapidly cooling liquid egg       5670198        95513551      Michael Foods of       Expires 04/02/12
                                           09/23/97        08/10/95      Delaware, Inc.
------------------------------------------------------------------------------------------------------------------------
Apparatus for rapidly cooling liquid        5533441        95401029      Michael Foods of       Expires 07/09/13
eggs                                       07/09/96        03/08/95      Delaware, Inc.
------------------------------------------------------------------------------------------------------------------------
Method of electroheating liquid egg and     5290583        92862198      Michael Foods of       Expires 04/02/12.
product thereof; pasteurizing liquid       03/01/94        04/02/92      Delaware, Inc.
eggs and electroheating, then cooling
------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 6.20A

                                 REAL PROPERTIES

INFORMATION MARKED (+) WILL BE DESIGNATED EXCLUDED PROPERTY

     1. The following is a listing of the Owned Real Property.

----------------------------------------------------------------------------------------
             OWNER:                                    PROPERTY ADDRESS
----------------------------------------------------------------------------------------
    1.       WISCO FARM COOPERATIVE                    450-480 NORTH CP AVENUE
                                                       LAKE MILLS, WI  53551
----------------------------------------------------------------------------------------
    2.       M.G. WALDBAUM                             105 NORTH MAIN STREET
                                                       WAKEFIELD, NE  68784
----------------------------------------------------------------------------------------
    3.       NORTHERN STAR CO.  (FORMERLY TCW          TAX ID#29-29-23-23-0003-9
             CORPORATION)                              RAMSEY COUNTY, MN
----------------------------------------------------------------------------------------
    4.       NORTHERN STAR CO.  (FORMERLY TCW          TAX ID#29-29-23-23-0004-2
             CORPORATION)                              RAMSEY COUNTY, MN
----------------------------------------------------------------------------------------
    5.       NORTHERN STAR CO.                         TAX ID#29-29-23-23-0030-1
                                                       RAMSEY COUNTY, MN
----------------------------------------------------------------------------------------
    6.       NORTHERN STAR CO.                         TAX ID#29-29-23-23-0031-4
                                                       RAMSEY COUNTY, MN
----------------------------------------------------------------------------------------
    7.       NORTHERN STAR CO.                         TAX ID#29-29-23-23-0034-3
                                                       RAMSEY COUNTY, MN
----------------------------------------------------------------------------------------
    8.       NORTHERN STAR CO. (FORMERLY B C K CO.)    3171 FIFTH STREET SE
                                                       MINNEAPOLIS, HENNEPIN COUNTY, MN
                                                       TAX ID #30-029-023-14-0006
----------------------------------------------------------------------------------------
    9.       MINNESOTA PRODUCTS INC.                   526 1/2 MALCOLM AVENUE S.E.
                                                       MINNEAPOLIS, HENNEPIN COUNTY, MN
                                                       TAX ID #30-029-23-11-0010
----------------------------------------------------------------------------------------
    10.      NORTHERN STAR CO. (FORMERLY B C K CO.)    543 MALCOLM STREET SE
                                                       MINNEAPOLIS, HENNEPIN COUNTY, MN
                                                       TAX ID #30-029-23-14-0050
----------------------------------------------------------------------------------------
    11.      NORTHERN STAR CO. (FORMERLY PROCESSED     3201 FIFTH STREET S.E.
             POTATOES INC.)                            MINNEAPOLIS, HENNEPIN COUNTY, MN
                                                       TAX ID #30-029-23-14-0005
----------------------------------------------------------------------------------------
    12.      NORTHERN STAR CO.  (FORMERLY PROCESSED    522 1/2 MALCOLM AVENUE SE
             POTATOES INC.)                            MINNEAPOLIS, HENNEPIN COUNTY, MN
                                                       TAX ID #30-029-23-14-0003
----------------------------------------------------------------------------------------
    13.      M-FOODS DAIRY, LLC                        HOFFMAN ROAD
                                                       WHITE BEAR LAKE, MN
                                                       TAX ID#27-30-22-11-0028-0
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
             OWNER:                                    PROPERTY ADDRESS
----------------------------------------------------------------------------------------
    14.      M-FOODS DAIRY, LLC                        4041 HIGHWAY 61
                                                       WHITE BEAR LAKE, MN
                                                       TAX ID#27-30-22-11-0024-8 &
                                                       TAX ID#27-30-22-11-0007-3
----------------------------------------------------------------------------------------
    15.      M-FOODS DAIRY, LLC                        HIGHWAY 61
                                                       WHITE BEAR LAKE, MN
                                                       TAX ID#27-30-22-11-0025-1
----------------------------------------------------------------------------------------
    16.      M. G. WALDBAUM CO.                        GAYLORD CITY, SIBLEY COUNTY,
                                                       MINNESOTA PROPERTY: TAX I.D. NO.
                                                       R32-0813-000
----------------------------------------------------------------------------------------
    17.      M.G. WALDBAUM CO. (FORMERLY CRYSTAL       GAYLORD CITY, SIBLEY COUNTY,
             FOODS, INC.)                              MINNESOTA PROPERTY:  TAX I.D. NOS.
                                                       R12-3403-000; R12-3302-000;
                                                       R32-0816-000; R32-0814-000;
                                                       R32-0816-010; R32-0816-040;
                                                       R32-0816-020; AND R32-0816-030
----------------------------------------------------------------------------------------
    18.      M. G. WALDBAUM CO.  (FORMERLY CRYSTAL     HENDERSON, SIBLEY COUNTY,
             FOODS, INC.)                              MINNESOTA PROPERTY:  TAX I.D.
                                                       NOS. R16-2728-000; R16-3423-000;
                                                       R16-3501-000; AND R16-2605-000
----------------------------------------------------------------------------------------
    19.      M. G. WALDBAUM CO.  (FORMERLY CRYSTAL     DRYDEN, SIBLEY COUNTY,
             FOODS, INC.)                              MINNESOTA PROPERTY:  TAX I.D.
                                                       NOS. R12-3313-000; R12-3312-000;
                                                       R12-3405-000; R12-3404-000; AND
                                                       R12-3303-000
----------------------------------------------------------------------------------------
    20.      M.G. WALDBAUM CO.                         RR2 106-B, LE SUEUR, MN  50658,
                                                       NICOLLET COUNTY PROPERTY:  TAX I.D.
                                                       NOS. R07-106-0400; R07-106-0310;
                                                       R07-106-0305; AND R07-106-0200
----------------------------------------------------------------------------------------
    21.      M. G. WALDBAUM COMPANY                    NORTH HIGHWAY 9, WAKEFIELD, DIXON
                                                       COUNTY, NEBRASKA.KNOX COUNTY,
                                                       NEBRASKA: TAX I.D. NOS. 130112A
                                                       AND 130130A
----------------------------------------------------------------------------------------
    22.      M. G. WALDBAUM COMPANY                    101 N. OAK STREET, WAKEFIELD,
                                                       NEBRASKA PROPERTY:  TAX I.D. NOS.
                                                       10206 AND 9512
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
             OWNER:                                    PROPERTY ADDRESS
--------------------------------------------------------------------------------------------
    23.      M. G. WALDBAUM COMPANY (FORMERLY BIG RED  EAST HIGHWAY 35, WAKEFIELD, DIXON
             FARMS, INC.)                              COUNTY, NEBRASKA PROPERTY:
                                                       TAX I.D. NO. 10151
--------------------------------------------------------------------------------------------
    24.      M.G. WALDBAUM COMPANY (FORMERLY GARDWAL   85850 856 AVENUE, WAKEFIELD, DIXON
             REALTY CO.)                               COUNTY, NEBRASKA; 58265 862 RD.,
                                                       WAKEFIELD, DIXON COUNTY, NEBRASKA;
                                                       57961 864 RD., WAKEFIELD, DIXON
                                                       COUNTY, NEBRASKA PROPERTY:  TAX I.D.
                                                       NOS. 10239, 10238, 10036 AND 4245
--------------------------------------------------------------------------------------------
    25.      M. G. WALDBAUM COMPANY                    HIGHWAY 84 WEST, BLOOMFIELD, KNOX
                                                       COUNTY, NE PROPERTY:  TAX I.D. NOS.
                                                       130120A; 130120B; AND 130110A
--------------------------------------------------------------------------------------------
    26.      M. G. WALDBAUM COMPANY                    110 SOUTH MAIN STREET, 210 NORTH
                                                       LOGAN STREET, 401 FAIRGROUNDS AVENUE,
                                                       AND 511 GRAINLAND RD./S. SHERMAN ST.,
                                                       WAYNE COUNTY, NEBRASKA.  NEBRASKA
                                                       PROPERTY TAX I.D. NOS. 2788, 2789,
                                                       4280, 5055, 5081, 5083, 4278, 5054,
                                                       5056, AND 5115.
--------------------------------------------------------------------------------------------
    27.      M. G. WALDBAUM COMPANY                    RR2 BOX 195, PIERCE COUNTY, NEBRASKA
                                                       PROPERTY:  TAX I.D. NOS. 3951; 3954;
--------------------------------------------------------------------------------------------
    28.      PAPETTI'S HYGRADE EGG PRODUCTS, INC.      100 PAPETTI PARKWAY, LENOX, TAYLOR
                                                       COUNTY, IOWA PROPERTY:  TAX I.D. NOS.
                                                       871411000104000; 540117200303000; AND
                                                       871411000004000
--------------------------------------------------------------------------------------------


     2. The following is a listing of the Leases:

---------------------------------------------------------------------------------------------
                     LANDLORD                   TENANT              PROPERTY ADDRESS
---------------------------------------------------------------------------------------------
    1.   +   Park National Building        Michael Foods, Inc.   5353 Wayzata Boulevard
             Corporation                                         St. Louis Park, MN  55416
                                                                 (storage space no. 13)
---------------------------------------------------------------------------------------------
    2.   +   Park National Building        Michael Foods, Inc.   5353 Wayzata Boulevard
             Corporation                                         St. Louis Park, MN  55416
             (successor-in-interest to                           (Suites 300 and 500)
             RREEF Mid-America Fund-III)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                     LANDLORD                   TENANT              PROPERTY ADDRESS
---------------------------------------------------------------------------------------------
    3.   +   RREEF Mid-America Fund-III    Michael Foods, Inc.   5353 Wayzata Boulevard
                                                                 Minneapolis
                                                                 (Garage No. 2)
---------------------------------------------------------------------------------------------
    4.   +   RREEF Mid-America Fund-III    Michael Foods, Inc.   5353 Wayzata Boulevard
                                                                 Minneapolis, MN  55416
                                                                 (Storage Space No. 24)
---------------------------------------------------------------------------------------------
    5.   +   RREEF Mid-America Fund-III    Michael Foods, Inc.   5353 Wayzata Boulevard
                                                                 Minneapolis, MN  55416
                                                                 (Storage Space No. 23B)
---------------------------------------------------------------------------------------------
    6.   +   RREEF Mid-America Fund-III    Michael Foods, Inc.   5353 Wayzata Boulevard
                                                                 Minneapolis, MN  55416
                                                                 (Garage Nos. 21, 22, 25, 26,
                                                                 34 and 00)
---------------------------------------------------------------------------------------------
    7.   +   RREEF Mid-America Fund-III    Michael Foods, Inc.   5353 Wayzata Boulevard
                                                                 Minneapolis, MN  55416
                                                                 (Storage Space No. 12)
---------------------------------------------------------------------------------------------
    8.   +   The RREEF Funds               Michael Foods, Inc.   5353 Wayzata Boulevard
                                                                 Minneapolis, MN  55416
                                                                 (Storage Space No. 11)
---------------------------------------------------------------------------------------------
    9.   +   RREEF Mid-America Fund III    Michael Foods, Inc.   5353 Wayzata Boulevard
                                                                 Minneapolis, MN  55416
                                                                 (Garage No. 23)
---------------------------------------------------------------------------------------------
    10.  +   RREEF Mid-America Fund III    Michael Foods, Inc.   5353 Wayzata Boulevard
                                                                 Minneapolis, MN  55416
                                                                 (Garage No. 24)
---------------------------------------------------------------------------------------------
    11.      A&A Urban Renewal             Michael Foods, Inc.   100 Trumbull Street
                                                                 Elizabeth, NJ
---------------------------------------------------------------------------------------------
    12.      Papetti Holding Company,      Michael Foods, Inc.   877-879 North Avenue
             et al                                               Elizabeth, NJ
                                                                 (Building No. 4);
                                                                 877-879 North Avenue,
                                                                 Elizabeth, NJ
                                                                 (dry storage area, processing
                                                                 areas, and pallet room)
---------------------------------------------------------------------------------------------
    13.      Papetti Holding Company       Michael Foods, Inc.   847-855 North Avenue
                                                                 Elizabeth, NJ
                                                                 (Building Nos. 2 and 3);
                                                                 900 North Avenue
                                                                 Elizabeth, NJ
                                                                 (Building No. 5)
---------------------------------------------------------------------------------------------
    14.      Jersey Pride Urban Renewal    Michael Foods, Inc.   One Papetti Plaza
                                                                 Elizabeth, NJ
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                     LANDLORD                   TENANT              PROPERTY ADDRESS
---------------------------------------------------------------------------------------------
    15.      ASA Company                   Michael Foods, Inc.   Spain Road
                                                                 Klingerstown, PA;
                                                                 RD No. 1, Coleman Church Rd,
                                                                 (Spring Glen) Hegins, PA;
                                                                 PA Route 25,
                                                                 Spring Glen, PA
---------------------------------------------------------------------------------------------
    16.  +   Papetti Holding Company       Michael Foods, Inc.   Track I and II, Lykens
                                                                 Township; Dauphin County, PA
---------------------------------------------------------------------------------------------
    17.      Dairy Farmers of America,     M-Foods Dairy TXCT,   1101 Main Street
             Inc.                          LLC                   Sulphur Springs, Hopkins
                                                                 County, TX
---------------------------------------------------------------------------------------------
    18.      H.P. Hood, Inc.               M-Foods Dairy TXCT,   100 Milk Lane
                                           LLC                   Newington, CT
---------------------------------------------------------------------------------------------
    19.  +   Park Place OPCO, LLC          Crystal Farms         6465 Wayzata Boulevard
                                           Refrigerated          St. Louis Park, MN 55426
                                           Distribution Company  (Suite 200)
                                           (successor in
                                           interest to Crystal
                                           Foods, Inc.)
---------------------------------------------------------------------------------------------
    20.  +   Sparboe Agricultural          Crystal Farms         6339 Weld County Road 47
             Corporation                   Refrigerated          Hudson, CO  80642
                                           Distribution Company
---------------------------------------------------------------------------------------------
    21.  +   Indel-Davis, Inc.             Crystal Farms         4401-A South Jackson
                                                                 Tulsa, OK  74107
---------------------------------------------------------------------------------------------
    22.  +   Kansas Cold Storage, Inc,     Crystal Farms         1401 Fairfax Trafficway
                                                                 Kansas City, KS  66115
---------------------------------------------------------------------------------------------
    23.  +   Burlington Northern           Northern Star Company 5801/2Malcolm Avenue SE
             Railroad Company                                    Minneapolis, Hennepin County,
                                                                 MN
                                                                 Tax ID#30-029-23-11-0006
---------------------------------------------------------------------------------------------
    24.  +   H.B. Fuller Company           Northern Star Co.     520 Malcolm Avenue SE
                                                                 Minneapolis, Hennepin County,
                                                                 MN
                                                                 Tax ID#30-029-23-14-0002
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                     LANDLORD                   TENANT              PROPERTY ADDRESS
---------------------------------------------------------------------------------------------
    25.      Archer-Daniels-Midland        Northern Star Co.     518; 528 1/2; and 600 Malcolm
             Company                                             Avenue SE, Minneapolis,
                                                                 Hennepin County, MN
                                                                 Tax ID#30-029-23-11-0011;
                                                                 30-029-23-11-0009;
                                                                 30-029-23-11-0012
---------------------------------------------------------------------------------------------
    26.  +   Lenox Development             Papetti's Hygrade     S. Walnut & W. Dallas, Lenox
             Corporation                   Egg Products, Inc.    Taylor County, IA
---------------------------------------------------------------------------------------------
    27.  +   Home Federal Savings & Loan   Milton G. Waldbaum    Suite 201
             Association of Sioux Falls    Company               Second Floor of the Building
                                                                 located at 102 West Fifth
                                                                 Street, Canton, Lincoln
                                                                 County, SD
---------------------------------------------------------------------------------------------
    28.  +   Interstate Plaza Co.          Crystal Farms         Suite 360
                                                                 16600 Sprague Road
                                                                 Middleburg Heights, Ohio
---------------------------------------------------------------------------------------------
    29.      Ingredient Supply, LLC        M.G. Waldbaum         250 Olsen Blvd.
                                           Company               Cokato, MN  55321
---------------------------------------------------------------------------------------------
    30.      Civic Center Properties, LLC  Michael Foods, Inc.   3840 N. Civic Center Drive
                                                                 North LasVegas, Nevada
---------------------------------------------------------------------------------------------
    31.  +   Bloomfield Community          M. G. Waldbaum        Knox County, Nebraska:
             Development Company           Company               Tax I.D. Nos. 130112A and
                                                                 130130A
---------------------------------------------------------------------------------------------

                                 SCHEDULE 6.20B

                          LOCATION OF PERSONAL PROPERTY

OWNED AND LEASED REAL PROPERTY LOCATIONS

Personal property owned by the Consolidated Parties is located at the following real properties owned or leased by the Consolidated Parties:

1. Personal property owned by the Consolidated Parties is located, collectively, at each of the Owned Real Properties listed on Schedule 6.20A(1.)-List of Owned Real Property. All personal property at each of the listed properties on Schedule 6.20A(1.) is owned by the owner of such property.

2. Personal property owned by the Consolidated Parties is also located at the following parcels of real property leased by the Consolidated Parties: please see Schedule 6.20A(2.)-List of Leased Real Property. Personal Property is owned by the following parties at the following sites:

------------------------------------------------------------------------------------------------
                PERSONAL PROPERTY OWNER                         PROPERTY ADDRESS
------------------------------------------------------------------------------------------------
    1.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      St. Louis Park, MN  55416
                                                      (storage space no. 13)
------------------------------------------------------------------------------------------------
    2.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      St. Louis Park, MN  55416
                                                      (Suites 300 and 500)
------------------------------------------------------------------------------------------------
    3.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      Minneapolis
                                                      (Garage No. 2)
------------------------------------------------------------------------------------------------
    4.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      Minneapolis, MN  55416
                                                      (Storage Space No. 24)
------------------------------------------------------------------------------------------------
    5.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      Minneapolis, MN  55416
                                                      (Storage Space No. 23B)
------------------------------------------------------------------------------------------------
    6.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      Minneapolis, MN  55416
                                                      (Garage Nos. 21, 22, 25, 26, 34 and 00)
------------------------------------------------------------------------------------------------
    7.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      Minneapolis, MN  55416
                                                      (Storage Space No. 12)
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                PERSONAL PROPERTY OWNER                         PROPERTY ADDRESS
------------------------------------------------------------------------------------------------
    8.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      Minneapolis, MN  55416
                                                      (Storage Space No. 11)
------------------------------------------------------------------------------------------------
    9.       Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      Minneapolis, MN  55416
                                                      (Garage No. 23)
------------------------------------------------------------------------------------------------
    10.      Michael Foods of Delaware, Inc.          5353 Wayzata Boulevard
                                                      Minneapolis, MN  55416
                                                      (Garage No. 24)
------------------------------------------------------------------------------------------------
    11.      Papetti's Hygrade Egg Products, Inc.     100 Trumbull Street
                                                      Elizabeth, NJ
------------------------------------------------------------------------------------------------
    12.      Papetti's Hygrade Egg Products, Inc.     877-879 E. North Avenue
                                                      Elizabeth, NJ
                                                      (Building No. 4);
                                                      877-879 North Avenue, Elizabeth, NJ
                                                      (dry storage area, processing areas, and
                                                      pallet room)
------------------------------------------------------------------------------------------------
    13.      Papetti's Hygrade Egg Products, Inc.     847-855 North Avenue
                                                      Elizabeth, NJ
                                                      (Building Nos. 2 and 3);
                                                      900 North Avenue
                                                      Elizabeth, NJ
                                                      (Building No. 5)
------------------------------------------------------------------------------------------------
    14.      Papetti's Hygrade Egg Products, Inc.     One Papetti Plaza
                                                      Elizabeth, NJ
------------------------------------------------------------------------------------------------
    15.      Papetti's Hygrade Egg Products, Inc.     Spain Road
                                                      Klingerstown, PA;
                                                      RD No. 1, Coleman Church Rd, (Spring Glen)
                                                      Hegins, PA;
                                                      PA Route 25,
                                                      Spring Glen, PA
------------------------------------------------------------------------------------------------
    16.      Papetti's Hygrade Egg Products, Inc.     Track I and II, Lykens Township;
                                                      Dauphin County, PA
------------------------------------------------------------------------------------------------
    17.      M-Foods Dairy TXCT, LLC                  1101 Main Street
                                                      Sulphur Springs, Hopkins County, TX
------------------------------------------------------------------------------------------------
    18.      M-Foods Dairy TXCT, LLC                  100 Milk Lane
                                                      Newington, CT
------------------------------------------------------------------------------------------------
    19.      M-Foods Dairy, LLC                       6465 Wayzata Boulevard
                                                      St. Louis Park, MN 55426
                                                      (Suite 200)
------------------------------------------------------------------------------------------------
    20.      Crystal Farms Refrigerated               6339 Weld County Road 47
             Distribution Company                     Hudson, CO  80642
------------------------------------------------------------------------------------------------
    21.      Crystal Farms Refrigerated               4401-A South Jackson
             Distribution Company                     Tulsa, OK  74107
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                PERSONAL PROPERTY OWNER                         PROPERTY ADDRESS
------------------------------------------------------------------------------------------------
    22.      Crystal Farms Refrigerated               1401 Fairfax Trafficway
             Distribution Company                     Kansas City, KS 66115
------------------------------------------------------------------------------------------------
    23.      Northern Star Co.                        580 1/2 Malcolm Avenue SE
                                                      Minneapolis, Hennepin County, MN
                                                      Tax ID#30-029-23-11-0006
------------------------------------------------------------------------------------------------
    24.      Northern Star Co.                        520 Malcolm Avenue SE
                                                      Minneapolis, Hennepin County, MN
                                                      Tax ID#30-029-23-14-0002
------------------------------------------------------------------------------------------------
    25.      Northern Star Co.                        518; 528 1/2; and 600 Malcolm Avenue SE,
                                                      Minneapolis, Hennepin County, MN
                                                      Tax ID#30-029-23-11-0011;
                                                      30-029-23-11-0009; 30-029-23-11-0012
------------------------------------------------------------------------------------------------
    26.      Papetti's Hygrade Egg Products, Inc.     S. Walnut & W. Dallas, Lenox
                                                      Taylor County, IA
------------------------------------------------------------------------------------------------
    27.      M.G. Waldbaum Company                    Suite 201
                                                      Second Floor of the Building located at
                                                      102 West Fifth Street, Canton,
                                                      Lincoln County, SD
------------------------------------------------------------------------------------------------
    28.      Crystal Farms Refrigerated               Suite 360
             Distribution Company                     16600 Sprague Road
                                                      Middleburg Heights, Ohio
------------------------------------------------------------------------------------------------
    29.      M.G. Waldbaum Company                    225 Olsen Blvd.
                                                      Cokato, MN  55321
------------------------------------------------------------------------------------------------
    30.      Farm Fresh Foods, Inc.                   3840 N. Civic Center Drive
                                                      North LasVegas, Nevada
------------------------------------------------------------------------------------------------
    31.      M.G. Waldbaum Company.                   Knox County, Nebraska:  Tax I.D. Nos.
                                                      130112A and 130130A
------------------------------------------------------------------------------------------------


OTHER LOCATIONS

STORED INVENTORY

In addition, certain inventory of Michael Foods' refrigerated distribution and egg products divisions is stored at the following locations:

     REFRIGERATED DISTRIBUTION DIVISION:
     ----------------------------------
ALL INVENTORY HELD IN THESE LOCATIONS IS THE PROPERTY OF CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY.

     1.  Anderson Egg Warehouse
         409 4th Street, Box 52
         Moose Lake, MN  55767

     2.  Sunny Morn Eggs, Inc.
         2648 U.S. Rte. 62
         Dundee, OH 44624

     3.  Weaver Brothers, Inc.
         895 E. Main St. P.O. Box 43
         Versailles, OH 45380

     4.  Lehman Eggs
         P.O. Box 99
         Greencastle, PA 17225

     POTATO PRODUCTS AND DAIRY PRODUCTS DIVISION

Pioneer Valley Refrigerated Storage                 U.S. Cold Storage
149 Plainfield  St.                                 5150 Pulaski
Chicopee, MA 01013                                  Dallas, TX 75247
M-Foods Dairy TXCT, LLC                             M-Foods Dairy TXCT, LLC

Newport Cold Storage                                Texas Freezer Co. Inc.
2233 Maxwell Avenue                                 5140 Catron
Newport, MN 55055                                   Dallas, TX 75227
M-Foods Dairy, LLC                                  M-Foods Dairy TXCT, LLC

Atlas Cold Storage                                  Sam Dunn Enterprises
240 Chester St.                                     1341 E. Airport Freeway
St. Paul, MN 55107                                  Irving, TX 75062
M-Foods Dairy, LLC                                  M-Foods Dairy TXCT, LLC

We Pack Logistics
808 E. Shannon Rd.
Sulphur Springs, TX 75482
M-Foods Dairy TXCT, LLC

         EGG PRODUCTS DIVISION:
         ---------------------

EACH LOCATION LISTED BELOW HOLDS INVENTORY OF M.G. WALDBAUM COMPANY AND PAPETTI'S HYGRADE EGG PRODUCTS, INC.

------------------------------------------------------------------------------------------------------------------------
               CUSTOMER NAME                         ADDRESS                   CITY          STATE      ZIP CODE
------------------------------------------------------------------------------------------------------------------------
           Corsica Grain and Feed           PO Box 8                       Corsica            SD        57328
------------------------------------------------------------------------------------------------------------------------
            Farmers Cooperative             105 Garfield Avenue            Farnhamville       IA        50538
------------------------------------------------------------------------------------------------------------------------
            Husker Feed Company             81 Cottonwood Drive            Columbus           NE        68601
------------------------------------------------------------------------------------------------------------------------
       Coop Country Farmers Elevator        PO Box 604, 340 Dupont Ave NE  Renville           MN        56284
------------------------------------------------------------------------------------------------------------------------
         Firth Cooperative Co. Inc.         PO Box 278, 3rd & Main         Firth              NE        68358
------------------------------------------------------------------------------------------------------------------------
       Atlas Cold Storage - St. Paul        240 Chester Street             St. Paul           MN        55107
------------------------------------------------------------------------------------------------------------------------
       Millard Refrigerated Services        4302 S. 30th                   Omaha              NE        68107
------------------------------------------------------------------------------------------------------------------------
        Pioneer Valley Refrigerated         149 Plainfield                 Chicopee           MA        01015
------------------------------------------------------------------------------------------------------------------------
      Tri State Indgredient Warehouse       6147 Western Row Road          Mason              OH        45040
------------------------------------------------------------------------------------------------------------------------
           Orefield Cold Storage            3824 Rt. 309                   Orefield           PA        18069
------------------------------------------------------------------------------------------------------------------------
          Harrisburg Cold Storage           1125 Berry Hill St.            Harrisburg         PA        17105
------------------------------------------------------------------------------------------------------------------------
        United Refrigeration - 9936         3300 Lakewood Ave              Atlanta            GA        30310
------------------------------------------------------------------------------------------------------------------------
        Interstate Warehouse - 9938         1301 S Keystone Ave            Indianapolis       IN        55555
------------------------------------------------------------------------------------------------------------------------
        Burris Refrigeration - 9939         3946 Federalsburg              Federalsburg       MD        21632
------------------------------------------------------------------------------------------------------------------------
           Columbia Farms - 9940            PO Box 668                     Webster            MA        01570
------------------------------------------------------------------------------------------------------------------------
              Hall's Warehouse              51 Kentile Road South          Plainfield         NJ        07080
------------------------------------------------------------------------------------------------------------------------
           Allentown Refrigerated           125 Seneca Trail               Boyertown          PA        19512
------------------------------------------------------------------------------------------------------------------------


FLOCKS

     Certain flocks owned by M.G. Waldbaum Company and Papetti's Hygrade Egg Products, Inc. (with respect only to the Pennsylvania locations) are located at the following facilities of M.G. Waldbaum's long-term contract growers:

---------------------------------------------------------------------------------------------------------------
 COMMON CONTRACT REFERENCE              ADDRESS               CITY       COUNTY     STATE  ZIP CODE  # OF BIRDS
---------------------------------------------------------------------------------------------------------------
Cedar Creek #1-2                     3331 240th St.          Sac City    Sac          IA    50583      46,000
(Douglas & Kim Toliver)
---------------------------------------------------------------------------------------------------------------
Ridl & Sons                          RR 2 Box 60             Renville    Renville     MN    56284      40,000
---------------------------------------------------------------------------------------------------------------
Vanvurren #1-4                       26893 US Hwy 281        Corsica     Douglas      SD    57328-     25,000
                                                                                            51344
(Bernard, Brian & Dirk VanVurren)
---------------------------------------------------------------------------------------------------------------
United Egg #1-2                      81 Cottonwood Drive     Columbus    Colfax       NE    68601     182,000
---------------------------------------------------------------------------------------------------------------
Larkin                               1204 RD 22              Benedict    York         NE    68316      60,000
---------------------------------------------------------------------------------------------------------------
Prairie Egg Ranch #1                 57375 724 RD            Plymouth    Jefferson    NE    68424     257,000
---------------------------------------------------------------------------------------------------------------
Sunny Side Farms #1-3                RR #1 PO Box 89A        Firth       Gage         NE    68358     425,000
---------------------------------------------------------------------------------------------------------------
Sunny Yolk Egg Ranch #1-2            RR 1 Box 137            Adams       Gage         NE    68301     269,000
---------------------------------------------------------------------------------------------------------------
Esbenshade Farms Bicksler #2         421 Brown Rd.                       Bethel       PA    19507     109,000
---------------------------------------------------------------------------------------------------------------
Esbenshade Farms Light #2                                                Lebanon      PA    17042     130,000
---------------------------------------------------------------------------------------------------------------

Deposit Accounts:

         The Credit Parties maintain deposit accounts in jurisdictions in which the Credit Parties own or lease real property.

                                SCHEDULE 6.20(c)

         CHIEF EXECUTIVE OFFICE/ JURISDICTION OF INCORPORATION/PRINCIPAL
                               PLACE OF BUSINESS

PLEASE NOTE THAT THE CHIEF EXECUTIVE OFFICE ACTS AS THE PRINCIPAL PLACE OF BUSINESS FOR THE EACH MEMBER OF THE CONSOLIDATED GROUP.

M-Foods Holdings, Inc., a Delaware corporation
         Chief Executive Office/
         Principal Place of Business:     c/o Vestar Capital Partners
                                          1225 Seventeenth Street, Suite 1660
                                          Denver, CO 80202

Michael Foods, Inc., a Minnesota corporation
         Chief Executive Office/
         Principal Place of Business:     5353 Wayzata Boulevard, Suite 324
                                          Minneapolis, Hennepin County, MN 55416

Michael Foods of Delaware, Inc., a Delaware corporation
         Chief Executive Office/
         Principal Place of Business:     5353 Wayzata Boulevard, Suite 324
                                          Minneapolis, Hennepin County, MN 55416

Northern Star Co., a Minnesota corporation
         Chief Executive Office/
         Principal Place of Business:     3171 Fifth Street SE
                                          Minneapolis, Hennepin County, MN 55416

Minnesota Products, Inc., a Minnesota corporation
         Chief Executive Office/
         Principal Place of Business:     3171 Fifth Street SE
                                          Minneapolis, Hennepin County, MN 55416

Crystal Farms Refrigerated Distribution Company, a Minnesota corporation
         Chief Executive Office/
         Principal Place of Business:     6465 Wayzata Boulevard, Ste. 200
                                          St. Louis Park, Hennepin County, MN 55426

M. G. Waldbaum Company, a Nebraska corporation

                                      59


         Chief Executive Office/
         Principal Place of Business:     100 N. Main St.
                                          Wakefield, NE 68784

Papetti's Hygrade Egg Products, Inc., a Minnesota corporation
         Chief Executive Office/
         Principal Place of Business:     5353 Wayzata Boulevard, Suite 324
                                          Minneapolis, Hennepin County, MN 55416

Papetti Eletroheating Corporation, a New Jersey corporation
         Chief Executive Office/
         Principal Place of Business:     One Papetti Plaza
                                          Elizabeth, NJ 07926

Casa Trucking, Inc., a Minnesota corporation
         Chief Executive Office/
         Principal Place of Business:     5353 Wayzata Boulevard, Suite 324
                                          Minneapolis, Hennepin County, MN 55416

Kohler Mix Specialties, Inc., a Minnesota corporation
         Chief Executive Office/
         Principal Place of Business:     5353 Wayzata Boulevard, Suite 324
                                          Minneapolis, Hennepin County, MN 55416

Kohler Mix Specialties of Connecticut, Inc., a Connecticut corporation
         Chief Executive Office/
         Principal Place of Business:     100 Milk Lane
                                          Newington, CT 06111

Midwest Mix, Inc., a Minnesota corporation
         Chief Executive Office/
         Principal Place of Business:     1101 Main Street
                                          Sulphur Springs, Hopkins County, TX 75482

WFC, Inc., a Wisconsin corporation
         Chief Executive Office/
         Principal Place of Business:     450 North CP Ave.
                                          Lake Mills, WI 53551

                                      60


Wisco Farm Cooperative, a Wisconsin corporation
         Chief Executive Office/
         Principal Place of Business:     450 North CP Ave.
                                          Lake Mills, WI 53551

Farm Fresh Foods, Inc., a Nevada corporation
         Chief Executive Office/
         Principal Place of Business:     3840 N. Civic Center Dr.
                                          North Las Vegas, NV 89031

M-Foods Dairy, LLC, a Delaware limited liability company
         Chief Executive Office/
         Principal Place of Business:     5353 Wayzata Blvd., Suite 324
                                          Minneapolis, Hennepin County, MN 55416

M-Foods Dairy TXCT, a Delaware limited liability company
         Chief Executive Office/
         Principal Place of Business:     5353 Wayzata Blvd., Suite 324
                                          Minneapolis, Hennepin County, MN 55416

M-Foods Dairy Holdings, LLC, a Delaware limited liability company
         Chief Executive Office/
         Principal Place of Business:     1225 Seventeenth Street, Suite 1660
                                          Denver, CO 80202

                                  SCHEDULE 6.22

                                  BROKERS' FEES

None

                                  SCHEDULE 6.23

                                  LABOR MATTERS

COLLECTIVE BARGAINING AGREEMENTS

1. Collective Bargaining Agreement dated November 27, 1998, between Milk Drivers & Dairy Employees Union, Local 471 and Kohler Mix Specialties, Inc., effective November 1, 1998 through October 31, 2002.

2. Working Agreement dated January 5, 1999, between Northern Star Co. and Bakery, Laundry, Allied Sales & Warehousemen Local Union #289, effective January 1, 1999 through December 31, 2002.

                                  SCHEDULE 7.6

                                    INSURANCE

1. Hired and Non-Owned Aircraft Liability Insurance Policy #360AC306273 with USAIG through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $20,000,000 bodily injury and property damage, $20,000,000 personal injury coverage, $5,000 medical coverage, per person.

2. Umbrella Liability Insurance Policy #TUU218457000 with Tamarack American Insurance through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $50,000,000 per occurrence and in aggregate.

3. Director & Officer Liability Including Entity Securities Liability Insurance Policy #132024514 with Continental Casualty Insurance Company through Aon Risk Services, Inc. of Minnesota, expires February 1, 2002, $10,000,000 in aggregate.

4. Excess Director & Officer Liability Insurance Policy #NDA0152888-00H with Twin City Fire Insurance Company (The Hartford) through Aon Risk Services, Inc. of Minnesota, expires February 1, 2003, $15,000,000 in excess of $10,000,000.

5. Excess Liability (First Layer) Insurance Policy #XXK00084153600 with Fireman's Fund through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $50,000,000 per occurrence and in aggregate in excess of $50,000,000.

6. Exporter's Commercial Package Policy/Foreign Exposures Insurance Policy #QD700431-05 with Kemper International through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $1,000,000 per occurrence and in aggregate by claim type.

7. Worker's Compensation and Employers Liability Insurance Policies with Liberty Mutual Insurance Company (Policies WC2-641-004132-010 and WA2-64D-004132-050) through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $1,000,000 bodily injury each accident and policy limit.

8.   Business Auto Liability and Physical Damage Insurance Policy
     #AS2-641-004132-070 with Liberty Mutual Insurance Co. through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $1,000,00 combined injury and property damage.

9. Comprehensive General Liability Insurance Policy #RG2-641-004132-080 with Liberty Mutual Insurance Co. through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $2,000,000 in aggregate, $2,000,000 per occurrence.

10. Excess Indemnity Insurance Policy #EH2-641-004132-129 with Liberty Mutual Insurance Co. through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $25,000,000 in aggregate.

11. All Risk Property Damage Including Business Interruption Insurance Policies #CLP1033120 with Allianz Insurance, $5,000,000, and #3020122CFP with Gerling Insurance through Aon Risk Services, Inc. of Minnesota, $145,000,000 in excess of $5,000,000, both expire August 1, 2001.

12. Boiler & Machinery Insurance Policy #M5JBMG663X8504 with Travelers Insurance through Aon Risk Services, Inc. of Minnesota, expires August 1, 2001, $100,000,000 equipment breakdown limit.

13. DIC - Earthquake (California) & Flood (Wakefield, NE) Insurance Policy #IMF0036032 with Mt. Hawley Insurance Company through Aon Risk Services, Inc. of Minnesota, expires August 1, 2001, $5,000,000.

14. DIC - Flood at Wakefield, NE Insurance Policy #MSP5121 with Essex Insurance Company through Aon Risk Services, Inc. of Minnesota, expires August 1, 2001, $10,000,000 in excess of $5,000,000.

15. Excess Fiduciary Liability Insurance Policy #DOX169552156 with Continental Casualty Insurance Company through Aon Risk Services, Inc. of Minnesota, expires June 1, 2003, $5,000,000 in excess of $5,000,000.

16. Fiduciary Liability Insurance Policy #036FF10382448BCM with Travelers Casualty & Surety through Aon Risk Services, Inc. of Minnesota, expires June 1, 2003, $5,000,000.

17. Accidental Contamination and Malicious Tampering Policy, & Product Liability Policy #X21201P0070 with Lloyd's of London through Aon Risk Services, Inc. of Minnesota, expires October 9, 2001, $10,000,000 in excess of $20,000,000.

18. Gregg A. Ostrander Long Term Disability Insurance Policy #G-799781 with The Guardian Life Insurance Company of America, expires October 5, 2001.

19. Accidental Contamination and Malicious Tampering Policy, & Product Liability Policy #ACI0222981 with ACE through Aon Risk Services, Inc. of Minnesota, expires October 9, 2001, $20,000,000 aggregate per loss, aggregate three year limit.

20. Licensing Failure Insurance Policy #LT0032733 with Lloyd's of London through Aon Risk Services, Inc. of Minnesota, expires December 14, 2003, $2,000,000 or 130% of legal costs.

21. Motor Truck Cargo Insurance Policy #K01-641-004297-360 with Liberty Mutual Insurance Co. through Aon Risk Services, Inc. of Minnesota, expires May 1, 2001, $10,000 any one vehicle, terminal or catastrophe.

22. Commercial Crime Insurance Policy #8724887 with National Union Fire Insurance Company through Aon Risk Services, Inc. of Minnesota, expires February 1, 2002, $5,000,000 per event and in aggregate.

                                  SCHEDULE 8.1

                                  INDEBTEDNESS

1. Retirement Compensation Agreement dated September 24, 1987 with Daniel Gardner (deceased). The final payment to Mr. Gardner's spouse is due in May 2003.

2. By letter agreement dated January 6, 1996, Clifford Kohler was engaged as a consultant to Kohler Mix Specialties at the annual rate of $52,000 payable monthly. This consulting arrangement ended in early 2000. Mr. Kohler receives non-compete payments at the annual rate of $37,500 for the five-year period beginning July 1, 1996 through June 30, 2001.

3. Non-Compete Agreement dated April 30, 1999, between Kohler Mix Specialties of Connecticut, Inc. and H.P. Hood, Inc., Kohler has an outstanding obligation to pay Hood non-compete payments, payable in annual installments of $2,400,000 on April 30 of each year through and including April 30, 2003.

4. Contract for Development dated July 22, 1992, Michael Foods, Inc. and M. G. Waldbaum Company jointly and severally guarantee the bond debt service on the $1,985,000 General Obligation Bonds issued by the Housing and Redevelopment Authority in Gaylord, Minnesota in connection with the development of a wastewater pretreatment facility.

5. Judgment in the amount of $7,078.20, entered July 8, 1991 against Farm Fresh Foods, Inc. in favor of Caine & Webber Company.

6. Wastewater Discharge and Treatment Agreement dated June 8, 1998, as amended August 3, 1999, between the City of Lenox, Iowa and M.G. Waldbaum Company, wherein M.G. Waldbaum is solely obligated for the retirement of General Obligation Sewer Revenue Notes issued by the City dated August 3, 1999, in connection with the construction of a wastewater treatment facility.

7. Agreement dated June 29, 1990 by and between Bloomfield Community Development Company, Inc., as landlord, and M.G. Waldbaum Company, as tenant. This is an installment sales contract for the purchase of land, whereby M.G. Waldbaum's monthly rent payments of $3,047.50 constitute principal and interest payments to the landlord. The final monthly payment is due on June 11, 2005, upon payment of which title to the real property will be conveyed by Bloomfield Community Development Company, Inc. to M.G. Waldbaum Company.

                                  SCHEDULE 8.2

                                      LIENS

                 CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY

------------------------------------------------------------------------------------------------------------------------------------
                         FILING     FILE DATE AND
     JURISDICTION         TYPE          NUMBER            DEBTOR              SECURED PARTY             COLLATERAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
  Secretary of State,     UCC          12/13/00     Crystal Farms RDC of      Neway Packaging          Eastey EM1622T L-Bar Sealer
       Colorado                      20002106251          Colorado              Corporation          Serial Number 11171622TPP 220V
                                                     6339 Weld Cty Rd 47    6709 East 50th Avenue
                                                      Hudson, CO 80642     Commerce City, CO 80022
------------------------------------------------------------------------------------------------------------------------------------

                             FARM FRESH FOODS, INC.

------------------------------------------------------------------------------------------------------------------------------------
                         FILING     FILE DATE AND
     JURISDICTION         TYPE          NUMBER            DEBTOR                  SECURED PARTY             COLLATERAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
   Municipal Court,       JUD           7/1/91       Farm Fresh Sales, Inc.   Caine & Weiner Company             $7,078.20
  Los Angeles County                 91-1002706       also known as Farm       4712 Woodman Avenue
                                                       Fresh Foods, Inc.       Sherman Oaks, CA 91403
                                                       1484 Mateo Street
                                                     Los Angeles, CA 90021
------------------------------------------------------------------------------------------------------------------------------------

                               M. G. WALDBAUM CO.


------------------------------------------------------------------------------------------------------------------------------------
                         FILING     FILE DATE AND
     JURISDICTION         TYPE          NUMBER             DEBTOR                  SECURED PARTY             COLLATERAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
   Taylor County, Iowa     JUD         10/30/98       Papetti's Hygrade Egg   State of Iowa, ex rel., Iowa       Consent Order,
                                     LA-CV008169      Products, Inc., f/k/a      Department of Natural         Judgment and Decree,
                                                     Papetti's Acquisition            Resources                 [See INDEBTEDNESS
                                                    Inc., f/k/a Papetti's of                                     SCHEDULE, Item 6]
                                                       Iowa Food Products,
                                                          Inc.; and M.G.
                                                        Waldbaum Company,
                                                     d/b/a Papetti's of Iowa
------------------------------------------------------------------------------------------------------------------------------------
    Secretary of State,     UCC         7/7/97       M. G. Waldbaum Co DBA        Diversey Lever Inc.            Equipment for CIP
         Nebraska                       737591        Bloom-In-Egg Farm         46701 Commerce Center Dr.           Control Unit
                                                         Hwy 84 West               Plymouth, MI 48170
                                                      Bloomfield, NE 68718
------------------------------------------------------------------------------------------------------------------------------------

                           MILTON G. WALDBAUM COMPANY

------------------------------------------------------------------------------------------------------------------------------------
                       FILING     FILE DATE AND
   JURISDICTION         TYPE          NUMBER             DEBTOR                  SECURED PARTY             COLLATERAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
  Secretary of State,   UCC          8/29/91         Milton G. Waldbaum            Tetra Pak Inc.         One TBA/9 Form, Fill &
       Minnesota                     1440225             Company             889 Bridgeport Avenue      Sea Machine, Volume 250 ml.
                                                      P.O. Box 1078       Shelton, Connecticut, 66484  (With pull tab and headspace
                                                     Gaylord, MN 55334                                  by interjection unit) Serial
                                                                                                         No. 20111/81104; One Multi
                                                                                                         Pak Shrink Unit,  Model No.
                                                                                                              674863. Serial No.
                                                                                                          1860797179; Headspace by
                                                                                                          injection Unit; One Tray
                                                                                                          Packet. Model No. 670331,
                                                                                                         Serial No. 18380/5818; One
                                                                                                           PTS-3, Model No. 299999,
                                                                                                              Serial No. 12827/9.
------------------------------------------------------------------------------------------------------------------------------------
                        CONT          8/9/96                                                                      Continuation
                                      186795
------------------------------------------------------------------------------------------------------------------------------------
                        Amend         8/9/96                                                                  Amend Secured Party:
                                     1869796                                                                     Tetra Pak Inc.
                                                                                                               333 W. Wacker Drive,
                                                                                                                   15th Floor
                                                                                                                Chicago, IL 60606
------------------------------------------------------------------------------------------------------------------------------------
  Secretary of State,    UCC        12/16/96        Milton G. Waldbaum       W. R. Grace & Co.-Conn.               1-2050A VFFS
       Nebraska                      714613              Company              Cryovac Division                    Packaging System.
                                                   105 North Main Street         P.O. Box 464
                                                    Wakefield, NE 68784        Duncan, SC 29334
------------------------------------------------------------------------------------------------------------------------------------

                                NORTHERN STAR CO.

------------------------------------------------------------------------------------------------------------------------------------
                      FILING   FILE DATE AND
   JURISDICTION        TYPE       NUMBER           DEBTOR                SECURED PARTY                 COLLATERAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
Secretary of State,    UCC       1854821        Northern Star Co.     Clarklift of Minnesota,   One (1) Used Clark Forklift Model
   Minnesota                      6/6/96      3171 S.E. 5th Street     Inc. P.O. Box 20028      TM15S, S/N TM247-0082-8830, equipped
                                              Minneapolis, MN 55414    Minneapolis, MN 55420     with driver's overhead guard, load
                                                                                                      back rest, power steering,
                                                                                                  42" forks, (2) headlights, strobe,
                                                                                                    sideshifter, 36-volt electrical
                                                                                                 system and a triple stave upright
                                                                                                   with 188" of lift. One (1) used
                                                                                                     industrial battery model deka
                                                                                                  18-125-11, s/n 9837054. One (1)
                                                                                                     used industrial charger model
                                                                                                  exide SSC-18-550, s/n HR63828-01
------------------------------------------------------------------------------------------------------------------------------------
                      Assign      8/9/96                                                            Assignee of Secured Party shall
                                 1869764                                                               read: Associates Commercial
                                                                                                             Corporation
                                                                                                        8001 Ridgepoint Drive
                                                                                                        Irving, EX 75063-3117
------------------------------------------------------------------------------------------------------------------------------------
                       UCC       2/18/97        Northern Star Co.     W. R. Grace & Co.-Conn.              1-2002A System
                                 1917418      3171 S.E. 5th Street       Cryovac Division
                                             Minneapolis, MN 55414        P.O. Box 464
                                                                        Duncan, SC 29334
------------------------------------------------------------------------------------------------------------------------------------

                      PAPETTI'S HYGRADE EGG PRODUCTS, INC.

------------------------------------------------------------------------------------------------------------------------------------
                      FILING   FILE DATE AND
  JURISDICTION         TYPE       NUMBER             DEBTOR                SECURED PARTY                COLLATERAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
Taylor County, Iowa    JUD       10/30/98       Papetti's Hygrade     State of Iowa, ex rel.,    Consent Order, Judgment and Decree
                                LA-CV008169     Egg Products, Inc.,   Iowa Department of
                                                 f/k/a  Papetti's       Natural Resources
                                                 Acquisition Inc.,
                                                f/k/a Papetti's of
                                                Iowa Food Products,
                                                  Inc.; and M.G.
                                                 Waldbaum Company,
                                               d/b/a Papetti's of Iowa
------------------------------------------------------------------------------------------------------------------------------------
U.S. Bankruptcy        BAN        8/17/99            Defendant               Plaintiff               Closed Adversary Proceeding
 Court, Missouri                  99-4257     Papetti's Highgrade Egg      Vaughn Brothers
    Western                                        Products, Inc.
                                                    PO Box 124
                                                100 Papetti Parkway
                                                  Lenox, IA 50851
------------------------------------------------------------------------------------------------------------------------------------
Secretary of State,    UCC        30801290     Papetti's Hygrade        BioMeneux Vitek, Inc.      BioMeriuex Vitek Immunodiagnostic
  Pennsylvania                    10/7/99          Egg Products            595 Anglum Drive            Assay System (mini-vidas)
                                                     Spain Rd          Hazelwood, MO 63042-2395    consisting of: mini-vidas unite
                                                 Klingerstown, PA                                 with integrated computer, printer,
                                                       17941                                       keyboard and display screen test
                                                                                                  kits and ancillary reagents used
                                                                                                    in conjunction with MioMerieux
                                                                                                         Vitek instrumentation.
------------------------------------------------------------------------------------------------------------------------------------

                             WISCO FARM COOPERATIVE

------------------------------------------------------------------------------------------------------------------------------------
                      FILING   FILE DATE AND
  JURISDICTION         TYPE       NUMBER             DEBTOR                SECURED PARTY                COLLATERAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
Secretary of State,    UCC       1612113      Wisco Farms Cooperative   Caterpillar Financial     This financial statement relates
   Wisconsin                     10/5/96         dba Crystal Farms       Services Corporation      to previous financial statement
                                                 450 North C P Ave.     901 Warrenville Rd. #304  #1200469 dated 4/24/91 filed as to
                                                Lake Mills, WI 53551     Lisle, IL 60532-1359       same collateral which as lapsed.

                                                                                                 (1) new Caterpillar model M50D Lift
                                                                                                  Truck equipped with (1) SBS Model
                                                                                                   18-85F-25 Battery and (1) Hobart
                                                                                                  Model 1050C3-18R/250 Charger. And
                                                                                                     substitutions, replacements,
                                                                                                  additions and accessions thereto,
                                                                                                   now owned or hereafter acquired,
                                                                                                   and proceeds thereof. This is a
                                                                                                  precautionary filing and is not to
                                                                                                    be deemed as admission by any
                                                                                                  party that the lease agreement is
                                                                                                       other than a true lease.
------------------------------------------------------------------------------------------------------------------------------------
                       UCC       1612114      Wisco Farms Cooperative   Caterpillar Financial      This financial statement relates
                                 10/5/96         450 North C P Ave.      Services Corporation       to previous financial statement
                                               Lake Mills, WI 53551    901 Warrenville Rd. #304   #1200470 dated 4/24/91 filed as to
                                                                        Lisle, IL 60532-1359        same collateral which as lapsed.

                                                                                                 (1) new Caterpillar model M50D Lift
                                                                                                  Truck equipped with (1) SBS Model
                                                                                                   18-85F-25 Battery and (1) Hobart
                                                                                                  Model 1050C3-18R/250 Charger. And
                                                                                                     substitutions, replacements,
                                                                                                  additions and accessions thereto,
                                                                                                   now owned or hereafter acquired,
                                                                                                   and proceeds thereof. This is a
                                                                                                  precautionary filing and is not to
                                                                                                    be deemed as admission by any
                                                                                                  party that the lease agreement is
                                                                                                       other than a true lease.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                      FILING   FILE DATE AND
  JURISDICTION         TYPE       NUMBER             DEBTOR                SECURED PARTY                COLLATERAL DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
                       UCC       1621475           Wisco Farm           Madison Leasing Company      1 Canon NP 6521 w/ RDF and cal.
                                10/17/96           Cooperative           A Division of Gordon
                                                  P.O. Box 753             Flesch Co., Inc.       The above described equipment is
                                                450 N. CP Avenue             P.O. Box 1129        being leased by secured party as
                                              Lake Mills, WI 53551         Madison, WI 53701     lessor to debtor as lessee pursuant
                                                                                                     to terms of a certain lease
                                                                                                 agreement dated September 25, 1996
                                                                                                   This filing is not intended to
                                                                                                    be evidence other than it is a
                                                                                                             true lease.
------------------------------------------------------------------------------------------------------------------------------------
                       UCC       1808882     Wisco Farm Cooperative            GFC Leasing         2 Canon L8500 w/ 80 pg. Memory
                                 12/7/98         P.O. Box 753             A Division of Gordon          2- 2 MB Memory Chips
                                              Lake Mills, WI 53551           Flesch Co., Inc.             2- FX4 Cartridges
                                                                              P.O. Box 1129
                                                                            Madison, WI 53701     The above described equipment is
                                                                                                   being leased by secured party as
                                                                                                 lessor to debtor as lessee pursuant
                                                                                                     to terms of a certain lease
                                                                                                  agreement dated September 25, 1996
                                                                                                    This filing is not intended to
                                                                                                    be evidence other than it is a
                                                                                                            true lease.
------------------------------------------------------------------------------------------------------------------------------------

M-FOODS DAIRY, LLC/M-FOODS DAIRY TXCT, LLC

1. Pursuant to the Limited Liability Company Agreement of M-Foods Dairy, LLC, dated as of April __, 2001, there shall be no transfers of Units of the Company.

2. Pursuant to the Limited Liability Company Agreement of M-Foods Dairy TXCT, LLC, dated as of April __, 2001, there shall be no transfers of Units of the Company.

                                  SCHEDULE 8.6

                                   INVESTMENTS

1. Michael Foods, Inc. retains 25% of the corporate stock of Belovo, S.A., a company organized and existing under the laws of Belgium.

2. Michael Foods, Inc. retains 50% of the outstanding shares of T.L.C.S.A. (THE LIPID COMPANY, Societe Anonyme), a company organized and existing under the laws of the Grand-Duchy of Luxembourg.

3. MFI Food Canada, Inc., a wholly owned Canadian subsidiary of Michael Foods, Inc., has interests which result in 33.33% of the outstanding shares of Trilogy Egg Products, Inc., a Canadian corporation pursuant to an Enterprise Agreement, dated as of July 23, 1999, by and among MFI Food Canada, Inc., Canadian Inovatech, Inc., and Egg Producers Coop, Ltd.

4. Papetti's Hygrade Egg Products and Papetti Electroheating Corp., wholly owned subsidiaries of the M.G. Waldbaum Company, collectively have interests which result in 50% of the partnership interests in R&P Liquid Egg Technology, L.P., a New Jersey limited partnership pursuant to the Agreement of Limited Partnership, by and among Papetti Electroheating Corporation, Papetti's Hygrade Egg Products and Raztek Corporation, dated as of December __, 1993.

5. $250,000 Promissory Note dated June 25, 1997 from Kitchen Investment Group, Inc. to Michael Foods, Inc. due June 25, 2001.

6. $400,000 Promissory Note dated January 25, 1999 from Kitchen Investment Group, Inc. to M.G. Waldbaum Company due January 25, 2003.

7. Michael Foods, Inc. is also the direct or indirect 100% owner of the subsidiaries listed on SCHEDULE 6.13B, with the exception of M-Foods Dairy, LLC, of which it holds 100% of the voting equity interests.

8. Michael Foods, Inc. acts as guarantor of Rolling Stock Leases between First Union Commercial Corporation and Casa Trucking, Inc., an indirect wholly owned subsidiary, pursuant to Commitment Letter dated May 8, 1998.

9. Pursuant to the Dairy Restructurings, Midwest Mix, Inc., a Minnesota corporation and indirect subsidiary of Michael Foods, Inc., and Kohler Mix Specialties of Connecticut, Inc., a Connecticut corporation and indirect wholly owned subsidiary of Michael Foods, Inc., are the holders of 100% of the voting equity in M-Foods Dairy TXCT, LLC.

10. Pursuant to the Dairy Restructurings, Kohler Mix Specialties, Inc., a Minnesota corporation and wholly owned subsidiary of Michael Foods, Inc., is the holder of 100% of the voting equity in M-Foods Dairy, LLC.

                                  SCHEDULE 8.9

                             AFFILIATE TRANSACTIONS

1. M-Foods Holdings, Inc. 2001 Stock Option Plan contains certain provisions that connect the exercise of options under the 2001 Stock Option Plan with the exercise of options under an option plan of an Affiliate, M-Foods Dairy Holdings, LLC.

2. Employment Agreement, dated as of the Closing Date, between Gregg A. Ostrander and Michael Foods, Inc.

3. Employment Agreement, dated as of the Closing Date, between John D. Reedy and Michael Foods, Inc.

4. Employment Agreement, dated as of the Closing Date, between Bill L. Goucher and Michael Foods, Inc.

5. Employment Agreement, dated as of the Closing Date, between James D. Clarkson and Michael Foods, Inc.

6. Severance and Deferred Compensation Agreement, dated as of the Closing Date, between Bradley Cook and Michael Foods, Inc.

7. Severance and Deferred Compensation Agreement, dated as of the Closing Date, between Max Hoffmann and Michael Foods, Inc.

8. Severance and Deferred Compensation Agreement, dated as of the Closing Date, between James Mohr and Michael Foods, Inc.

9. Severance and Deferred Compensation Agreement, dated as of the Closing Date, between Harold D. Sprinkle and Michael Foods, Inc.

10. Securityholders Agreement, dated as of the Closing Date, between M-Foods Investors, LLC and certain officers and directors of Michael Foods, Inc.

11.  Securityholders Agreement, dated as of the Closing Date, between M-Foods
     Dairy

     Holdings, LLC and certain officers and directors of Michael Foods, Inc.

12. Limited Liability Company Agreement, dated as of the Closing Date, between M-Foods Investors, LLC, and the parties thereto, including certain officers directors and shareholders in Consolidated Parties.

13. Limited Liability Company Agreement, dated as of the Closing Date, between M-Foods Dairy Holdings, LLC, and the parties thereto, including certain officers directors and shareholders in Consolidated Parties.

14. Management Agreement, dated as of the Closing Date, between Michael Foods, Inc. and certain shareholders of Consolidated Parties.

15. Management Stock Purchase and Unit Subscription Agreement, between M-Foods Holdings, Inc., M-Foods Investors, LLC, and Gregg A. Ostrander.

16. Management Stock Purchase and Unit Subscription Agreement, between M-Foods Holdings, Inc., M-Foods Investors, LLC, and John D. Reedy.

17. Management Stock Purchase and Unit Subscription Agreement, between M-Foods Holdings, Inc., M-Foods Investors, LLC, and Bill L. Goucher.

18. Management Stock Purchase and Unit Subscription Agreement, between M-Foods Holdings, Inc., M-Foods Investors, LLC, and James D. Clarkson.

19. Management Stock Purchase and Unit Subscription Agreement, between M-Foods Holdings, Inc., M-Foods Investors, LLC, and James Mohr.

20. Management Stock Purchase and Unit Subscription Agreement, between M-Foods Holdings, Inc., M-Foods Investors, LLC, and Harold D. Sprinkle.

21. Management Stock Purchase and Unit Subscription Agreement, between M-Foods Holdings, Inc., M-Foods Investors, LLC, and Max Hoffmann.

22. Management Stock Purchase and Unit Subscription Agreement, between M-Foods Holdings, Inc., M-Foods Investors, LLC, and Bradley L. Cook.

23. Management Unit Subscription Agreement, between M-Foods Dairy Holdings, LLC and each of the counterparties listed in Items 15-22 above.

24. Limited Liability Company Agreement of M-Foods Dairy, LLC contemplates distribution funds to M-Foods Holdings, LLC in connection with the allocation of costs of corporate overhead expenses within the ordinary course of business.

25. Limited Liability Company Agreement of M-Foods Dairy TXCT, LLC contemplates distribution funds to M-Foods Holdings, LLC in connection with the allocation of costs of corporate overhead expenses within the ordinary course of business.

26. Letter of Direction by and between M-Foods Investors, Inc., M-Foods Dairy Holdings, LLC, M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC directs all distributions of capital (other than certain tax distributions) distributed to M-Foods Dairy Holdings, LLC by either M-Foods Dairy, LLC or M-Foods Dairy TXCT, LLC to M-Foods Holdings, Inc.

27. Agreements entered from time to time by M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC and M-Foods Dairy Holdings, LLC relating to the reallocation of capital contributions based upon adjustments made as a result of initial allocation of capital relating to the Dairy Restructuring or as a result of disproportionate tax distributions.